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                                MASTER AGREEMENT

                                  by and among

                              WXI/McN Realty L.L.C.

                             THE McNEIL PARTNERSHIPS
                              (as defined herein),

                             McNEIL PARTNERS, L.P.,

                             McNEIL INVESTORS, INC.,

                       McNEIL REAL ESTATE MANAGEMENT, INC.

                                       and

                                ROBERT A. McNEIL


                           Dated as of June 24, 1999.





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                                       TABLE OF CONTENTS

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                                           ARTICLE I

                                        THE ACQUISITION

Section 1.1   The Acquisition; Consideration.................................................4
Section 1.2   Closing........................................................................7
Section 1.3   Allocation of the Aggregate Consideration......................................8
Section 1.4   Additional Consideration.......................................................9
Section 1.5   Indebtedness..................................................................10
Section 1.6   Reservation of Right to Revise Transaction....................................11

                                          ARTICLE II

                              TRANSACTIONS RELATED TO THE MERGERS

Section 2.1   Certain Company Acquisition Vehicles..........................................12
Section 2.2   Contributions to MPLP.........................................................13
Section 2.3   Contributions by MPLP.........................................................14
Section 2.4   Pre-Closing Distribution......................................................17

                                          ARTICLE III

                                          THE MERGERS

Section 3.1   The Mergers...................................................................23
Section 3.2   Effective Time................................................................23
Section 3.3   Effects of the Mergers; LLC Agreement.........................................24
Section 3.4   Conversion of Partnership Interests...........................................24
Section 3.5   Payment of Merger Consideration...............................................25

                                          ARTICLE IV

                           REPRESENTATIONS AND WARRANTIES OF SELLERS

Section 4.1   Organization, Standing and Power..............................................30
Section 4.2   Capital Structure; Title and Ownership
              of McREMI Assets..............................................................32
Section 4.3   Authority; Noncontravention; Consents.........................................35
Section 4.4   Compliance with Laws..........................................................38
Section 4.5   SEC Documents; Financial Statements;
              Undisclosed Liabilities.......................................................39
Section 4.6   Absence of Certain Changes....................................................42
Section 4.7   Litigation....................................................................44
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
Section 4.8   Properties....................................................................45
Section 4.9   Environmental Matters.........................................................53
Section 4.10  Taxes.........................................................................54
Section 4.11  No Payments to Employees, Officers
              or Directors..................................................................56
Section 4.12  Related Party Transactions....................................................56
Section 4.13  Employee Benefits.............................................................56
Section 4.14  Employee Matters..............................................................58
Section 4.15  Contracts; Debt Instruments...................................................59
Section 4.16  Brokers.......................................................................62
Section 4.17  Management Agreements.........................................................62
Section 4.18  INTENTIONALLY OMITTED.........................................................62
Section 4.19  State Takeover Statutes.......................................................62
Section 4.20  Investment Company Act of 1940................................................62
Section 4.21  Insurance.....................................................................63
Section 4.22  Year 2000.....................................................................63
Section 4.23  Books and Records.............................................................63
Section 4.24  Personal Property.............................................................63

                                           ARTICLE V

                         REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1   Organization, Standing and Power of
              the Company, the Company LLCs and
              the Transitory Partnerships...................................................64
Section 5.2   Capital Structure.............................................................66
Section 5.3   Authority; Noncontravention; Consents.........................................67
Section 5.4   Compliance with Laws..........................................................70
Section 5.5   Litigation....................................................................71
Section 5.6   Brokers.......................................................................71
Section 5.7   Investment Company Act of 1940................................................72
Section 5.8   Financing.....................................................................72
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                                       ii

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                                          ARTICLE VI

                              CONDUCT OF BUSINESS PENDING MERGER

Section 6.1   Conduct of Business of Sellers Prior to the
              Effective Time................................................................73
Section 6.2   Conduct of Business of the Company, the
              Transitory Partnerships and the Company
              LLCs Prior to the Effective Time..............................................78
Section 6.3   Reimbursable Proposals........................................................82

                                          ARTICLE VII

                                     ADDITIONAL COVENANTS

Section 7.1   Preparation of the Proxy Statement;
              Recommendation of Mergers.....................................................84
Section 7.2   Acquisition Proposals.........................................................87
Section 7.3   Access to Information; Confidentiality........................................89
Section 7.4   Reasonable Best Efforts; Notification.........................................90
Section 7.5   Public Announcements..........................................................92
Section 7.6   Benefit Plans and Other Employee Arrangements.................................93
Section 7.7   Ancillary Agreements..........................................................98
Section 7.8   Support Agreements; Financing.................................................98
Section 7.9   Fees and Expenses.............................................................99
Section 7.10  Allocations..................................................................100
Section 7.11  Related Party Transactions...................................................101
Section 7.12  Stanger Reports..............................................................101
Section 7.13  Estoppels....................................................................102
Section 7.14  Harbour Club.................................................................103
Section 7.15  Material Encumbrances........................................................105
Section 7.16  Additional Seller Tax Covenant...............................................106
Section 7.17  Title Deliveries.............................................................106

                                         ARTICLE VIII

                                          CONDITIONS

Section 8.1   Conditions to Each Party's Obligation to
              Effect the Mergers...........................................................107
Section 8.2   Conditions to Obligations of the Company.....................................109
Section 8.3   Conditions to Obligations of Sellers.........................................113
Section 8.4   Certain Exclusions from Conditions to Closing................................115
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
Section 8.5   Removal Notices..............................................................116

                                          ARTICLE IX

                                          TERMINATION

Section 9.1   Termination of this Agreement Prior to the
              Effective Time...............................................................118
Section 9.2   Effect of Termination Pursuant to
              Section 9.1..................................................................119
Section 9.3   Termination of Certain Rights and
              Obligations Prior to the Effective Time......................................120
Section 9.4   Effect of Termination Pursuant to Section 9.3................................123
Section 9.5   Payment of Break-Up Fee......................................................124
Section 9.6   Reimbursement of Expenses....................................................126

                                           ARTICLE X

                              CERTAIN DEFINITIONS; OTHER MATTERS

Section 10.1  Definitions..................................................................128
Section 10.2  Seller Disclosure Letter.....................................................141
Section 10.3  Interpretation...............................................................141

                                          ARTICLE XI

                                      GENERAL PROVISIONS

Section 11.1  Nonsurvival of Representations, Warranties
              and Covenants................................................................142
Section 11.2  Non-Recourse.................................................................142
Section 11.3  Amendment....................................................................144
Section 11.4  Extension; Waiver............................................................144
Section 11.5  Notices......................................................................145
Section 11.6  Counterparts.................................................................146
Section 11.7  Entire Agreement; No Third Party
              Beneficiaries................................................................146
SECTION 11.8  GOVERNING LAW................................................................146
Section 11.9  Assignment...................................................................147
Section 11.10 Consent to Jurisdiction......................................................147
Section 11.11 Severability.................................................................147
Section 11.12 Arbitration..................................................................148
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                                       iv

                            SELLER DISCLOSURE LETTER

         The Seller Disclosure Letter is subject, inter alia, to Section 10.2 of the Master Agreement.

Schedule 1.5                     Existing Loans
Schedule 4.1(c)                  Organization, Standing and Power
Schedule 4.2(a)                  Capital Structure
Schedule 4.2(b)                  Capital Structure
Schedule 4.2(c)                  Capital Structure
Schedule 4.2(e)                  Capital Structure
Schedule 4.2(f)                  Capital Structure
Schedule 4.3(b)                  Authority; Noncontravention; Consents
Schedule 4.4                     Compliance with Laws
Schedule 4.5(a)                  SEC Documents; Financial Statements;
                                 Undisclosed Liabilities
Schedule 4.5(d)                  SEC Documents; Financial Statements;
                                 Undisclosed Liabilities
Schedule 4.6                     Absence of Certain Changes or Events
Schedule 4.7                     Litigation
Schedule 4.8(a)                  Properties
Schedule 4.8(b)                  Properties
Schedule 4.8(c)                  Properties
Schedule 4.8(e)                  Properties
Schedule 4.8(f)                  Properties
Schedule 4.8(g)                  Properties
Schedule 4.8(h)                  Properties
Schedule 4.8(i)                  Properties
Schedule 4.8(m)                  Properties
Schedule 4.8(n)                  Properties
Schedule 4.8(o)                  Properties
Schedule 4.8(q)                  Properties
Schedule 4.9                     Environmental Matters
Schedule 4.10                    Taxes
Schedule 4.11                    No Payments to Employees, Officers or
                                 Directors
Schedule 4.12                    Related Party Transactions
Schedule 4.13                    Employee Benefits
Schedule 4.14(a)                 Employee Policies
Schedule 4.14(b)                 Employee Policies
Schedule 4.15(a)                 Contracts; Debt Instruments
Schedule 4.15(b)                 Contracts; Debt Instruments
Schedule 4.15(d)                 Contracts; Debt Instruments
Schedule 4.15(e)                 Contracts; Debt Instruments
Schedule 4.15(f)                 Contracts; Debt Instruments
Schedule 4.15(g)                 Contracts; Debt Instruments



                                        v

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Schedule 4.15(h)                 Contracts; Debt Instruments
Schedule 4.15(i)                 Contracts; Debt Instruments
Schedule 4.17                    Management Agreements
Schedule 4.21(a)                 Insurance
Schedule 4.21(b)                 Insurance
Schedule 6.1                     Conduct of Business Pending Merger
Schedule 6.3                     Reimbursable Proposals
Schedule 8.2(d)(i)               Consents
Schedule 8.2(f)(i)               Estoppels
Schedule 8.2(h)                  Minimum NOI Amount
Schedule 10.1(a)                 Definition of Knowledge of Sellers
Schedule 10.1(b)                 Net Operating Income
Schedule 10.1(c)                 Partnership Percentages


                                 LIST OF ANNEXES

Annex A.            Tranche A Terminated Loans
Annex B.            Tranche B Terminated Loans
Annex C.            Certain Non-Terminated Loans
Annex D.            Form of Preliminary Excess Cash Balance Schedule
Annex E.            McNeil Partnerships
Annex F.            Subsidiary Corporations
Annex G.            Subsidiary Partnerships
Annex H.            McREMI Assets


                                LIST OF EXHIBITS

Exhibit A.          Form of Consent and Estoppel Certificate
                    (Lender)
Exhibit B.          Form of Consent (Seller MAE)
Exhibit C.          Form of SASM&F Opinion
Exhibit D.          Form of Estoppel (Commercial Tenant)
Exhibit E.          Form of Estoppel (Ground Lessor)
Exhibit F.          Form of Indemnification and Pledge Agreement
Exhibit G.          Form of First Amended and Restated Limited
                    Liability Company Agreement of the Company
Exhibit H.          Instrument of Assignment





                                       vi

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                                 INDEX OF DEFINED TERMS

                                                                                Section
                                                                                -------

1940 Act...........................................................................4.20
Acquisition Proposal...............................................................10.1
Additional McNeil Contribution......................................................2.3
Affected Employee...................................................................7.6
affiliate..........................................................................10.1
Aggregate Consideration............................................................10.1
Agreement.......................................................................Heading
Allocated McNeil Value.............................................................10.1
Allocation Analysis................................................................10.1
Allocations........................................................................10.1
Ancillary Agreements...............................................................10.1
Appraisals.........................................................................10.1
Archon..............................................................................7.7
Assignment Agreement...............................................................10.1
Assumption Fees.....................................................................1.5
Audit Date..........................................................................4.6
Board of Managers...................................................................7.9
business day.......................................................................10.1
Buyer Plans.........................................................................7.6
California Partnerships............................................................10.1
Capital Expenditure Reimbursement...................................................6.3
Capital Expenditure Reimbursement Amount............................................6.3
Capitalized McNeil Expenses.........................................................7.9
Certificates........................................................................3.5
Closing.............................................................................1.2
Closing Date........................................................................1.2
COBRA...............................................................................7.6
Code...............................................................................4.10
Commercial Leases...................................................................4.8
Commercial Tenants..................................................................4.8
Commitment Letter...................................................................5.8
Company.........................................................................Heading
Company Interests...................................................................1.1
Company LLCs........................................................................2.1
Company Person.....................................................................10.1
Company Reimbursable Expenses......................................................10.1
Completed Amount....................................................................6.3
Confidentiality Agreement...........................................................7.3
Construction Contracts.............................................................4.15
Contributing Partners..............................................................10.1
Corporate Employees................................................................10.1
Corporate Listed Employees..........................................................7.6
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                                                                                Section
                                                                                -------

CPA Firm............................................................................2.4
CRLPA..............................................................................10.1
Designated Partnership Matters......................................................8.5
Designated Partnership Properties...................................................8.5
Discretionary Closing Conditions...................................................10.1
DLLCA..............................................................................10.1
DRULPA.............................................................................10.1
Eastdil............................................................................10.1
Eastdil Engagement Letter..........................................................10.1
Eastdil Opinions...................................................................10.1
Effective Time......................................................................3.2
Employment List.....................................................................7.6
Encumbrance Notice.................................................................7.15
Encumbrances........................................................................4.8
Environmental Complaints............................................................4.9
Environmental Law...................................................................4.9
ERISA..............................................................................4.13
Estoppel............................................................................8.2
Excess Cash Balance.................................................................2.4
Excess Cash Balance Schedule........................................................2.4
Exchange Act........................................................................4.5
Excluded McNeil Partnership.........................................................9.3
Excluded McREMI Assets.............................................................10.1
Excluded MPLP Assets...............................................................10.1
Existing Loans......................................................................1.5
Existing Support Agreements........................................................10.1
Expiration Time....................................................................7.15
Fairfax.........................................................................Heading
First McNeil Threshold.............................................................10.1
FRULPA.............................................................................10.1
GAAP................................................................................2.4
Governing Laws ....................................................................10.1
Governmental Entity.................................................................4.3
GP Allocation Amount................................................................1.3
GP Interest........................................................................10.1
Ground Leases.......................................................................4.8
Guarantee...........................................................................5.8
Harbour Club I ....................................................................7.14
Hazardous Material..................................................................4.9
Hearth Hollow...................................................................Heading
Higher Acquisition Proposal........................................................10.1
HSR Act.............................................................................4.3
Included McNeil Partnership.........................................................8.5
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                                                                                Section
                                                                                -------

Included Partnership Matter.........................................................8.5
Indebtedness.......................................................................4.15
Indemnification Agreement..........................................................10.1
Insurance Policies.................................................................4.21
Knowledge of Sellers...............................................................10.1
Knowledge of the Company...........................................................10.1
Known Defects......................................................................10.1
KRULPA.............................................................................10.1
laws................................................................................4.3
Leases..............................................................................4.8
Liens..............................................................................10.1
Listed Employee.....................................................................7.6
LLC Agreement......................................................................10.1
LP Allocation Amount................................................................1.3
LP Interest........................................................................10.1
Management Agreements..............................................................4.17
Management LLC......................................................................2.1
Managing Member.....................................................................5.2
Material Contract..................................................................4.15
Material Encumbrance...............................................................7.15
Matter Removal Notice...............................................................8.5
Matter Removal Notice Date..........................................................8.5
Matter Removal Notice Time..........................................................8.5
McNeil Cash Contribution............................................................2.3
McNeil Limited Partner Meeting......................................................7.1
McNeil Partnership Properties.......................................................4.8
McNeil Partnership Statements.......................................................4.5
McNeil Partnerships.............................................................Heading
McNeil Person......................................................................10.1
McREMI..........................................................................Heading
McREMI Assets......................................................................10.1
McREMI ERISA Affiliate.............................................................4.13
McREMI 401(k) Savings Plan..........................................................7.6
McREMI Plans.......................................................................4.13
McREMI Reduction Amount............................................................10.1
McREMI Transaction Expenses........................................................10.1
Merger Certificate..................................................................3.2
Merger Consideration................................................................3.5
Merger Expense Reimbursement........................................................3.5
Merger Fund.........................................................................3.5
Mergers.............................................................................3.1
Merging Partnership................................................................10.1
Merging Private Partnerships.......................................................10.1
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
                                                                                Section
                                                                                -------

Midwest Properties..............................................................Heading
MII.............................................................................Heading
MPLP............................................................................Heading
MPLP Allocation Amount..............................................................1.3
MPLP Contributions..................................................................2.3
MPLP GP Subsidiaries...............................................................10.1
MPLP Interests......................................................................2.2
MPLP Subsidiary Corporation........................................................10.1
MREF IX.........................................................................Heading
MREF X..........................................................................Heading
MREF XI.........................................................................Heading
MREF XII........................................................................Heading
MREF XIV........................................................................Heading
MREF XV.........................................................................Heading
MREF XX.........................................................................Heading
MREF XXI........................................................................Heading
MREF XXII.......................................................................Heading
MREF XXIII......................................................................Heading
MREF XXIV.......................................................................Heading
MREF XXV........................................................................Heading
MREF XXVI.......................................................................Heading
MREF XXVII......................................................................Heading
MULPL..............................................................................10.1
Negative Excess Cash Balance........................................................2.4
Net McREMI Allocated Value.........................................................10.1
Net Operating Income...............................................................10.1
Net Per Partnership Allocated Value.................................................1.3
New GP LLC..........................................................................2.1
New Preliminary Excess Cash Balance.................................................2.4
New Preliminary Excess Cash Balance Schedule........................................2.4
New Preliminary Pre-Closing Balance Sheet...........................................2.4
Non-Terminated Loans................................................................1.5
NOI Amount.........................................................................10.1
NOI Determination Date..............................................................8.2
Objection Period....................................................................2.4
Objection Statement.................................................................2.4
Option Price.......................................................................7.14
Order...............................................................................8.1
Original LLC Agreement.............................................................10.1
Other Consents.....................................................................7.13
Other Estoppels....................................................................7.13
Other Interests.....................................................................4.2
Other Harbour Club Properties......................................................7.14
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                                                                                Section
                                                                                -------

Other Items.........................................................................4.8
Paid Assumption Fees................................................................1.5
Partial McREMI Allocated Value......................................................1.3
Participating McNeil Partnership...................................................10.1
Participating Merging Partnership..................................................10.1
Participating Partnership Consideration Amount.....................................10.1
Partnership Break-Up Fee...........................................................10.1
Partnership Percentage.............................................................10.1
Payment Agent.......................................................................3.5
Per Partnership Allocated Value.....................................................1.3
Per Partnership Transaction Expenses...............................................10.1
Per Unit Allocation Amount..........................................................1.3
Per Unit Consideration Amount......................................................10.1
Permitted Restrictions and Encumbrances.............................................4.8
person.............................................................................10.1
Portfolio Advisory Agreement.......................................................10.1
Positive Excess Cash Balance........................................................2.4
Post-Allocation Upstream Amounts...................................................10.1
Post-Allocation Upstream Payables..................................................10.1
Pre-Allocation Upstream Payable....................................................10.1
Pre-Closing Balance Sheet...........................................................2.4
Pre-Closing Removable Partnership...................................................8.5
Preferred Equity Financing.........................................................10.1
Preliminary Excess Cash Balance....................................................10.1
Preliminary Excess Cash Balance Schedule............................................2.4
Preliminary Pre-Closing Balance Sheet...............................................2.4
Prepayment Fees.....................................................................1.5
Private McNeil Partnership.........................................................10.1
Property Employees.................................................................10.1
Property Listed Employees...........................................................7.6
Property Restrictions...............................................................4.8
Proxy Statement.....................................................................7.1
Proxy Mailing Date..................................................................7.6
Public McNeil Partnership Statements................................................4.5
Public McNeil Partnerships..........................................................4.5
Regency North...................................................................Heading
Reimbursable Proposal...............................................................6.3
Reimbursable Proposal Amount........................................................6.3
Related Party Transaction..........................................................10.1
Removable Partnership...............................................................8.5
Pre-Closing Removal Notice..........................................................8.5
Pre-Closing Removal Notice Date.....................................................8.5
Pre-Closing Removal Notice Time.....................................................9.3
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
                                                                                Section
                                                                                -------

Rent Roll...........................................................................4.8
Replacement Support Agreements......................................................7.8
Residential Leases..................................................................4.8
Resolution Period...................................................................2.4
SNDA Agreements....................................................................7.13
Schedule 13E-3 .....................................................................7.1
SEC.................................................................................4.3
Second McREMI Allocated Value.......................................................1.3
Securities Act......................................................................4.5
Seller Disclosure Letter.....................................................Article IV
Seller Material Adverse Effect.....................................................10.1
Seller Reimbursable Expenses.......................................................10.1
Seller SEC Documents................................................................4.5
Seller Statements...................................................................4.5
Seller Subsidiaries................................................................10.1
Sellers.........................................................................Heading
Severance Obligations..............................................................4.11
Shortfall Agreement................................................................10.1
Stanger........................................................................Recitals
Stanger Determination Date.........................................................10.1
Stanger Engagement Letter..........................................................10.1
Stanger Opinions...................................................................10.1
Sub LLC.............................................................................2.1
subsidiary.........................................................................10.1
Subsidiary Corporations............................................................10.1
Subsidiary Financial Statements.....................................................4.5
Subsidiary Partnerships............................................................10.1
Summerhill......................................................................Heading
Summerhill GP...................................................................Heading
Summerhill Note....................................................................7.11
Superior Acquisition Proposal......................................................10.1
Support Agreements.................................................................10.1
Survey Materials...................................................................7.15
Surviving Partnership...............................................................3.1
Takeover Statute...................................................................4.19
Taxes..............................................................................4.10
Terminated Employees................................................................7.6
Terminated Loans....................................................................1.5
Termination Date....................................................................9.1
Threshold Amount....................................................................7.6
Title Commitments...................................................................4.8
Title Insurance Policies............................................................4.8
Title Policies......................................................................8.2
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
                                                                                Section
                                                                                -------

Total Allocated Partnership Value...................................................1.3
Total McREMI Allocated Value........................................................1.3
Tranche A Terminated Loans..........................................................1.5
Tranche B Terminated Loans..........................................................1.5
Transaction Documents..............................................................10.1
Transaction Expenses...............................................................10.1
Transitory Partnership..............................................................2.1
TRLPA..............................................................................10.1
Underbudgeted Amount................................................................6.3
Upstream Payables..................................................................10.1
Waiver Letter......................................................................10.1
Whitehall..........................................................................5.2
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                                      xiii

                                MASTER AGREEMENT

               MASTER AGREEMENT (this "Agreement"), dated as of June 24, 1999, by and among WXI/McN Realty L.L.C., a Delaware limited liability company (the "Company"), McNeil Real Estate Fund IX, Ltd., a California limited partnership ("MREF IX"), McNeil Real Estate Fund X, Ltd., a California limited partnership ("MREF X"), McNeil Real Estate Fund XI, Ltd., a California limited partnership ("MREF XI"), McNeil Real Estate Fund XII, Ltd., a California limited partnership ("MREF XII"), McNeil Real Estate Fund XIV, Ltd., a California limited partnership ("MREF XIV"), McNeil Real Estate Fund XV, Ltd., a California limited partnership ("MREF XV"), McNeil Real Estate Fund XX, L.P., a California limited partnership ("MREF XX"), McNeil Real Estate Fund XXI, L.P., a California limited partnership ("MREF XXI"), McNeil Real Estate Fund XXII, L.P., a California limited partnership ("MREF XXII"), McNeil Real Estate Fund XXIII, L.P., a California limited partnership ("MREF XXIII"), McNeil Real Estate Fund XXIV, L.P., a California limited partnership ("MREF XXIV"), McNeil Real Estate Fund XXV, L.P., a California limited partnership ("MREF XXV"), McNeil Real Estate Fund XXVI, L.P., a California limited partnership ("MREF XXVI"), McNeil Real Estate Fund XXVII, L.P., a Delaware limited partnership ("MREF XXVII"), Fairfax Associates II, Ltd., a Florida limited partnership ("Fairfax"), Hearth Hollow Associates, L.P., a Kansas limited partnership ("Hearth Hollow"), McNeil Midwest Properties I, L.P., a Missouri limited partnership ("Midwest Properties"), Regency North Associates, L.P., a Missouri limited partnership ("Regency North"), McNeil Summerhill I, L.P., a Texas limited partnership ("Summerhill" and, together with MREF IX, MREF X, MREF XI, MREF XII, MREF XIV, MREF XV, MREF XX, MREF XXI, MREF XXII, MREF XXIII, MREF XXIV, MREF XXV, MREF XXVI, MREF XXVII, Fairfax, Hearth Hollow, Midwest Properties and Regency North, the "McNeil Partnerships"), McNeil Partners, L.P., a Delaware limited partnership ("MPLP"), McNeil Investors, Inc., a Delaware corporation ("MII"), McNeil Real Estate Management, Inc., a Delaware corporation ("McREMI"), McNeil Summerhill, Inc., a Texas corporation ("Summerhill GP" and, together with MII, MPLP, McREMI and the McNeil Partnerships, "Sellers") and Robert A.

McNeil. Certain capitalized and uncapitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 10.1 hereof.


                              W I T N E S S E T H:

               WHEREAS, the governing body of each of the parties to this Agreement which are legal entities has determined that it is in the best interests of such party's partners, limited partners, stockholders or members, as the case may be, to enter into this Agreement and the Ancillary Agreements to which it is a party;

               WHEREAS, subject to the terms and conditions of this Agreement, in respect of each Participating Merging Partnership, (i) the Company or, at the direction of the Company, a subsidiary of the Company will acquire all of the LP Interests in such Participating Merging Partnership in consideration for (A) cash equal to the Participating Partnership Consideration Amount for such Participating Merging Partnership, (B) the Company's repayment of the Tranche A Terminated Loans and the Tranche B Terminated Loans of such Participating Merging Partnership and the Company's payment of certain related fees in accordance with Section 1.5 hereof and (C) the Company's indirect assumption of the Non-Terminated Loans to which the properties of such Participating Merging Partnership are subject, and (ii) a subsidiary of the Company, at the direction of the Company, will acquire all of the GP Interests in such Participating Merging Partnership and certain assets of MPLP relating to such Participating Merging Partnership (including, without limitation, all of the GP Interests and shares of capital stock owned by MPLP in any Seller Subsidiaries of such Participating Merging Partnership) in consideration for the Company's issuance of Company Interests to MPLP (or another designee of the Contributing Partners), and MPLP (or another designee of the Contributing Partners) will receive credit for a capital contribution to the Company in an amount equal to the GP Allocation Amount for such Participating Merging Partnership in accordance with
Section 1.1 hereof;

               WHEREAS, subject to the terms and conditions of this Agreement, if Fairfax or Summerhill or both are a

Participating McNeil Partnership, (i) the Company or, at the direction of the Company, a subsidiary of the Company will acquire all of the LP Interests in such Participating McNeil Partnership in consideration for the Company's issuance of Company Interests to MPLP (or another designee of the Contributing Partners), and MPLP (or another designee of the Contributing Partners) will receive credit for a capital contribution to the Company in an amount equal to the LP Allocation Amount for such Participating McNeil Partnership in accordance with Section 1.1 hereof and (ii) a subsidiary of the Company, at the direction of the Company, will acquire all of the GP Interests in such Participating McNeil Partnership and certain assets of MPLP relating to such Participating McNeil Partnership (including, without limitation, all of the GP Interests and shares of capital stock owned by MPLP in any Seller Subsidiaries of such Participating McNeil Partnership) in consideration for the Company's issuance of Company Interests to MPLP (or another designee of the Contributing Partners), and MPLP (or another designee of the Contributing Partners) will receive credit for a capital contribution to the Company in an amount equal to the GP Allocation Amount for such Participating McNeil Partnership in accordance with
Section 1.1 hereof;

               WHEREAS, subject to the terms and conditions of this Agreement, a subsidiary of the Company, at the direction of the Company, will acquire the McREMI Assets in consideration for the Company's issuance of Company Interests to MPLP (or another designee of the Contributing Partners), and MPLP (or another designee of the Contributing Partners) will receive credit for a capital contribution to the Company in an amount equal to the Net McREMI Allocated Value in accordance with Section 1.1 hereof;

               WHEREAS, subject to the terms and conditions of this Agreement, immediately prior to the Effective Time, in consideration for certain cash contributions (if any) to the Company and certain expenses incurred by Sellers, the Company will issue Company Interests to MPLP (or another designee of the Contributing Partners) in accordance with Section 1.4 hereof, and MPLP (or another designee of the Contributing Partners) will receive credit for a capital contribution to the Company in an amount equal to the sum of the McNeil Cash Contribution (if any), the Capitalized McNeil Expenses and the Additional McNeil Contribution (if any);

               WHEREAS, subject to the terms and conditions of this Agreement, on the Closing Date and immediately prior to the Effective Time, a distribution will be declared to the limited partners in each Participating McNeil Partnership in an amount in cash equal to the Positive Excess Cash Balance (if any) for such Participating McNeil Partnership;

               WHEREAS, subject to the terms and conditions of this Agreement, after the date of this Agreement and prior to the Effective Time, Robert A. Stanger & Co., Inc.
("Stanger") will allocate the Aggregate Consideration in accordance with Section 1.3 hereof; and

               WHEREAS, the consideration being paid by the Company for the LP Interests, the Allocations and certain related matters will be the subject of "fairness" opinions by Stanger confirming that the Aggregate Consideration, the Allocations and such matters are fair from a financial point of view to the limited partners of each of the McNeil Partnerships.

               NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants, agreements and undertakings set forth below, the parties to this Agreement, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                 THE ACQUISITION

               Section 1.1 The Acquisition; Consideration. Upon the terms and subject to the conditions set forth in this Agreement, the parties hereto agree that:

               (a) With respect to each Participating Merging Partnership, subsidiaries of the Company, at the direction of the Company, shall acquire all of the GP Interests in such Participating Merging Partnership, and the Company or, at the direction of the Company, one or more of its subsidiaries shall acquire all of the LP Interests in such Participating Merging Partnership and certain assets of MPLP relating to such Participating Merging Partnership (including without limitation all of the GP Interests and shares of capital stock owned by MPLP in any Seller Subsidiaries of such Participating Merging Partnership). In consideration for all of the GP Interests and all of the LP Interests in such Participating Merging Partnership and such MPLP assets, the Company shall:

                      (i) at the Effective Time, in accordance with Section 3.5 hereof, deliver to the Payment Agent cash in an amount equal to the Participating Partnership Consideration Amount for such
        Participating Merging Partnership;

                      (ii) immediately prior to the Effective Time, in accordance with Section 2.3 hereof and Section 6.1 of the LLC Agreement, issue to MPLP (or another designee of the Contributing Partners) membership interests in the Company (the "Company Interests"), and MPLP (or another designee of the Contributing Partners) shall receive credit for a capital contribution to the Company in an amount equal to the GP Allocation Amount for such Participating Merging Partnership. Such Company Interests shall upon issuance be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens (except as provided in the Indemnification Agreement, the LLC Agreement or the DLLCA), and shall be issued to MPLP (or another designee of the Contributing Partners); and

                      (iii) at the Effective Time, in accordance with Sections 1.5(b) and 1.5(c) hereof, pay all Tranche A Terminated Loans secured by McNeil Partnership Properties of such Participating Merging Partnership and all Prepayment Fees relating thereto and pay all Tranche B Terminated Loans secured by McNeil Partnership Properties of such Participating Merging Partnership.

               (b) If Fairfax or Summerhill or both are a Participating McNeil Partnership, with respect to each such Participating McNeil Partnership, subsidiaries of the Company, at the direction of the Company, shall acquire all of the GP Interests in such Participating McNeil Partnership, and the Company or, at the direction of the Company, one or more of its subsidiaries shall acquire all of the LP Interests in such Participating McNeil Partnership and certain assets of MPLP relating to such Participating McNeil Partnership (including without limitation all of the GP Interests and shares of capital stock owned by MPLP in any Seller Subsidiaries of such Participating McNeil Partnership). In consideration for all of the GP Interests and all of the LP Interests in such Participating McNeil Partnership and such MPLP assets, the Company shall:

                      (i) immediately prior to the Effective Time, in accordance with Section 2.3 hereof and Section 6.1 of the LLC Agreement, issue to MPLP (or another designee of the Contributing Partners) Company Interests, and MPLP (or another designee of the Contributing Partners) shall receive credit for a capital contribution to the Company in an amount equal to the Participating Partnership Consideration Amount for such Participating McNeil Partnership. Such Company Interests shall upon issuance be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens (except as provided in the Indemnification Agreement, the LLC Agreement or the DLLCA), and shall be issued to MPLP (or another designee of the Contributing Partners);

                      (ii) immediately prior to the Effective Time, in accordance with Section 2.3 hereof and Section 6.1 of the LLC Agreement, issue to MPLP (or another designee of the Contributing Partners) Company Interests, and MPLP (or another designee of the Contributing Partners) shall receive credit for a capital contribution to the Company in an amount equal to the GP Allocation Amount for such Participating McNeil Partnership. Such Company Interests shall upon issuance be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens (except as provided in the Indemnification Agreement, the LLC Agreement or the

        DLLCA), and shall be issued to MPLP (or another designee of the Contributing Partners); and

                      (iii) at the Effective Time, in accordance with Sections 1.5(b) and 1.5(c) hereof, pay all Tranche A Terminated Loans secured by McNeil Partnership Properties of such Participating McNeil Partnership and all Prepayment Fees relating thereto and pay all Tranche B Terminated Loans secured by McNeil Partnership Properties of such Participating McNeil Partnership.

               (c) A subsidiary of the Company, at the direction of the Company, shall acquire all of the McREMI Assets. In consideration for the McREMI Assets, the Company shall issue to MPLP (or another designee of the Contributing Partners) Company Interests, and MPLP (or another designee of the Contributing Partners) shall receive credit for a capital contribution to the Company in an amount equal to the Net McREMI Allocated Value. Such Company Interests shall upon issuance be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens (except as provided in the Indemnification Agreement, the LLC Agreement or the DLLCA), and shall be issued to MPLP (or another designee of the Contributing Partners).

               Section 1.2 Closing. The closing of the Mergers and the other transactions contemplated by this Agreement to take place at the Effective Time (the "Closing") shall take place at a time and on a date (the "Closing Date") to be specified by the parties hereto, which shall be no later than the fifth business day after the later of (i) the date upon which the last unsatisfied or unwaived condition to Closing set forth in Sections 8.1, 8.2 and 8.3 hereof is satisfied or waived and (ii) the Pre-Closing Removal Notice Date, at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004, unless another time, date or place is agreed to in writing by Sellers and the Company.

               Section 1.3 Allocation of the Aggregate Consideration.

               (a) As promptly as practicable following the date hereof and prior to the Effective Time, Sellers shall cause Stanger to allocate the Aggregate Consideration between (i) certain assets of McREMI, taken as a whole (the "Partial McREMI Allocated Value"), and (ii) all of the McNeil Partnerships, taken as a whole, including certain other assets of MPLP (assuming the contributions in Section 2.2 hereof have been consummated)(the matters in this clause (ii), collectively, the "Total Allocated Partnership Value").

               (b) Upon the completion of the allocation described in Section 1.3(a) hereof, the Total Allocated Partnership Value shall be allocated among the McNeil Partnerships (the portion of the Total Allocated Partnership Value attributable to a McNeil Partnership pursuant to this Section 1.3(b), the "Per Partnership Allocated Value" for such McNeil Partnership), by multiplying, with respect to each McNeil Partnership (i) the Total Allocated Partnership Value by
(ii) the Partnership Percentage of such McNeil Partnership.

               (c) As promptly as practicable following the completion of the allocations described in Sections 1.3(a) and 1.3(b) hereof and assuming that the contributions described in Section 2.2 hereof have been consummated, Sellers shall cause Stanger to allocate the Net Per Partnership Allocated Value of each McNeil Partnership among (i) the GP Interests, taken as a whole, in such McNeil Partnership and certain other assets of MPLP (for each McNeil Partnership, the "MPLP Allocation Amount" for such McNeil Partnership) and (ii) each class of LP Interests, taken as a whole, in such McNeil Partnership (for each class of LP Interests in each McNeil Partnership, the "LP Allocation Amount" for such class of LP Interests in such McNeil Partnership). For purposes of this Agreement, "Net Per Partnership Allocated Value" of a McNeil Partnership means an amount equal to the difference determined by subtracting (i) the aggregate outstanding principal amount, determined as of the Stanger Determination Date, of all Existing Loans of such McNeil

Partnership from (ii) the Per Partnership Allocated Value of such McNeil Partnership.

               (d) As promptly as practicable following the completion of the allocations described in Sections 1.3(a), 1.3(b) and 1.3(c) hereof, (i) Sellers shall cause Stanger to render a per unit allocation of the LP Allocation Amount for each LP Interest for each class of LP Interests in each McNeil Partnership (the "Per Unit Allocation Amount" for such LP Interest) and (ii) Sellers shall cause Stanger to allocate the MPLP Allocation Amount for each McNeil Partnership among (1) certain McREMI Assets (the "Second McREMI Allocated Value") and (2) the GP Interests, taken as a whole, in such McNeil Partnership (the "GP Allocation Amount" for such McNeil Partnership). For purposes of this Agreement, the "Total McREMI Allocated Value" shall equal the sum of the Partial McREMI Allocated Value and the aggregate of the Second McREMI Allocated Values.

               (e) Each party to this Agreement agrees to be unconditionally and irrevocably bound by the Allocations, except for manifest error in the allocation described in Section 1.3(d) hereof.

               Section 1.4 Additional Consideration. Immediately prior to the Effective Time, in accordance with Sections 2.3 and 7.9(b) hereof and Section
6.1 of the LLC Agreement, the Company shall issue to MPLP (or another designee of the Contributing Partners) Company Interests, and MPLP (or another designee of the Contributing Partners) shall receive credit for a capital contribution to the Company in an amount equal to the sum of (A) the McNeil Cash Contribution (if any), (B) the Capitalized McNeil Expenses and (C) the Additional McNeil Contribution (if any). Such Company Interests shall upon issuance be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens (except as provided in the Indemnification Agreement, the LLC Agreement or the DLLCA), and shall be issued to MPLP (or another designee of the Contributing Partners). Nothing in this Section 1.4 shall offset, or affect in any manner, the Company Interests being issued to MPLP (or another designee of the Contributing Partners) pursuant to Section 1.1 hereof.

               Section 1.5 Indebtedness.

               (a) Schedule 1.5 of the Seller Disclosure Letter sets forth all of the indebtedness of each of the McNeil Partnerships, which indebtedness is secured by the McNeil Partnership Properties (the "Existing Loans"), the outstanding principal balance thereof, all accrued and unpaid interest thereon, the interest rate thereof and the remaining term thereof, in each case, as of the date specified on such Schedule 1.5.

               (b) Notwithstanding anything to the contrary in this Agreement, the Company shall repay at the Effective Time (including all accrued but unpaid interest thereon through to the Effective Time) all of the Existing Loans set forth on Annex A hereto which are secured by McNeil Partnership Properties of the Participating McNeil Partnerships (the "Tranche A Terminated Loans"). Notwithstanding anything to the contrary in this Agreement, the Company shall pay at the Effective Time all Prepayment Fees relating to the Tranche A Terminated Loans. For purposes of this Agreement, the term "Prepayment Fees" means any fees, costs and premiums charged by the lender of an Existing Loan in connection with its prepayment.

               (c) Notwithstanding anything to the contrary in this Agreement, the Company shall repay at the Effective Time (including all accrued but unpaid interest thereon through to the Effective Time) all of the Existing Loans set forth on Annex B hereto which are secured by McNeil Partnership Properties of the Participating McNeil Partnerships (the "Tranche B Terminated Loans" and, together with the Tranche A Terminated Loans, the "Terminated Loans"). Notwithstanding anything to the contrary in this Agreement, each Participating McNeil Partnership shall pay at the Effective Time all Prepayment Fees relating to the Tranche B Terminated Loans secured by McNeil Partnership Properties of such Participating McNeil Partnership.

               (d) Other than the Terminated Loans, all Existing Loans outstanding immediately prior to the Effective Time shall continue to remain outstanding at and after the Effective Time until their expiration or prepayment (all Existing Loans other than the Terminated Loans, the "Non-Terminated Loans").

               (e) Notwithstanding anything to the contrary in this Agreement, each Participating McNeil Partnership shall pay at the Effective Time all Assumption Fees relating to those Non-Terminated Loans set forth on Annex C hereto which are secured by McNeil Partnership Properties of such Participating McNeil Partnership in an amount with respect to each such Non-Terminated Loan (the aggregate amount of all Assumption Fees payable in respect of all such Non-Terminated Loans, the "Paid Assumption Fees") equal to the lesser of (1) the Assumption Fees for such Non-Terminated Loan and (2) the Prepayment Fees for such Non-Terminated Loan; provided, however, that the Company shall pay a portion of such Assumption Fees equal to the lesser of (1) one-half of the Paid Assumption Fees and (2) two hundred fifty thousand dollars ($250,000). For purposes of this Agreement, the term "Assumption Fees" means any fees, costs and premiums charged by the lender of a Non-Terminated Loan as a result of the change of control of the GP Interests of any Participating McNeil Partnership, the change in the ownership of a majority of the LP Interests in any Participating McNeil Partnership, the change (or change in control) of the management company for the properties of any Participating McNeil Partnership, the Merger in respect of such Participating McNeil Partnership or the other transactions expressly contemplated by this Agreement with respect to such Participating McNeil Partnership.

               Section 1.6 Reservation of Right to Revise Transaction. If Sellers and the Company agree in writing, the method of effecting the business combination between any one or more Sellers and the Company may be changed, and each party hereto shall cooperate in such efforts, including to provide for different forms of merger; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be received by holders of LP Interests and holders of GP Interests in the Participating McNeil Partnerships, (ii) adversely affect the proposed tax treatment to holders of LP Interests and holders of GP Interests in the Participating McNeil Partnerships or (iii) materially delay the consummation of any of the Mergers or the other transactions contemplated by this Agreement.


                                   ARTICLE II

                       TRANSACTIONS RELATED TO THE MERGERS

               Section 2.1   Certain Company Acquisition
Vehicles.

               (a) Prior to the consummation of any of the transactions contemplated by Section 2.3(a) hereof, the Company shall (or, in only the case of clause (i) below, may) form or cause to be formed the following entities:

                      (i) a single Delaware limited liability company (the "Sub LLC") which prior to the Effective Time shall have as its sole member the Company and at and after the Effective Time shall have as its members the Company and after the Effective Time may have as its members one or more third persons;

                      (ii) separate Delaware limited liability companies (each, a "New GP LLC") each of which shall have as its sole member the Company or the Sub LLC; and, a New GP LLC shall be the sole general partner, together with the Company or the Sub LLC as the sole limited partner, of the Transitory Partnership for each Participating Merging Partnership;

                      (iii) for each Participating Merging Partnership, a separate limited partnership (each, a "Transitory Partnership") formed in the state of formation of such Participating Merging Partnership, as set forth on Schedule 4.1(c) of the Seller Disclosure Letter, for which its corresponding New GP LLC shall be its sole general partner and for which the Company or the Sub LLC shall be its sole limited partner; and

                      (iv) an additional single Delaware limited liability company (the "Management LLC" and, together with the Sub LLC (if the Sub LLC is formed) and the

        New GP LLCs, the "Company LLCs") which shall have as its sole member the Company or the Sub LLC.

               (b) On or prior to the Effective Time, no person shall have any interest in the Company, any Company LLC or any Transitory Partnership except as expressly provided in this Agreement or, in the case of the Sub LLC, except as expressly provided in the limited liability company operating agreement of the Sub LLC.

               Section 2.2 Contributions to MPLP. Following the Allocations of the Aggregate Consideration pursuant to Section 1.3 hereof and following the holding of all of the McNeil Limited Partner Meetings, but prior to the Effective Time:

               (a) if Fairfax is a Participating McNeil Partnership, then Robert
A. McNeil shall contribute, transfer and assign to MPLP, free and clear of all Liens, (i) all of the GP Interests in Fairfax owned by him and (ii) all of the LP Interests in Fairfax owned by him (which shall not include any rights to receive any Positive Excess Cash Balance). In consideration of the contribution of such GP Interests and such LP Interests, MPLP shall issue LP Interests in MPLP ("MPLP Interests") in such names and denominations as Robert A. McNeil may request. Such MPLP Interests shall upon issuance be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens;

               (b) if Regency North is a Participating McNeil Partnership, then Robert A. McNeil shall contribute, transfer and assign to MPLP, free and clear of all Liens, all of the GP Interests in Regency North owned by him. In consideration of the contribution of such GP Interests, MPLP shall issue MPLP Interests in such names and denominations as Robert A. McNeil may request. Such MPLP Interests shall upon issuance be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens;

               (c) if Summerhill is a Participating McNeil Partnership, then (i) Summerhill GP shall contribute, transfer and assign to MPLP, free and clear of all Liens, all of the GP Interests in Summerhill owned by Summerhill

GP, and (ii) Robert A. McNeil and Carole J. McNeil shall contribute, transfer and assign to MPLP, free and clear of all Liens, all of the LP Interests in Summerhill (which shall not include any rights to receive any Positive Excess Cash Balance). In consideration of the contribution of such GP Interests and such LP Interests, MPLP shall issue MPLP Interests in such names and denominations as Robert A. McNeil and Carole J. McNeil may request. Such MPLP Interests shall upon issuance be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens; and

               (d) McREMI shall contribute, transfer and assign to MPLP, free and clear of all Liens, the McREMI Assets. In consideration of the contribution of the McREMI Assets, MPLP shall issue MPLP Interests in such names and denominations as McREMI may request. Such MPLP Interests shall upon issuance be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens.

               (e) All contributions, transfers and assignments described in this Section 2.2 shall be effected pursuant to an instrument of assignment in the form of the Assignment Agreement.

               Section 2.3 Contributions by MPLP.

               (a) Following the contributions described in Section 2.2 hereof:

                      (i) immediately prior to the Effective Time, at the direction of the Company, MPLP shall contribute, transfer and assign to the applicable New GP LLC, free and clear of all Liens, with the delivery of any applicable certificate or power of transfer (A) all of the GP Interests owned by MPLP in the Participating McNeil Partnership corresponding to such New GP LLC, (B) all of the GP Interests and shares of capital stock owned by MPLP in any Seller Subsidiaries of the Participating McNeil Partnership corresponding to such New GP LLC, (C) all rights of MPLP related to the GP Interests in the Participating McNeil Partnership corresponding to such New GP LLC (other than the Excluded MPLP Assets and the McREMI

        Assets) and (D) all of MPLP's rights, title and interest in and to the other assets of MPLP (other than the Excluded MPLP Assets and the McREMI Assets) (clauses (A) through (D), collectively, the "MPLP Contributions"). In consideration of the contribution, transfer and assignment of the MPLP Contributions, the Company shall issue Company Interests to MPLP (or another designee of the Contributing Partners) in accordance with Section 1.1 hereof;

                      (ii) immediately prior to the Effective Time, at the direction of the Company, MPLP shall contribute, transfer and assign to the Company or the Sub LLC, free and clear of all Liens, (A) all of the LP Interests owned by MPLP in Fairfax if Fairfax is a Participating McNeil Partnership and (B) all of the LP Interests owned by MPLP in Summerhill if Summerhill is a Participating McNeil Partnership. In consideration of the contribution, transfer and assignment of such LP Interests, the Company shall issue Company Interests to MPLP (or another designee of the Contributing Partners) in accordance with Section 1.1 hereof;

                      (iii) immediately prior to the Effective Time, at the direction of the Company, MPLP shall contribute, transfer and assign to Management LLC, free and clear of all Liens, the McREMI Assets. In consideration of the contribution, transfer and assignment of the McREMI Assets to Management LLC, the Company shall issue Company Interests to MPLP (or another designee of the Contributing Partners) in accordance with Section 1.1 hereof;

                      (iv) at the Effective Time, in the event that the Allocated McNeil Value is less than the First McNeil Threshold, MPLP (or another designee of the Contributing Partners) shall contribute to the Company cash in an amount equal to the difference (such difference, the "McNeil Cash Contribution") determined by subtracting the Allocated McNeil Value from the First McNeil Threshold. In consideration of the contribution of the McNeil Cash Contribution, the Company shall issue Company Interests to MPLP (or another designee of the Contributing Partners) in accordance with
        Section 1.4 hereof; and

                      (v) at the Effective Time, in the event that the sum of the Allocated McNeil Value and the McNeil Cash Contribution is less than one hundred million dollars ($100,000,000), MPLP (or another designee of the Contributing Partners) shall have the right, in its sole discretion, but not the obligation, to contribute to the Company, upon at least thirty (30) days notice to the Company prior to the estimated Closing Date, additional cash (the "Additional McNeil Contribution") in an aggregate amount not to exceed the difference determined by subtracting
        (i) an amount equal to the sum of the Allocated McNeil Value and the McNeil Cash Contribution (if any) from (ii) one hundred million dollars ($100,000,000). In consideration of the contribution of the Additional McNeil Contribution, the Company shall issue Company Interests to MPLP (or another designee of the Contributing Partners) in accordance with
        Section 1.4 hereof.

               (b) Immediately following the MPLP Contributions, each applicable New GP LLC shall be the sole general partner of its corresponding Participating McNeil Partnership, and, immediately following the contributions, transfers and assignments described in Section 2.3(a)(ii) hereof, the Company or the Sub LLC shall be the sole limited partner of each of Fairfax and Summerhill. Immediately following the contributions, transfers and assignments described in Section 2.3(a) hereof, none of McREMI, MII, MPLP, Summerhill GP, Robert A. McNeil or Carole J. McNeil shall have any interest as a partner, stockholder or other equity holder in any Participating McNeil Partnership or any Seller Subsidiary of a Participating McNeil Partnership, other than as holders of LP Interests in the Participating Merging Partnerships and other than as a result of the beneficial ownership of Company Interests by MPLP (or another designee of the Contributing Partners).

               (c) All contributions, transfers and assignments described in Sections 2.3(a)(i), 2.3(a)(ii) and 2.3(a)(iii) hereof shall be effected pursuant to an instrument of assignment in the form of the Assignment Agreement.

               Section 2.4 Pre-Closing Distribution.

               (a) No less than ten (10) business days prior to the estimated Closing Date, MPLP shall cause to be prepared and delivered to the Company an unaudited balance sheet for each McNeil Partnership as of the last day (which shall be a date within forty-five (45) days of the estimated Closing Date) of the most recently completed fiscal month for which an unaudited balance sheet for such McNeil Partnership is available (each, a "Preliminary Pre-Closing Balance Sheet"). The Preliminary Pre-Closing Balance Sheet for each McNeil Partnership shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently with past practice. The Preliminary Pre-Closing Balance Sheet for each McNeil Partnership shall be accompanied by a schedule setting forth the Preliminary Excess Cash Balance for such McNeil Partnership in the form attached as Annex D hereto (the "Preliminary Excess Cash Balance Schedule"), which shall be prepared in accordance with the methodology and principles set forth on Annex D hereto.

               (b)(i) Within four (4) business days (the "Objection Period") after the delivery by MPLP to the Company of the Preliminary Pre-Closing Balance Sheet and Preliminary Excess Cash Balance Schedule for a McNeil Partnership and all relevant books and records and any work papers (including those of Arthur Andersen LLP, Sellers' accountants) relating to the preparation of such Preliminary Pre-Closing Balance Sheet and such Preliminary Excess Cash Balance Schedule (including unaudited statements of operations and cash flows (prepared in accordance with GAAP applied consistently with past practice), bills, receipts and other written correspondence evidencing any amounts of Transaction Expenses), the Company and its accountants shall complete their review of such Preliminary Pre-Closing Balance Sheet and such Preliminary Excess Cash Balance Schedule. Sellers shall make readily available to the Company, on a timely basis during the Objection Period, all relevant books and records and any work papers

        (including those of Arthur Andersen LLP, Sellers' accountants) relating to the preparation of the Preliminary Pre-Closing Balance Sheets and the Preliminary Excess Cash Balance Schedules (including unaudited statements of operations and cash flows, bills, receipts and other written correspondence evidencing any amounts of Transaction Expenses) and all other items reasonably requested by the Company. In addition, Sellers and the Company shall make their relevant personnel reasonably available to each other to respond to inquiries relating to any of the materials described in the preceding sentence or any matters raised by the Company. On or before the last day of the Objection Period, the Company shall deliver to MPLP a reasonably detailed written statement of any objections or disagreements, including the reasons therefor, with respect to any Preliminary Pre-Closing Balance Sheet and Preliminary Excess Cash Balance Schedule (the "Objection Statement") (it being understood that neither the inclusion on any Preliminary Excess Cash Balance Schedule of any line item not listed on Annex D hereto nor the exclusion from any Preliminary Excess Cash Balance Schedule of any line item listed on Annex D hereto shall be the subject of any such objection or disagreement). If the Company does not provide MPLP with the Objection Statement with respect to the Preliminary Pre-Closing Balance Sheet or the Preliminary Excess Cash Balance Schedule with respect to a McNeil Partnership within the Objection Period, the parties hereto shall be deemed to have unconditionally accepted and agreed to, and shall be unconditionally bound by, the Preliminary Pre-Closing Balance Sheet, the Preliminary Excess Cash Balance Schedule and the Preliminary Excess Cash Balance set forth on such Preliminary Excess Cash Balance Schedule, in each case, with respect to such McNeil Partnership, other than with respect to the Specified Transaction Expenses which shall be updated to a subsequent date in accordance with Note 17 to the Excess Cash Balance Schedule.

                      (ii) In the event that the Company delivers to MPLP an Objection Statement with respect to a Preliminary Pre-Closing Balance Sheet or the

        Preliminary Excess Cash Balance Schedule with respect to a McNeil Partnership within the Objection Period, the Company and MPLP shall have two (2) business days (the "Resolution Period") following the receipt by MPLP of such Objection Statement to resolve any disagreements set forth in the Objection Statement. If the Company and MPLP are unable to resolve all of their disagreements set forth in the Objection Statement within the Resolution Period, the Company and MPLP shall, promptly following the Resolution Period, submit their remaining differences to a nationally recognized firm of independent public accountants which shall be chosen by mutual agreement of the Company and MPLP or, in the event the Company and MPLP are unable to agree, a firm chosen jointly by the accountants of each of them (the "CPA Firm"). The CPA Firm, acting as experts and not as arbitrators, shall determine, by applying the methodology and principles set forth on Annex D hereto, and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Preliminary Pre-Closing Balance Sheet or the amounts set forth on the Preliminary Excess Cash Balance Schedule should be revised. The Company and MPLP shall instruct the CPA Firm to deliver its written determination to the Company and MPLP no later than two (2) business days after such remaining differences are referred to the CPA Firm (unless the Company and MPLP agree in writing, upon request of the CPA Firm, to provide the CPA Firm with additional time to make its determination); provided, however, that such determination shall be made no later than the day immediately prior to the estimated Closing Date. The CPA Firm's determination relating to each Preliminary Pre-Closing Balance Sheet and each Preliminary Excess Cash Balance Schedule submitted to it shall be conclusive and binding upon the parties hereto. The fees and disbursements of the CPA Firm shall be shared equally by the Company, on the one hand, and Sellers, on the other hand. Sellers shall make readily available to the CPA Firm, on a timely basis during the period the CPA Firm is making its determination pursuant to this
        Section 2.4(b)(ii), all relevant books and records and any work papers (including those of Arthur Andersen LLP, Sellers' accountants) relating to the preparation of the Preliminary Pre-Closing Balance Sheets and Preliminary Excess Cash Balance Schedules (including unaudited statements of operations and cash flows, bills, receipts and other written correspondence evidencing any amounts of Transaction Expenses) and all other items reasonably requested by the CPA Firm. In addition, Sellers and the Company shall make their relevant personnel reasonably available to the CPA Firm and each other to respond to any inquiries relating to the disagreements submitted to the CPA Firm.

                      (iii) Each Preliminary Pre-Closing Balance Sheet, Preliminary Excess Cash Balance Schedule and Preliminary Excess Cash Balance set forth on such Preliminary Excess Cash Balance Schedule after having been deemed to be accepted by the parties hereto pursuant to the last sentence of Section 2.4(b)(i) hereof or the CPA Firm's determinations in respect thereof pursuant to Section 2.4(b)(ii) hereof are, respectively, referred to herein as the "Pre-Closing Balance Sheet," "Excess Cash Balance Schedule" and the "Excess Cash Balance."

               (c) For each Participating McNeil Partnership for which the Excess Cash Balance is greater than zero (a "Positive Excess Cash Balance"), MPLP shall cause such Participating McNeil Partnership, on the Closing Date and immediately prior to the consummation of any of the transactions contemplated by
Section 2.3(a) hereof, to irrevocably declare a cash distribution, in an amount equal to the Positive Excess Cash Balance for such Participating McNeil Partnership, to the persons who were limited partners (prior to the consummation of any of the transactions contemplated by Section 2.3(a) hereof) of such Participating McNeil Partnership as a special distribution in accordance with the limited partnership agreement of such Participating McNeil Partnership. For each Participating McNeil Partnership for which the Excess Cash Balance is less than zero, the "Negative Excess Cash Balance" in respect of such Participating McNeil Partnership shall be an amount equal to such negative Excess Cash Balance. The Company and the Participating McNeil Partnerships agree to take such actions as may be necessary to effect the distributions contemplated by this Section 2.4(c) concurrently with the payment of the Merger Consideration to former holders of LP Interests pursuant to Section 3.5 hereof.

               (d) On and following the date of the Preliminary Pre-Closing Balance Sheet for a McNeil Partnership, such McNeil Partnership shall not declare any distributions with respect to any GP Interest or LP Interest in such McNeil Partnership prior to the Effective Time, except for the distributions contemplated by Section 2.4(c) hereof in the event such McNeil Partnership is a Participating McNeil Partnership and except for Post-Allocation Upstream Payables accruing through to the Closing Date.

               (e) The parties hereto acknowledge and agree that immediately upon the declaration of the Positive Excess Cash Balance, the amount of such special distribution shall become final and binding upon the parties hereto and shall not be offset against any other amounts due, payable or owing by any person under this Agreement or the Ancillary Agreements (regardless of any subsequent recalculation of the Excess Cash Balance).

               (f) If the estimated Closing Date is delayed for more than ten
(10) business days and such estimated Closing Date falls more than forty-five days after the last date of the fiscal month for which the preceding Preliminary Pre-Closing Balance Sheet and Preliminary Pre-Closing Excess Cash Schedule for a McNeil Partnership were prepared, MPLP and the Company shall each have the right to cause to be reprepared and redelivered, in accordance with Section 2.4(a) hereof, a new Preliminary Pre-Closing Balance Sheet (the "New Preliminary Pre-Closing Balance Sheet") and a new Preliminary Excess Cash Balance Schedule (the "New Preliminary Excess Cash Balance Schedule"), setting forth a new Preliminary Excess Cash Balance (the "New Preliminary Excess Cash Balance"), for such McNeil Partnership. Each such New Preliminary Pre-Closing Balance Sheet, New Preliminary Excess Cash Balance Schedule and New Preliminary Excess Cash Balance shall be subject to the provisions of Sections 2.4(a) through 2.4(e) hereof and shall become final and binding on the parties hereto in accordance with Section 2.4(b) hereof; provided, however, that each party hereto acknowledges and agrees that none of the preparation, delivery, acceptance or resolution of disagreements with respect to any New Preliminary Pre-Closing Balance Sheet, New Preliminary Excess Cash Balance Schedule or New Preliminary Excess Cash Balance shall delay the Closing if the Closing would otherwise be required to occur pursuant to the terms of this Agreement had the preparation and delivery of such items not been requested. If the Closing would otherwise be required to occur, or has otherwise occurred prior to the time at which the New Preliminary Pre-Closing Balance Sheet, New Preliminary Excess Cash Balance Schedule and New Preliminary Excess Cash Balance for a McNeil Partnership becomes final and binding on the parties hereto in accordance with Section 2.4(b) hereof, the parties acknowledge and agree that they shall be bound by the immediately preceding Pre-Closing Balance Sheet, Excess Cash Balance Schedule and Excess Cash Balance for such McNeil Partnership which has become final and binding on the parties hereto in accordance with Section 2.4(b) hereof. Without limiting the foregoing, in the event that prior to the Closing a New Preliminary Pre-Closing Balance Sheet, a New Preliminary Excess Cash Balance Schedule and a New Preliminary Excess Cash Balance for a McNeil Partnership have been deemed to be accepted by all parties hereto pursuant to the last sentence of Section 2.4(b)(i) hereof or all disputes in connection therewith are resolved pursuant to Section 2.4(b)(ii) hereof, respectively, references herein to the "Pre-Closing Balance Sheet," the "Excess Cash Balance Schedule" and the "Excess Cash Balance" for such McNeil Partnership shall be deemed to refer to such New Preliminary Pre-Closing Balance Sheet, such New Excess Cash Balance Schedule and such New Excess Cash Balance, respectively.

               (g) Notwithstanding anything to the contrary set forth in this Agreement, in connection with the matters contemplated by this Section 2.4, the parties hereto acknowledge and agree that Sellers shall not be required to deliver any work papers of Arthur Andersen LLP if the recipients thereof do not execute a confidentiality agreement substantially comparable to the one entered into by representatives of the Company prior to the date hereof.

                                   ARTICLE III

                                   THE MERGERS

               Section 3.1 The Mergers. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the applicable Governing Laws, the Transitory Partnership corresponding to each Participating Merging Partnership shall merge with and into its respective Participating Merging Partnership at the Effective Time. Following the Effective Time, (i) each such Participating Merging Partnership shall be the surviving partnership (the "Surviving Partnership") in such merger and (ii) the applicable New GP LLC that was the general partner of such Participating Merging Partnership immediately following the MPLP Contributions and immediately prior to the Effective Time shall be the sole general partner of its corresponding Surviving Partnership and the Company or the Sub LLC shall be the sole limited partner of each Surviving Partnership. The mergers described in this Section 3.1 are collectively referred to in this Agreement as the "Mergers."

               Section 3.2   Effective Time.

               (a) Subject to the terms and conditions set forth in this Agreement, for each Participating Merging Partnership and its respective Transitory Partnership, a certificate of merger, articles of merger, certificate of cancellation, statement of merger or such other documents as may be required by the Governing Law applicable to such Participating Merging Partnership and its corresponding Transitory Partnership (each, a "Merger Certificate"), shall be duly executed and acknowledged by the applicable New GP LLC (or its designee), as the general partner of such Participating Merging Partnership and its corresponding Transitory Partnership, and thereafter delivered to the Secretary of State of the state of formation of such Participating Merging Partnership, as set forth on Schedule 4.1(c) of the Seller Disclosure Letter.

               (b) The Mergers shall become effective at such time on the Closing Date (or such later time as the parties may agree upon and set forth in each of the Merger

Certificates) (the "Effective Time" in respect of each such Merger) as specified in properly executed and certified copies of the Merger Certificate for each Participating Merging Partnership and its corresponding Transitory Partnership are duly filed with the Secretary of State of the state of formation of such Participating Merging Partnership, as set forth on Schedule 4.1(c) of the Seller Disclosure Letter, in accordance with the Governing Law applicable to each such Merger. To the extent permitted by the applicable Governing Law, each Merger Certificate shall be so filed at least one (1) business day prior to the Closing Date.

               Section 3.3 Effects of the Mergers; LLC Agreement.

               (a) Each of the Mergers shall have the effects set forth under the Governing Law applicable to such Merger.

               (b) At the Effective Time, the Original LLC Agreement shall be amended and restated in its entirety in the form of the LLC Agreement. The LLC Agreement shall be the organizational document of the Company from and after the Effective Time, until thereafter amended as provided therein or pursuant to applicable law.

               Section 3.4 Conversion of Partnership Interests. As of the Effective Time, by virtue of the Mergers and without any action on the part of any party hereto, any of the Transitory Partnerships, any Company LLC, any holder of any LP Interest or any holder of any GP Interest:

               (a) Each LP Interest of each class of LP Interests in each of the Participating Merging Partnerships outstanding immediately prior to the Effective Time shall be converted into and shall become the right to receive cash (without interest thereon) in an amount equal to the Per Unit Consideration Amount to which such LP Interest is entitled under the respective limited partnership agreement of such Participating Merging Partnership upon surrender of the Certificate(s) representing such LP Interest for cancellation (or, in the case of an LP Interest in a Participating Merging

Partnership which is a Merging Private Partnership, upon the delivery of the affidavit made in accordance with Section 3.5(d) hereof) to the Payment Agent. As of the Effective Time, each such LP Interest in each of the Participating Merging Partnerships shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of an LP Interest shall cease to have any rights with respect thereto, except the right to receive the Per Unit Consideration Amount and the Positive Excess Cash Balance (if any) in respect of such Participating Merging Partnership, in each case, without interest thereon, to which such LP Interest is entitled.

               (b) As of the Effective Time, each LP Interest in each Transitory Partnership issued and outstanding as of the Effective Time shall be converted into one fully issued and nonassessable LP Interest in the Surviving Partnership in each Merger between such Transitory Partnership and its corresponding Participating Merging Partnership.

               (c) Each GP Interest in each of the Participating Merging Partnerships outstanding immediately prior to the Effective Time shall be converted into and shall become one fully paid and nonassessable GP Interest in the Surviving Partnership in each Merger. As of the Effective Time, each GP Interest in each Transitory Partnership shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of such GP Interests shall cease to have any rights in respect thereto.

               Section 3.5 Payment of Merger Consideration.

               (a) At the Effective Time, as required by Section 3.5(b) hereof, the Company shall deposit with such agent or agents as may be appointed by the Company (the "Payment Agent") for the benefit of the holders of LP Interests in the Participating Merging Partnerships, cash in an aggregate amount equal to the sum of the Participating Partnership Consideration Amounts for each Participating McNeil Partnership (such sum, the "Merger Consideration," and the Merger Consideration deposited with the Payment Agent is referred to as the "Merger Fund").

               (b) Immediately following the Effective Time, the Payment Agent shall mail to each holder of record of certificate(s) which immediately prior to the Effective Time represented outstanding LP Interests in the Participating Merging Partnerships (the "Certificates") and which were converted into the right to receive the Merger Consideration pursuant to Section 3.4 hereof (or, in the case of any Participating Merging Partnership which is a Merging Private Partnership, each holder of record of an LP Interest in such Merging Private Partnership): (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the LP Interests shall pass to the Company only upon delivery of the Certificates (or, in the case of any Participating Merging Partnership which is a Merging Private Partnership, upon the delivery by such holder of record of appropriate documentation and the delivery by MPLP of the affidavit specified in Section 3.5(d) hereof) to the Payment Agent and shall be in such form and have such other provisions as the Company may reasonably specify); and (ii) instructions for effecting the surrender of the Certificates (or delivery of such appropriate documentation and affidavit) in exchange for the Per Unit Consideration Amount which such holder has the right to receive pursuant to Section 3.4 hereof (taking into account different classes (if any) of LP Interests in such Participating Merging Partnership). Upon surrender of a Certificate for cancellation (or delivery of such appropriate documentation and affidavit) to the Payment Agent together with such letter of transmittal duly executed, the holder of such LP Interests shall be entitled to receive in exchange therefor a check representing the Per Unit Consideration Amount which such holder has the right to receive pursuant to
Section 3.4 hereof, and any Certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of LP Interests in a Participating Merging Partnership which is not registered in the transfer records of such Participating Merging Partnership, payment of the Per Unit Consideration Amount which such holder has the right to receive pursuant to
Section 3.4 hereof may be made to a transferee if the Certificate representing such

LP Interests (or, in the case of any Participating Merging Partnership which is a Merging Private Partnership, if the affidavit specified in Section 3.5(d) hereof and a suitable bond or indemnity) is presented to the Payment Agent accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 3.5, each Certificate shall be deemed at and after the Effective Time to represent only the right to receive upon such Certificate's surrender the Per Unit Consideration Amount which the holder of such Certificate has the right to receive pursuant to Section 3.4 hereof. The Surviving Partnerships shall have the right to, and shall, take all steps necessary to ensure compliance, and shall comply, with all withholding obligations with respect to any foreign holders of LP Interests in connection with the payment of any Per Unit Consideration Amount. No interest will be paid or will accrue on any Per Unit Consideration Amount upon the surrender of any Certificate.

               (c) In the event that any Certificate shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Unit Consideration Amount which the holder of such Certificate has the right to receive pursuant to Section 3.4 hereof; provided, however, that the Payment Agent shall (unless the Company determines otherwise) require the delivery of a suitable bond or indemnity, the form of which bond or indemnity shall be acceptable to the Company.

               (d) In the case of LP Interests in the Participating Merging Partnerships which are Merging Private Partnerships, the Payment Agent shall issue in exchange therefor, upon the making of an affidavit as to the identity of each owner of LP Interests in such Merging Private Partnership by MPLP (in the case of Hearth Hollow and Midwest Properties) and Robert A. McNeil (in the case of Regency North), the Per Unit Consideration Amount which the holder of LP Interests therein has the right to receive pursuant to Section 3.4 hereof.

               (e) All Merger Consideration paid upon the surrender for exchange of LP Interests in the Participating Merging Partnerships in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to such LP Interests; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Surviving Partnership in each of the Mergers shall continue to have an obligation following the Effective Time (i) to pay distributions with a record date prior to the Effective Time which may have been declared by a Participating Merging Partnership on LP Interests in such Participating McNeil Partnership in accordance with the terms of this Agreement or declared prior to the date of this Agreement and, in either case, which remain unpaid at the Effective Time and (ii) to distribute to the former limited partners of each Participating Merging Partnership the Positive Excess Cash Balance (if any) in respect of such Participating Merging Partnership in accordance with Section 2.4(c) hereof. From and after the Effective Time, there shall be no further registration of transfers on the transfer books of the Surviving Partnerships of LP Interests in the Participating Merging Partnerships which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Partnerships for any reason, such Certificates shall be canceled and exchanged as provided in this Section 3.5. If, after the Effective Time, owners of LP Interests in any Merging Private Partnerships who are identified on the affidavits described in Section 3.5(d) hereof request payment in respect of such LP Interests from the Surviving Partnerships for any reason, the Per Unit Consideration Amount which such owner has the right to receive pursuant to Section 3.4 hereof and which has not theretofore been paid to such owner shall be delivered to such owner in exchange for such LP Interests.

               (f) None of the Payment Agent, the parties to this Agreement, the Transitory Partnerships, the Company LLCs or any of their respective affiliates shall be liable to any holder of an LP Interest in a Participating Merging Partnership for cash from the Merger Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (g) Any portion of the Merger Fund which remains undistributed to the holders of LP Interests in the Participating Merging Partnerships for a period of six months after the Effective Time shall be delivered to the Company, upon demand of the Company, and any such holder who has not theretofore complied with this
Section 3.5 shall thereafter look only to the Company for payment of the Per Unit Consideration Amount which such holder had the right to receive pursuant to
Section 3.4 hereof, and any unpaid distributions, subject to applicable escheat and other similar laws. The McNeil Partnerships shall pay all charges and expenses relating to the Mergers, and the Company shall reimburse the McNeil Partnerships, on the Closing Date and immediately prior to the distributions contemplated by Section 2.4(c) hereof, in an amount in cash equal to one-half of the amount of the charges and expenses relating to the Payment Agent (the "Merger Expense Reimbursement").


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

               Except as set forth in the disclosure letter delivered by Sellers to the Company prior to the execution of this Agreement (the "Seller Disclosure Letter") and referenced in the particular section of this Agreement to which exception is being taken, (i) MPLP, in its capacity as general partner of each of the McNeil Partnerships (other than Fairfax, Regency North and Summerhill), represents and warrants to the Company as of the date of this Agreement as to each of the McNeil Partnerships (other than Fairfax, Regency North and Summerhill) and such McNeil Partnership's respective Seller Subsidiaries (if any), (ii) MII, in its capacity as general partner of MPLP, represents and warrants to the Company as of the date of this Agreement as to MPLP and as to each of the McNeil Partnerships (other than Fairfax, Regency North and Summerhill) and such McNeil Partnership's respective Seller Subsidiaries (if any), (iii) each McNeil Partnership severally (and not jointly) represents and warrants to the Company as of the date of this Agreement as to itself and its respective Seller Subsidiaries (if any), (iv) Robert A. McNeil, in his capacity as the general partner of Fairfax and a general partner of Regency North, represents and warrants to the Company as of the date of this Agreement as to each of Fairfax and

Regency North and Regency North's Seller Subsidiaries, (v) Fairfax represents and warrants to the Company as of the date of this Agreement as to itself, (vi) Regency North represents and warrants to the Company as of the date of this Agreement as to itself and its Seller Subsidiaries, (vii) Summerhill GP, in its capacity as general partner of Summerhill, represents and warrants to the Company as of the date of this Agreement as to Summerhill, (viii) Summerhill represents and warrants to the Company as of the date of this Agreement as to itself and its Seller Subsidiaries, (ix) MPLP represents and warrants to the Company as of the date of this Agreement as to itself, (x) MII represents and warrants to the Company as of the date of this Agreement as to itself, (xi) Summerhill GP represents and warrants to the Company as of the date of this Agreement as to itself and (xii) McREMI represents and warrants to the Company as of the date of this Agreement as to itself, in each case, as follows:

               Section 4.1   Organization, Standing and Power.

               (a) Each of McREMI and MII is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and Summerhill GP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and each of McREMI, MII and Summerhill GP has the requisite corporate power and authority to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign corporation and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have a Seller Material Adverse Effect.

               (b) MPLP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, has the requisite partnership power and authority to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign limited partnership and is in good standing

(with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have a Seller Material Adverse Effect.

               (c) Each McNeil Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the state of formation set forth opposite the name of such partnership on Schedule 4.1(c) of the Seller Disclosure Letter, has the requisite partnership power and authority to carry on its business as now being conducted and is duly qualified or licensed to do business as a foreign limited partnership and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have a Seller Material Adverse Effect.

               (d) Complete and correct copies of the respective charters and bylaws of McREMI, MII and Summerhill GP and complete and correct copies of the respective certificate of limited partnership and limited partnership agreements of MPLP and the McNeil Partnerships, in each case as amended or supplemented to the date of this Agreement, have been made available to the Company.

               (e) Each Subsidiary Corporation is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Subsidiary Partnership is a partnership duly formed and validly existing under the laws of its jurisdiction of formation and has the requisite partnership power and authority to carry on its business as now being conducted. Each Seller Subsidiary is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Seller Material Adverse Effect. True and correct copies of the respective certificate of incorporation, by-laws, partnership agreement, limited partnership agreement, certificate of partnership and certificate of limited partnership, as applicable, and other organizational documents of each Seller Subsidiary, in each case as amended or supplemented to the date of this Agreement, have been made available to the Company.

               Section 4.2 Capital Structure; Title and Ownership of McREMI Assets.

               (a) Schedule 4.2(a) of the Seller Disclosure Letter sets forth the following information with respect to MPLP and each of the McNeil Partnerships, opposite the name of such partnership: (i) the capital structure of such partnership (including, with respect to each McNeil Partnership, the number of limited partners of such partnership as of the date specified in such
Schedule 4.2(a)); (ii) as of the date specified in such Schedule 4.2(a), to the best Knowledge of Sellers, the ownership of any holders of five percent or more of the partnership interests of such partnership; (iii) the general partners of such partnership; (iv) any other names such partnership was formerly known as; and (v) with respect to each McNeil Partnership, each real property owned directly by such McNeil Partnership or owned by a Seller Subsidiary of such McNeil Partnership. MII is the sole general partner of MPLP. Except as set forth in this Section 4.2 or on Schedule 4.2(a) of the Seller Disclosure Letter and except as contemplated by the terms of this Agreement, no other units of partnership interest or other equity interests in the McNeil Partnerships were issued, reserved for issuance or outstanding. All outstanding units of partnership interest or other equity interest of each McNeil Partnership (i) have been duly authorized and are validly issued, fully paid and nonassessable and (ii) are subject to no restrictions except as set forth in the limited partnership agreement of such McNeil Partnership. Except as set forth on
Schedule 4.2(a) of the Seller Disclosure Letter, none of the McNeil Partnerships has issued or granted or is a party to any outstanding commitments, agreements, options, arrangements or undertakings of any kind relating to units of partnership interest or any other equity interest of such McNeil Partnership or securities convertible into units of partnership interest or any other equity interest of such McNeil Partnership.

               (b) Except as set forth on Schedule 4.2(b) of the Seller Disclosure Letter, as of the date of this Agreement, McREMI has, and immediately prior to the contributions described in Section 2.3(a)(iii) hereof MPLP will have, good and marketable title to all of the McREMI Assets free and clear of all Liens.

               (c) As of the date of this Agreement, except as set forth on
Schedule 4.2(c) of the Seller Disclosure Letter, (i) Robert A. McNeil has good and valid title to all of the GP Interests in Fairfax, (ii) Robert A. McNeil has good and valid title to all of the GP Interests in Regency North owned by him,
(iii) Summerhill GP has good and valid title to all of the GP Interests in Summerhill, (iv) MPLP has good and valid title to (A) all of the GP Interests in each McNeil Partnership (other than Fairfax, Regency North and Summerhill), (B) all of the GP Interests in the MPLP GP Subsidiaries, and (C) all of the shares of capital stock in the MPLP Subsidiary Corporations, (v) Robert A. McNeil has good and valid title to all of the LP Interests in Fairfax owned by him, and
(vi) Robert A. McNeil and Carole J. McNeil have good and valid title to all of the LP Interests in Summerhill, in the case of each of clauses (i) through (vi) above, free and clear of all Liens.

               (d) Immediately prior to the contributions described in Sections 2.3(a)(i), 2.3(a)(ii) and 2.3(a)(iii) hereof, MPLP shall have (i) good and valid title to (A) all of the GP Interests in each Participating McNeil Partnership,
(B) all of the GP Interests in the MPLP GP Subsidiaries of the Participating McNeil Partnerships, and (C) all of the shares of capital stock in the MPLP Subsidiary Corporation of the Participating McNeil Partnerships, in each case, free and clear of all

Liens, (ii) good and valid title to all of the LP Interests in Fairfax, free and clear of all Liens, if Fairfax is a Participating McNeil Partnership, (iii) good and valid title to all of the LP Interests in Summerhill, free and clear of all Liens, if Summerhill is a Participating McNeil Partnership, and (iv) good and marketable title to all of the McREMI Assets, free and clear of all Liens.

               (e) Except as set forth on Schedule 4.2(e) of the Seller Disclosure Letter, all distributions to holders of LP Interests in the McNeil Partnerships which have been declared by any McNeil Partnership prior to the date of this Agreement have been paid in full.

               (f) Except as set forth on Schedule 4.2(f) of the Seller Disclosure Letter and except for interests in certain of the Seller Subsidiaries and certain of the McNeil Partnerships, none of the McNeil Partnerships or MPLP owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business trust or other entity (other than investments in investment securities) ("Other Interest"). None of the Seller Subsidiaries owns directly or indirectly any Other Interest other than its interest (if any) in other Seller Subsidiaries.

               (g) Schedule 4.2(a) of the Seller Disclosure Letter sets forth, with respect to each Seller Subsidiary: (i) the identity (including any names it was formerly known as) and equity interest of any person with any equity interest in such Seller Subsidiary and (ii) each real property owned by such Seller Subsidiary. Except as set forth in this Section 4.2, no other shares of capital stock, partnership interests or other equity interests in the Seller Subsidiaries were issued, reserved for issuance or outstanding. Each of the outstanding shares of capital stock or outstanding partnership interests in each of the Seller Subsidiaries of the McNeil Partnerships is duly authorized, validly issued, fully paid and nonassessable (other than to secure any outstanding indebtedness to third party lenders with respect to any McNeil Partnership Property owned directly or indirectly by such Seller Subsidiary). Other than as set forth on Schedule 4.2(a) of the Seller Disclosure Letter, each Seller Subsidiary of a McNeil Partnership is wholly-owned, directly or indirectly, by MPLP, such McNeil Partnership or other Seller Subsidiaries of such McNeil Partnership, free and clear of all Liens. None of the Seller Subsidiaries has issued or granted or is a party to any outstanding commitments, agreements, options, arrangements or undertakings of any kind relating to shares of capital stock, partnership interests or other equity interests of such Seller Subsidiary or securities convertible into shares of capital stock, partnership interests or other equity interests of such Seller Subsidiary.

               Section 4.3 Authority; Noncontravention; Consents.

               (a) Each of MII, McREMI and Summerhill GP has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party. MPLP has the requisite partnership power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party. Each McNeil Partnership has the requisite partnership power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and, subject to the requisite approvals of its partners, to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party. The execution and delivery by each Seller of this Agreement and the other Transaction Documents to which such Seller is a party and the consummation by such Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party have been duly authorized by all necessary action on the part of such Seller, except for and subject to the approval by each Merging Partnership of the Merger in respect of such Merging Partnership, the MPLP Contributions in respect of such Merging Partnership and the appointment of the applicable New GP LLC as the successor general partner of such Merging Partnership by the requisite approval of the limited partners of such Merging Partnership. This

Agreement has been duly executed and delivered by each Seller, and each of the other Transaction Documents has been duly executed and delivered by each Seller which is a party thereto, and, assuming the due execution and delivery of this Agreement and each such other Transaction Document by every other party hereto and thereto, respectively, this Agreement and each of such other Transaction Documents each constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with and subject to its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors' rights generally and (ii) general principles of equity. The board of directors of MII (as general partner of the general partner of each of the McNeil Partnerships, other than Fairfax, Regency North and Summerhill), the board of directors of Summerhill GP (as the general partner of Summerhill), Robert A. McNeil (as the general partner of Fairfax and a general partner of Regency North) and the limited partners of Summerhill have duly and validly approved, and taken all action required to be taken by them for the consummation of, the Mergers, the MPLP Contributions, the appointments of the applicable New GP LLCs as the successor general partners of the McNeil Partnerships and the other transactions contemplated by this Agreement and the other Transaction Documents.

               (b) With respect to each Seller, except as set forth on Schedule 4.3(b) of the Seller Disclosure Letter, the execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party do not, and the consummation by such Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party and compliance by such Seller with the provisions of this Agreement and the other Transaction Documents to which such Seller is a party shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or any other change in rights or obligations of any party under (including the right to amend or modify or refuse to perform or comply with), or result in the creation of any Lien upon any of the properties or assets of such Seller or its Seller Subsidiaries under, (i) (A) in the case of McREMI, MII, Summerhill GP and each Subsidiary Corporation, the respective charter and bylaws of McREMI, MII, Summerhill GP and each such Subsidiary Corporation, each as amended or supplemented to the date of this Agreement, and (B) in the case of MPLP, each McNeil Partnership and each such Subsidiary Partnership, the respective certificate of partnership, certificate of limited partnership, partnership agreement or limited partnership agreement of MPLP, each McNeil Partnership and each such Subsidiary Partnership, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement or obligation applicable to such Seller or its Seller Subsidiaries or their respective properties or assets, or
(iii) subject to the governmental filings and other matters referred to in the following sentence of this Section 4.3(b), any judgment, order, decree, statute, law, ordinance, rule, regulation, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "laws") applicable to such Seller or its Seller Subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or (iii) above, any such conflicts, violations, defaults, rights, losses, changes or Liens that, individually or in the aggregate, would not have a Seller Material Adverse Effect or prevent the consummation by such Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party. With respect to each Seller, no consent, approval, order or authorization of, or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (each, a "Governmental Entity"), or third party is required by or with respect to such Seller or its Seller Subsidiaries in connection with the execution and delivery by such Seller of this Agreement or the other Transaction Documents to which such Seller is a party, or the consummation by such Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party, except for (i) the filing with the Securities and Exchange Commission (the "SEC") by the Public McNeil Partnerships of the Proxy

Statements and, if required by applicable law, the Schedule 13E-3, (ii) the acceptance for record of the Merger Certificate and any other documents required by the Governing Law applicable to each Merging Partnership and each Transitory Partnership, by the Secretary of State of the state of formation of such Merging Partnership and such Transitory Partnership, (iii) requisite approval of the limited partners of the Merging Partnerships, and (iv) such other consents, approvals, orders or authorizations of, or filings with, any Governmental Entity or third party (A) as are set forth on Schedule 4.3(b) of the Seller Disclosure Letter or (B) which, if not obtained or made, would not have, individually or in the aggregate, a Seller Material Adverse Effect or prevent the consummation by such Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party.

               (c) Solely for purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), each Seller confirms that the conduct of its business consists solely of investing in, owning, developing and operating, directly or indirectly through its subsidiaries, real estate for the benefit of its stockholders or partners, as the case may be, and that the McREMI Assets consist of management contracts relating to the McNeil Partnership Properties owned by the Participating McNeil Partnerships or their Seller Subsidiaries and other assets directly relating to the Participating McNeil Partnerships or their Seller Subsidiaries.

               Section 4.4 Compliance with Laws. Other than in respect of Environmental Laws and except as set forth on Schedule 4.4 of the Seller Disclosure Letter, Sellers and the Seller Subsidiaries are not violating or failing to comply with, and have not violated or failed to comply with, any law of any Governmental Entity applicable to their business, properties or operations, except to the extent that such violation or failure to comply, individually or in the aggregate, would not have a Seller Material Adverse Effect or prevent the consummation by any Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party. Except as set forth in the Seller SEC

Documents filed prior to the date hereof, and, except as set forth on Schedules 4.4, 4.7, 4.8(b), 4.8(c), 4.9 and 4.10 of the Seller Disclosure Letter, no investigation or review by any Governmental Entity with respect to any of Sellers or Seller Subsidiaries is pending or, to the Knowledge of Sellers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, have a Seller Material Adverse Effect or prevent the consummation by any Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party. To the Knowledge of Sellers, no material change is required in Sellers' or the Seller Subsidiaries' processes, properties or procedures in connection with any such laws, and except as set forth on Schedules 4.4, 4.7, 4.8(b), 4.8(c), 4.9 and 4.10 of the Seller Disclosure Letter, Sellers have not received any written notice or communication of any material noncompliance with any such laws that has not been cured. Except as set forth on Schedules 4.4, 4.8(a), 4.8(b), 4.8(c), 4.8(e) and 4.9 of the Seller Disclosure Letter, each of Sellers and each of the Seller Subsidiaries has all permits, licenses, trademarks, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other authorizations, consents and approvals from Governmental Entities necessary to conduct its business as presently conducted except those the absence of which would not, individually or in the aggregate, have a Seller Material Adverse Effect or prevent the consummation by any Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party.

               Section 4.5 SEC Documents; Financial Statements; Undisclosed Liabilities.

               (a) The McNeil Partnerships that are required to file reports with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are identified on Schedule 4.5(a) of the Seller Disclosure Letter (collectively, the "Public McNeil Partnerships"), and have filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996 (collectively, including any such reports filed in the period subsequent to the date hereof but prior to the Closing Date, and as amended, the "Seller SEC Documents," and the financial statements of the Public McNeil Partnerships included in the Seller SEC Documents, the "Public McNeil Partnership Statements"). All of the Seller SEC Documents (other than preliminary material), as of their respective filing dates, complied (or, in the case of any Seller SEC Documents filed in the period subsequent to the date hereof but prior to the Closing Date, will comply as of their respective filing dates) in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, and, in each case, the rules and regulations promulgated thereunder applicable to such Seller SEC Documents. None of the Seller SEC Documents at the time of filing contained (or, in the case of any Seller SEC Documents filed in the period subsequent to the date hereof but prior to the Closing Date, will contain at the time of filing) any untrue statement of a material fact or at the time of filing omitted (or, in the case of any Seller SEC Documents filed in the period subsequent to the date hereof but prior to the Closing Date, will omit at the time of filing) to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Each of the Private McNeil Partnerships has made available to the Company copies of its unaudited balance sheets as of March 31, 1999 and December 31, 1998 and its related unaudited statements of operations and cash flows for the three-month period ended March 31, 1999 and for the year ended December 31, 1998 (such financial statements, collectively with the Public McNeil Partnership Statements, the "McNeil Partnership Statements"). In addition: Regency North has made available to the Company copies of the audited balance sheet as of December 31, 1998 and the related audited statements of operations and cash flows for the year ended December 31, 1998 for Regency North Apartments Limited Partnership, a Subsidiary Partnership of Regency North; Hearth Hollow has made available to the Company copies of the audited balance sheet as of December 31, 1998 and the related audited statements of operations and cash flows for the year ended December 31, 1998 for Hearth Hollow

Apartments Limited Partnership, a Subsidiary Partnership of Hearth Hollow; and Midwest Properties has made available to the Company copies of its audited balance sheet as of December 31, 1998 and its audited statements of operations and cash flows for the year ended December 31, 1998 and copies of the audited balance sheets as of December 31, 1998 and the related audited statements of operations and cash flows for the year ended December 31, 1998 for each of Cedarwood Hills Associates and East Bay Village Apartments Limited Partnership, each of which is a Subsidiary Partnership of Midwest Properties (all such financial statements described in this sentence, the "Subsidiary Financial Statements"). McREMI has made available to the Company copies of its unaudited balance sheet as of March 31, 1999 and its audited balance sheet as of December 31, 1998, and its related unaudited statements of operations and cash flows for the three-month period ended March 31, 1999 and its related audited statements of operations and cash flows for the year ended December 31, 1998. MII and MPLP have made available to the Company copies of their unaudited consolidated balance sheet as of March 31, 1999 and their audited consolidated balance sheet as of December 31, 1998, and their related unaudited consolidated statements of operations and cash flows for the three-month period ended March 31 1999 and their related audited consolidated statements of operations and cash flows for the year ended December 31, 1998. The financial statements of McREMI and the consolidated financial statements of MII and MPLP made available to the Company in accordance with this paragraph (b), together with the McNeil Partnership Statements, are referred to in this Agreement as the "Seller Statements."

               (c) The Public McNeil Partnership Statements complied (or, in the case of Public McNeil Partnership Statements contained in any Seller SEC Documents filed in the period subsequent to the date hereof but prior to the Closing Date, will comply) as to form in all material respects with the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, and the audited Seller Statements have been prepared (or, in the case of any Seller Statements prepared for any period subsequent to the date hereof but prior to the Closing Date, will be prepared) in accordance with GAAP in effect at the time of such preparation applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto). Each of the Seller Statements fairly presented (or, in the case of any Seller Statements for such Seller prepared for any period subsequent to the date hereof but prior to the Closing Date, will fairly present) in all material respects the financial position of the applicable Seller (and its consolidated subsidiaries, if applicable) for which such Seller Statements were prepared as of the date thereof and fairly presented (or, in the case of any Seller Statements for such Seller prepared for any period subsequent to the date hereof but prior to the Closing Date, will fairly present) in all material respects the results of operations, cash flows and changes in financial position of such Seller or the consolidated results of operations, cash flows and changes in financial position of the applicable Seller or Seller Subsidiary for which such Seller Statements were prepared for the period then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

               (d) Except for liabilities and obligations set forth in the Seller SEC Documents filed prior to the date hereof, in the Seller Statements (including the notes thereto) made available to the Company or contained in Seller SEC Documents filed prior to the date hereof or in the Subsidiary Financial Statements (including the notes thereto) or on Schedule 4.5(d) of the Seller Disclosure Letter and except for liabilities and obligations incurred in the ordinary course since the respective dates of the balance sheets included in the Seller Statements made available to the Company or contained in Seller SEC Documents filed prior to the date hereof, there are no liabilities or obligations of the Seller (or its consolidated subsidiaries, if applicable) in respect of which such Seller Statement was prepared of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on the respective balance sheets of such Seller (and its consolidated subsidiaries, if applicable) included in the Seller Statements made available to the Company or contained in the Seller SEC Documents filed prior to the date hereof or in the notes thereto and which, individually or in the aggregate, would have a Seller Material Adverse Effect or prevent the consummation by Sellers of the transactions contemplated by this Agreement and the other Transaction Documents to which Sellers are parties.

               Section 4.6 Absence of Certain Changes. Except as disclosed in the Seller SEC Documents filed prior to the date hereof, in the Seller Statements (including the notes thereto) made available to the Company prior to the date hereof or the Subsidiary Financial Statements (including the notes thereto) or on Schedule 4.6 of the Seller Disclosure Letter, since December 31, 1998 (the "Audit Date"), the McNeil Partnerships have conducted their businesses only in the ordinary course and there has not been: (i)(x) any change in the financial condition, properties, businesses or results of operations of the McNeil Partnerships and their consolidated subsidiaries (taken as a whole) or
(y) to the Knowledge of Sellers, any development or combination of developments with respect to the McNeil Partnerships and their consolidated subsidiaries (taken as a whole) that in the case of clause (x) or (y), individually or in the aggregate, has had or would have a Seller Material Adverse Effect; (ii) any damage, destruction, loss, whether or not covered by insurance, or other event with respect to the McNeil Partnerships and their consolidated subsidiaries (taken as a whole) which, individually or in the aggregate, has had or would have a Seller Material Adverse Effect; (iii) except for regular semiannual distributions in an amount not to exceed ten million dollars ($10,000,000) in the aggregate for each such semiannual period or except as otherwise provided in this Agreement, any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the units of partnership interest of the McNeil Partnerships; (iv) any reclassification of the units of partnership interest of the McNeil Partnerships or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for units of partnership interest in the McNeil Partnerships; (v) any change in accounting methods, principles or practices of the McNeil Partnerships materially affecting the assets, liabilities or business of the McNeil Partnerships (taken as a whole), except insofar as may have been required by a change in Law or GAAP; (vi) except as permitted by the terms of this Agreement, any amendment of any employment, consulting, severance, retention or any other similar agreement between the McNeil Partnerships and any officer or director of the McNeil Partnerships; or
(vii) any acquisition or disposition of any real property of the McNeil Partnerships or their Seller Subsidiaries, or any commitment to do so, made by any Seller or the Seller Subsidiaries. Since the date of this Agreement, there has not been any increase in the compensation payable or that would become payable by the McNeil Partnerships or their Seller Subsidiaries to officers or key employees of Sellers or the Seller Subsidiaries, or any amendment of any compensation or benefit plans (if any) of, McREMI, the McNeil Partnerships or their Seller Subsidiaries, other than regular year-end bonuses consistent with past practice, budgeted salary increases, increases in salary in the ordinary course consistent with past practice, any such increase in compensation or amendment that would not result in any liability or obligation of the Company or any of the Participating McNeil Partnerships or their respective subsidiaries after the Closing Date.

               Section 4.7 Litigation. Schedule 4.7 of the Seller Disclosure Letter sets forth a list of all litigation in which service of process has been received by any Seller or any Seller Subsidiary or which, to the Knowledge of Sellers, is threatened against any Seller or any Seller Subsidiary or affects any Seller, any Seller Subsidiary or any McNeil Partnership Property, in each case as of the date specified in such Schedule 4.7. Except as disclosed on
Schedule 4.7 of the Seller Disclosure Letter, as of the date of this Agreement, there is no suit, action or proceeding pending in which service of process has been received by the McNeil Partnerships or any Seller Subsidiary or, to the Knowledge of Sellers, threatened against any McNeil Partnership or any Seller Subsidiary or affects any McNeil Partnership, any Seller Subsidiary or any McNeil Partnership Property. Other than as indicated on Schedule 4.7 of the Seller Disclosure Letter, (i) none of the suits, actions or proceedings pending with respect to which service of process has been received by any McNeil Partnership or any Seller Subsidiary or, to the Knowledge of Sellers, threatened against any McNeil Partnership or any Seller Subsidiary or affecting any McNeil Partnership, any Seller Subsidiary or any McNeil Partnership Property, individually or in the aggregate, would have a Seller Material Adverse Effect or prevent the consummation by any Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party, and (ii) there is no judgment, decree, rule or order of any Governmental Entity or arbitrator outstanding against or affecting any McNeil Partnership or any Seller Subsidiary or any McNeil Partnership Property having, or which in the future would have, a Seller Material Adverse Effect or prevent the consummation by any Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party.

               Section 4.8 Properties.

                      (a)(i) Except as set forth on Schedule 4.8(a) of the Seller Disclosure Letter, the McNeil Partnerships or the Seller Subsidiaries own good and insurable fee simple title (or, with respect to those real properties listed on Schedule 4.8(a) of the Seller Disclosure Letter as being leasehold interests, own good and valid leasehold estates) to each of the real properties identified on Schedule 4.8(a) of the Seller Disclosure Letter (the "McNeil Partnership Properties"), which are all of the real estate properties owned by them as of the date of this Agreement, and no other person has any ownership interest in the McNeil Partnership Properties or any contract, option, right of first refusal or other agreement to purchase any McNeil Partnership Property or any part thereof, except as set forth on such
        Schedule 4.8(a) or otherwise provided in this Agreement. As of the date of this Agreement, Schedule 4.8(a) of the Seller Disclosure Letter contains a list of the latest surveys and owner's title policies obtained by Sellers with respect to each of the McNeil Partnership Properties, true and complete copies of which surveys and title policies have been made available to the Company. Each of the McNeil Partnership Properties is owned by the McNeil Partnerships or the Seller Subsidiaries, free and clear of all Liens, mortgages or deeds of trust, security interests or other encumbrances on title (collectively, "Encumbrances") and is not subject to any rights of way, easements, restrictive covenants, declarations, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of any interest in title (collectively, "Property Restrictions"), except for the following (collectively, except for the matters set forth under the caption "Other Items" on Schedule 4.8(a) of the Seller Disclosure Letter (such matters, the "Other Items"), the "Permitted Restrictions and Encumbrances"): (i) Property Restrictions and Encumbrances disclosed on the title commitments attached to the letter agreement between Lawyer's Title Insurance Corporation and Arent Fox Kintner Plotkin & Kahn PLLC, dated as of June 23, 1999 (such title commitments, as marked, together with such letter agreement, the "Title Commitments"), or of which the Company has knowledge (other than the Other Items, matters disclosed by new surveys of a McNeil Partnership Property obtained by the Company after June 1, 1999 (unless such matters were specifically and expressly disclosed by, and were readily and directly apparent from, the existing surveys referenced on Schedule 4.8(a)), matters marked "omit", "delete" or otherwise noted as being required to be omitted or satisfied on the Title Commitments, and matters identified as the "Task List" (excluding the matters listed on Schedule A to the Task List) on Schedule 4.8(a) of the Seller Disclosure Letter); (ii) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which would not materially and adversely affect the continued use or value of any McNeil Partnership Property as it is being used as of the date of this Agreement; (iii) mechanics', carriers', workmen's and repairmen's liens, which are being contested in good faith, have heretofore been bonded or which, individually or in the aggregate, do not exceed one hundred thousand dollars ($100,000); (iv) Property Restrictions and Encumbrances which
        (A) could not reasonably preclude the continued use of such McNeil Partnership Property as it is being used as of the date of this Agreement or (B) could not reasonably materially and adversely affect the value of such McNeil Partnership Property as it is being used as of the date of this Agreement; (v) Taxes that are not yet delinquent; (vi) as of the date of this Agreement, the Existing Loans; and (vii) as of the Closing Date, the Non-Terminated Loans.

                      (ii) Schedule 4.8(a) of the Seller Disclosure Letter contains a true and complete list of all of the ground leases affecting the McNeil Partnership Properties (the "Ground Leases"). To the Knowledge of Sellers, each such Ground Lease is in full force and effect, has not been modified or amended in any way except by a document listed in Schedule 4.8(a) of the Seller Disclosure Letter. Each of Sellers and its Seller Subsidiaries has fully performed all of their material obligations under such Ground Leases. Except as set forth on
        Schedule 4.8(a) of the Seller Disclosure Letter, neither any of Sellers nor any of the Seller Subsidiaries has received any written notice of any default by it, as tenant, under any Ground Lease and, to the Knowledge of Sellers, there is no fact or circumstance which, with the giving of notice or the passage of time, would result in a material default under such Ground Lease.

               (b) Except for Permitted Restrictions and Encumbrances, except as disclosed on Schedule 4.8(b) or 4.8(o) of the Seller Disclosure Letter or in the documents referenced in such Schedule 4.8(b) or 4.8(o) and except as otherwise set forth in the most recent capital expenditure budget of the McNeil Partnerships, true and complete copies of which have been made available to the
Company: (i) there is no certificate, permit or license from any Governmental Entity having jurisdiction over the McNeil Partnership Properties, and there is no agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on the McNeil Partnership Properties as they are being used as of the date of this Agreement, or which is necessary to permit the lawful use and operation of all driveways, roads and other means of lawful egress and ingress to and from the McNeil Partnership Properties, that has not been obtained and is not in full force and effect, and there is no pending threat of modification or cancellation thereof, except where the failure to obtain the same would not have a Seller Material Adverse Effect or prevent the consummation by any Seller of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party; (ii) to the Knowledge of Sellers, all of the McNeil Partnership Properties have sufficient parking that complies with all laws and that is part of the McNeil Partnership Properties; (iii) none of Sellers or the Seller Subsidiaries has received any written notice of any violation of any federal, state or municipal Law issued by a Governmental Entity materially and adversely affecting any portion of any McNeil Partnership Property; (iv) to the Knowledge of Sellers, except for Known Defects, there are no structural defects relating to any individual McNeil Partnership Property which would cost more than twenty thousand dollars ($20,000) to repair or which, individually or in the aggregate, would have a Seller Material Adverse Effect;
(v) to the Knowledge of Sellers, except for Known Defects, there are no individual McNeil Partnership Properties whose building systems and fixtures are not in working order and repair and which would cost more than twenty thousand dollars ($20,000) to repair or which, individually or in the aggregate, would have a Seller Material Adverse Effect; (vi) there is no physical damage to any McNeil Partnership Property for which there is no insurance in effect covering the cost of restoration, except for such physical damage that would not have a Seller Material Adverse Effect; and (vii) each McNeil Partnership Property is an independent property that does not rely on any facilities (other than public facilities and public roads) located on any property not included in such McNeil Partnership Property to fulfill any requirement of any Governmental Entity or for the furnishing to such McNeil Partnership Property of any essential building systems or utilities, except for any such reliance for which such McNeil Partnership Property has a legal or equitable right with respect thereto.

               (c) Except for Permitted Restrictions and Encumbrances and except as disclosed on Schedule 4.8(a) or 4.8(c) of the Seller Disclosure Letter or in the documents referenced in such Schedule 4.8(a) or 4.8(c), none of the McNeil Partnerships has received written notice to the effect that there are, and, to the Knowledge of Sellers, there are no, (i) condemnation or rezoning proceedings that are pending or threatened with respect to the McNeil Partnership Properties that would have a Seller Material

Adverse Effect or (ii) any zoning, building or similar laws, codes, ordinances, orders or regulations or condition or agreements contained in any easement, restrictive covenant or any similar instrument or agreement affecting any McNeil Partnership Property that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on the McNeil Partnership Properties or by the continued maintenance, operation or use of the parking areas where such violation would have a Seller Material Adverse Effect. Except for Known Defects and except as disclosed on Schedule 4.8(a) or 4.8(c) of the Seller Disclosure Letter, in the documents referenced in such Schedule 4.8(a) or 4.8(c) or in the Seller Statements (including the notes thereto) or the Subsidiary Financial Statements (including the notes thereto) made available to the Company or contained in Seller SEC Documents filed prior to the date hereof, or except as would not have a Seller Material Adverse Effect, all work to be performed, payments to be made and actions to be taken by Sellers or the Seller Subsidiaries prior to the date of this Agreement pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or similar action relating to any McNeil Partnership Property (e.g., Local Improvement District or Road Improvement District, but excluding any such approval, reclassification or action relating to environmental matters) or as required as a condition to the issuance of any building permit, certificate of occupancy or zoning variance relating to any McNeil Partnership Property (e.g., off-site improvements or services or zoning proffers), has been performed, paid or taken, as the case may be, and, to the Knowledge of Sellers, there is no planned or proposed work, payments or actions that may be required after the date of this Agreement pursuant to such agreements.

               (d) As of the date hereof, to the Knowledge of Sellers, other than Permitted Restrictions and Encumbrances, there are no Encumbrances or defects in title to any McNeil Partnership Property or any matters affecting title to, or ownership of, the McNeil Partnership Properties which would materially and adversely affect the continued use or value of the McNeil

Partnership Properties as they are being used as of the date of this Agreement.

               (e) Except as disclosed on Schedule 4.8(e) of the Seller Disclosure Letter, (i) as of the date hereof, valid policies of title insurance (the "Title Insurance Policies") have been issued insuring the applicable McNeil Partnership's or Seller Subsidiary's fee simple (or ground leasehold, as applicable) title to each of the McNeil Partnership Properties in amounts at least equal to the purchase price thereof paid by such Seller or Seller Subsidiary or their respective predecessor, (ii) the Title Insurance Policies are in full force and effect and (iii) as of the date hereof, to the Knowledge of Sellers, no claim has been made against any Title Insurance Policy.

               (f) Each of the rent rolls for each McNeil Partnership Property as set forth in Schedule 4.8(f) of the Seller Disclosure Letter dated as of May 1999 (except for a date otherwise indicated therein) and each of the updated rent rolls to be made available to the Company within 15 days prior to the estimated Closing Date (each, a "Rent Roll") is true, complete and accurate as of its date.

               (g) Sellers have made available to the Company true, complete and accurate copies of all leases for space as of the date of this Agreement in the McNeil Partnership Properties identified on Annex E hereto as "Commercial Properties" (the "Commercial Leases"), and all amendments, modifications and supplements thereto through to the date hereof. Sellers have made available to the Company true, complete and accurate copies of (i) all Commercial Leases as of the date of this Agreement and (ii) the form of lease for leases for space as of the date of this Agreement in the McNeil Partnership Properties not identified on Annex E hereto as "Commercial Properties" (the "Residential Leases" and, together with the Commercial Leases, the "Leases"). As of the date of each Rent Roll, there are no Leases not shown on such Rent Roll, and, to the Knowledge of Sellers, except for Permitted Restrictions and Encumbrances, as of the date of each Rent Roll no third party has any occupancy or use rights with respect to any McNeil Partnership Properties except pursuant to the Leases shown on such Rent Roll. As of the date of the Rent Roll, except as set forth on Schedule 4.8(g) of the Seller Disclosure Letter, all Leases shown on the Rent Roll are in full force and effect, each tenant has commenced paying rent thereunder, and all construction and other obligations of the landlord to be performed as of the date hereof in connection with the commencement of each Lease have been performed in full, except where the failure to be in full force or effect, the failure to commence payment of rent or to perform such obligations would not have a Seller Material Adverse Effect.

               (h) Except as set forth on Schedule 4.8(h) of the Seller Disclosure Letter, as of the date specified in such Schedule 4.8(h), no tenant is in default under its Lease for failure to pay rent or other sums when due under its Lease. To the Knowledge of Sellers, except as set forth on Schedule 4.8(h) of the Seller Disclosure Letter, no tenant is in default under its Lease which default would have a Seller Material Adverse Effect. To the Knowledge of Sellers, as of the date of each Rent Roll, no tenant thereunder is entitled to any free rent, rebate, rent concession, deduction or offset not set forth in the Leases or not otherwise approved as a Reimbursable Proposal.

               (i) (A) No Seller nor any Seller Subsidiary has failed to perform its material obligations under any Lease, (B) no Seller nor any Seller Subsidiary has received any written notice of its default under any of the Leases, and (C) except as set forth in the Leases, as of the date of each Rent Roll, no tenant thereunder is entitled to receive money, or any contribution from any Seller or any Seller Subsidiary, either in money or in kind, on account of the construction of any improvements, or setoff any amounts against its rental obligations, which has not otherwise been approved as a Reimbursable Proposal, except in the case of clauses (A), (B) and (C) as set forth on
Schedule 4.8(i) of the Seller Disclosure Letter or except where such failure to perform, such default or such entitlement would not have a Seller Material Adverse Effect. Except as set forth on Schedule 4.8(i) of the Seller Disclosure Letter, to the Knowledge of Sellers, there are no bankruptcy, reorganization, insolvency or similar proceedings pending against any tenants under Commercial Leases (the "Commercial Tenants").

               (j) To the Knowledge of Sellers, as of the date of each Rent Roll, there are no verbal agreements with any tenant, and, to the Knowledge of Sellers, there are no parties in adverse possession of any part of any McNeil Partnership Property.

               (k)  INTENTIONALLY OMITTED.

               (l) (i) All tenant improvements and other tenant inducement costs that are the responsibility of the landlord under any Lease executed prior to the date hereof have been completed or fully paid or will be completed or fully paid by the McNeil Partnerships or their respective Seller Subsidiaries, as applicable, on or prior to the Closing Date and (ii) there is no tenant improvement work in process for which the landlord is responsible nor any unspent tenant allowance, other than, in the case of clauses (i) and (ii), for Reimbursable Proposals.

               (m) All tenant security deposits are noted in the accounting records of the applicable McNeil Partnerships or their respective Seller Subsidiaries and are held in segregated accounts identified as set forth on
Schedule 4.8(m) of the Seller Disclosure Letter.

               (n) Except as set forth on Schedule 4.8(n) of the Seller Disclosure Letter, there has been no delivery of any written notice to the McNeil Partnerships or the Seller Subsidiaries regarding any, and to the Knowledge of Sellers there is no, pending cancellation of any insurance on any McNeil Partnership Property or repairs, alterations or other work thereon which have been required by any insurance policy or any Governmental Entities.

               (o) Schedule 4.8(o) of the Seller Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all structural reports regarding the McNeil Partnership Properties that have been ordered and secured by Sellers or the Seller Subsidiaries, and true and complete copies of such reports have been made available to the Company. The parties hereto acknowledge and agree that all Known Defects are deemed to be incorporated by reference into such Schedule 4.8(o).

               (p) All of the McNeil Partnership Properties are managed by McREMI or are self-managed.

               (q) Schedule 4.8(q) of the Seller Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all delinquent real property tax bills for the McNeil Partnership Properties, true and complete copies of which have been made available to the Company prior to the date hereof. True and complete copies of all real property tax bills for the McNeil Partnership Properties for the most recent fiscal year have been made available to the Company prior to the date hereof. To the Knowledge of Sellers, true and complete copies of all real property tax bills for the McNeil Partnership Properties for the fiscal year ended December 31, 1997 have been made available to the Company prior to the date hereof. To the Knowledge of Sellers, none of Sellers nor any Seller Subsidiary has received any written notice of any proposed special assessments or proposed reassessments relating to the McNeil Partnership Properties.

               Section 4.9 Environmental Matters. For purposes of this Section 4.9, the term "Hazardous Material" means any substance, material or waste which is regulated in any concentration or is otherwise defined by any federal, state or local governmental body under Environmental Law as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, which includes petroleum, petroleum products or by-products, asbestos, presumed asbestos-containing material or asbestos-containing material, lead-containing paint or plumbing, radioactive material or radon, urea formaldehyde and polychlorinated biphenyls. Except as disclosed on Schedule 4.9 of the Seller Disclosure Letter or in the reports referenced in such Schedule 4.9 and except for Known Defects and except for matters which would not have, individually or in the aggregate, a Seller Material Adverse Effect:

               (a) To the Knowledge of Sellers, there is not present in, on or under any McNeil Partnership Property any Hazardous Material in such form or quantities as to create, and Sellers and the Seller Subsidiaries have not created, any liability or obligation under federal, state, local or other governmental statute, law (including common law), ordinance or regulation, relating to, or dealing with the protection of human health or the environment in effect as of the date of this Agreement ("Environmental Law") for any McNeil Partnership;

               (b) There is no pending request, claim, written notice, investigation, demand, administrative proceeding, hearing or litigation, nor, to the Knowledge of Sellers, is one threatened, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto ("Environmental Complaints") relating to any McNeil Partnership Property (or any real property formerly owned or operated by any of the McNeil Partnerships or any of the Seller Subsidiaries) and against Sellers or the Seller Subsidiaries, and there is no reasonable basis for believing that circumstances or conditions exist which would support any such Environmental Complaint against Sellers or the Seller Subsidiaries relating to the McNeil Partnership Properties;

               (c) Sellers have developed and implemented appropriate operation and maintenance programs for all of the McNeil Partnership Properties which contain "Asbestos Containing Materials," have complied with all applicable regulations of the Occupational Health and Safety Administration regarding asbestos notification to workers and tenants, and have complied with all applicable provisions of the Lead Based Paint Hazard Reduction Act of 1992 and all regulations promulgated thereto;

               (d) The McNeil Partnership Properties comply with all Environmental Laws;

               (e) To the actual knowledge, without any inquiry of or investigation by, the individuals listed on Schedule 10.1(a) of the Seller Disclosure Letter, no real property formerly owned or operated by any of the McNeil Partnerships or any of the Seller Subsidiaries was contaminated with any Hazardous Material during or prior to such period of ownership or operations; and

               (f) Sellers have made available to the Company copies of all material environmental reports, studies, assessments, sampling data and other environmental information, in each case, that is in their possession and that relates to Sellers or the Seller Subsidiaries or their respective current properties or operations.

               Section 4.10  Taxes.

               (a) Except as set forth on Schedule 4.10 of the Seller Disclosure Letter, each McNeil Partnership and its respective Seller Subsidiaries has prepared in good faith and timely filed all Tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or has had paid on its behalf) all Taxes shown on such returns and reports as required to be paid by it or that each McNeil Partnership is obligated to withhold from amounts owing to any employee, creditor or third party. Except as set forth on Schedule
4.10 of the Seller Disclosure Letter, to the Knowledge of Sellers, all Tax returns are complete, correct and accurate and the McNeil Partnerships and their respective Seller Subsidiaries are not required to pay any Taxes other than as shown on such returns. Except for Taxes that are being contested in good faith by appropriate proceedings and for which such McNeil Partnership shall have set aside on its books adequate reserves, which are set forth on Schedule 4.10 of the Seller Disclosure Letter, none of the McNeil Partnerships is being audited by any Governmental Entity and there are no pending or, to the Knowledge of Sellers, threatened audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. The most recent audited McNeil Partnership Statements contained in the Seller SEC Documents or made available to the Company, as the case may be, reflect an adequate reserve for all material Taxes payable by the McNeil Partnerships and their respective Seller Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, which Taxes are material to the McNeil Partnerships and their respective Seller

Subsidiaries taken as a whole. Except as set forth on Schedule 4.10 of the Seller Disclosure Letter, to the Knowledge of Sellers, no deficiencies for any Taxes have been proposed, asserted or assessed against the McNeil Partnerships and their respective Seller Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. As used in this Agreement, "Taxes" includes all federal, state, local and foreign income, property, franchise, employment, excise and other taxes together with penalties, interest or additions to Tax with respect thereto (but shall not include any sales or use taxes).

               (b) The McNeil Partnerships and the Seller Subsidiaries that have been partnerships, joint ventures or disregarded entities or limited liability companies since formation have at all times qualified as partnerships or disregarded entities for federal income tax purposes. The McNeil Partnerships and the Seller Subsidiaries that have been partnerships, joint ventures or disregarded entities or limited liability companies since formation are not publicly traded partnerships within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended (the "Code"), or otherwise taxable as an association for federal income tax purposes.

               Section 4.11 No Payments to Employees, Officers or Directors. Except for the contracts listed on Schedule 4.11 of the Seller Disclosure Letter or as otherwise provided for in this Agreement, there is no employment or severance contract, or other plan, arrangement or agreement, entitling any employees of McREMI or the officers of any Seller Corporation to severance pay, or requiring, accelerating the time of payment or vesting, increasing or triggering payments or funding (through a grantor trust or otherwise) of compensation or benefits, cancellation of indebtedness or other obligation (collectively, "Severance Obligations") to be made on a change of control or otherwise as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, with respect to any present or former employee, officer or director of McREMI or such Seller Corporation.

               Section 4.12 Related Party Transactions. Set forth on Schedule
4.12 of the Seller Disclosure Letter is a list of all Related Party Transactions as of the date of this Agreement. Complete and correct copies, to the extent available, documenting the Related Party Transactions have been made available to the Company.

               Section 4.13  Employee Benefits.

               (a) Schedule 4.13 of the Seller Disclosure Letter contains a true and complete list as of the date of this Agreement of each: "welfare plan," fund, contract, policy or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); "pension plan," fund or program (within the meaning of section 3(2) of ERISA); employment, termination or severance agreement; and other employee benefit plan, fund, program, contract agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by McREMI or by any trade or business, whether or not incorporated, that together with McREMI would be deemed a "single employer" within the meaning of section 4001(b) of ERISA (a "McREMI ERISA Affiliate"), or to which McREMI or any McREMI ERISA Affiliate is party, for the benefit of any employee or former employee of McREMI (the "McREMI Plans").

               (b) With respect to each McREMI Plan, McREMI has heretofore made available to the Company true and complete copies of such McREMI Plan and any amendments thereto, any related trust insurance contract or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each McREMI Plan intended to qualify under section 401 of the Code.

               (c) No liability under Title IV or section 302 of ERISA has been incurred by McREMI or any McREMI ERISA Affiliate with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of a McREMI ERISA Affiliate, that has not been satisfied in full, and, to the Knowledge of Sellers, no condition exists that presents a material risk to McREMI or any McREMI ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

               (d) No McREMI Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, and neither McREMI nor any McREMI ERISA Affiliate has contributed to a multiemployer plan at any time on or after September 1, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any McREMI Plan or by any McREMI ERISA Affiliate within the twelve-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

               (e) Each McREMI Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

               (f) Each McREMI Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service stating that it is so qualified, and, to the Knowledge of Sellers, no event has occurred since the date of such determination that would adversely affect such determination.

               (g) There are no pending or, to the Knowledge of Sellers, anticipated claims by or on behalf of any McREMI Plan, by any employee or beneficiary covered under any such McREMI Plan, or otherwise involving any such McREMI Plan (other than routine claims for benefits). None of Sellers nor any of the Seller Subsidiaries has engaged in a transaction with respect to any McREMI Plan that, assuming the taxable period of such transaction expired as of the date hereof or as of the Closing Date, could subject McREMI, any McNeil Partnership or any Seller Subsidiary to a tax or penalty imposed by either Section

4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

               (h) All contributions required to be made under the terms of any McREMI Plan have been timely made or have been reflected on the audited or unaudited balance sheet of McREMI made available to the Company.

               (i) McREMI has no obligations for retiree health and life benefits under any McREMI Plan. McREMI may amend or terminate any such McREMI Plan at any time without incurring any liability thereunder, other than claims for benefits accrued prior to the Effective Time.

               Section 4.14  Employee Matters.

               (a) Except for the officers of the Seller Corporations set forth on Schedule 4.14(a) of the Seller Disclosure Letter, none of the McNeil Partnerships nor any of their respective Seller Subsidiaries has any employees.

               (b) Schedule 4.14(b) of the Seller Disclosure Letter lists the employee handbooks of McREMI in effect as of the date of this Agreement. A copy of each such employee handbook has been made available to the Company. Except as set forth on Schedule 4.14(b) of the Seller Disclosure Letter, such handbooks fairly and accurately summarize all material employee policies, vacation policies and payroll practices of McREMI.

               Section 4.15  Contracts; Debt Instruments.

               (a) Except as set forth on Schedule 4.15(a) of the Seller Disclosure Letter, none of Sellers or the Seller Subsidiaries has received a written notice that any Seller or any Seller Subsidiary is in violation of or in default under, nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under, any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding (each, a "Material Contract"), to which it is a party or by which it or any of its properties or assets is bound, nor does such a violation or default exist, except to the extent that such violation or default, individually or in the aggregate, would not have a Seller Material Adverse Effect or prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which such Seller is a party. Each Material Contract which has not been filed as an exhibit to any of the Seller SEC Documents has been previously made available to the Company (except as noted on Schedule 4.15(a) of the Seller Disclosure Letter) and a list of all Material Contracts that have not been so filed is set forth in Schedule 4.15(a) of the Seller Disclosure Letter. Except as set forth in the Seller SEC Documents filed prior to the date hereof or on
Schedule 4.15(a) of the Seller Disclosure Letter, there is no contract or agreement that purports to limit in any material respect the geographic location in which McREMI, any of the McNeil Partnerships or any of the Seller Subsidiaries may conduct its business.

               (b) Except for any of the following expressly identified in the Seller SEC Documents, Schedule 4.15(b) of the Seller Disclosure Letter sets forth a list, as of the date of this Agreement, of each loan or credit agreement, note, bond, mortgage, indenture, security agreement, financing statement and any other material agreement and instrument and all amendments thereto pursuant to which any Indebtedness of Sellers or any Seller Subsidiary is outstanding or may be incurred or secured. For purposes of this Agreement, "Indebtedness" means (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (iii) capitalized lease obligations, (iv) obligations under any interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof) and (v) guarantees of any such Indebtedness of any other person.

               (c) Except as set forth on Schedule 4.15(b) of the Seller Disclosure Letter, as of the date of this Agreement, there is no interest rate cap, interest rate collar, interest rate swap, currency hedging transaction or any other agreement relating to a similar transaction to which any Seller or any Seller Subsidiary is a party or an obligor with respect thereto.

               (d) Except as set forth on Schedule 4.15(d) of the Seller Disclosure Letter, none of Sellers nor any Seller Subsidiary is party to any agreement which would restrict any of them from prepaying any of their material Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any McNeil Partnership Property.

               (e) Except as set forth on Schedule 4.15(e) of the Seller Disclosure Letter, none of Sellers nor any Seller Subsidiary is a party to any agreement relating to the management or leasing of any McNeil Partnership Property by any person other than McREMI, except the commercial listing agreements listed on Schedule 4.15(e) of the Seller Disclosure Letter and except for any service agreement which either (i) is cancellable upon no greater than sixty (60) days' notice or (ii) which requires Sellers to make annual payments pursuant thereto not in excess of fifty thousand dollars ($50,000) per year. Complete and correct copies of such commercial listing agreements and such service agreements have been made available to the Company.

               (f) None of Sellers nor any Seller Subsidiary is a party to any agreement pursuant to which any Seller or any Seller Subsidiary manages any real properties other than the McNeil Partnership Properties, except for the agreements listed on Schedule 4.15(f) of the Seller Disclosure Letter.

               (g) Except for budgeted construction disclosed in the most recent capital expenditure budget of the McNeil Partnership Properties (a true and complete copy of which has been made available to the Company), Schedule 4.15(g) of the Seller Disclosure Letter lists all agreements entered into by any Seller or any Seller Subsidiary relating to the development or construction of, or additions or expansions to, any McNeil Partnership Property which are currently in effect as of the date specified in such Schedule 4.15(g) (collectively, the "Construction Contracts") and under which Sellers or any

Seller Subsidiary currently has, or expects to incur, an obligation in excess of twenty-thousand dollars ($20,000). Complete and correct copies of Construction Contracts in effect as of the date specified in Schedule 4.15(g) of the Seller Disclosure Letter and under which Sellers or any Seller Subsidiary currently has, or expects to incur, an obligation in excess of fifty thousand dollars ($50,000) in any calendar year have been made available to the Company.

               (h) Schedule 4.15(h) of the Seller Disclosure Letter lists all agreements, which are currently in effect as of the date hereof, entered into by any Seller or any Seller Subsidiary or affecting any McNeil Partnership Property providing for the sale of, or option to sell, any McNeil Partnership Properties or the purchase of, or option to purchase, any real estate.

               (i) Except as set forth on Schedule 4.15(i) of the Seller Disclosure Letter, none of Sellers nor any Seller Subsidiary has any continuing contractual liability (i) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by any Seller or any Seller Subsidiary or (ii) to pay any additional purchase price for any McNeil Partnership Property.

               Section 4.16 Brokers. No broker, investment banker, financial advisor or other person, other than PaineWebber Incorporated, Eastdil, Susan Barlow, Stanger, and Houlihan, Lokey, Howard & Zukin, the arrangements with which have previously been made available to the Company, is entitled to any broker's, finder's, financial advisor's, valuation or other similar fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Sellers, and Sellers shall pay all such fees at or prior to the Closing.

               Section 4.17 Management Agreements. The management agreements listed on Schedule 4.17 of the Seller Disclosure Letter (the "Management Agreements") are in full force and effect and no violations of such agreements currently are occurring by Sellers or the

Seller Subsidiaries or, to the Knowledge of Sellers, parties other than Sellers or the Seller Subsidiaries.

               Section 4.18 INTENTIONALLY OMITTED.

               Section 4.19 State Takeover Statutes. Each Seller has taken all actions necessary to exempt the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party from the operation of any "fair price," "moratorium," "control share acquisition" or any other anti-takeover statute or similar statute that applies to such Seller (a "Takeover Statute") or any antitakeover provision contained in the limited partnership agreement, certificate of incorporation or by-laws of any Seller.

               Section 4.20 Investment Company Act of 1940. None of Sellers or the Seller Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

               Section 4.21  Insurance.

               (a) Schedule 4.21(a) of the Seller Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Sellers (the "Insurance Policies"). To the Knowledge of Sellers, such Insurance Policies have been in full force and effect since January 1, 1999.

               (b) To the Knowledge of Sellers, Schedule 4.21(b) sets forth a true and correct list of all Insurance Policies (together with the names of the respective carriers of such Insurance Policies) maintained by Sellers for any period since January 1, 1992.

               Section 4.22 Year 2000. Sellers are taking steps to institute a program which is intended to ensure (it being acknowledged and agreed by the parties hereto that such intention may never be realized) that software systems of Sellers do not cause the McNeil Partnerships or the Seller Subsidiaries to experience invalid or incorrect results or abnormal software operation related to calendar year 2000 except where such invalid or incorrect results or abnormal software operation would not, individually or in the aggregate, have a Seller Material Adverse Effect.

               Section 4.23 Books and Records. The books and records of each of Sellers and the Seller Subsidiaries (including, without limitation, the books of account, minute books and LP Interest record books) are complete and correct in all material respects. The minute books of each of Sellers and the Seller Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate or other action taken by, the equity holders and the boards of directors (or similar governing body) of the respective entities and no meetings of or actions by such equity holders or any such boards of directors (or similar governing body) have been held or taken for which minutes have not been prepared and are not contained in such minute books.

               Section 4.24 Personal Property. The McNeil Partnerships or the Seller Subsidiaries have good title to, or a valid leasehold interest in, or other good and sufficient right to use, all tangible personal properties that are material to the business and operations of the McNeil Partnerships and the Seller Subsidiaries taken as a whole.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to each Seller as follows:

               Section 5.1 Organization, Standing and Power of the Company, the Company LLCs and the Transitory Partnerships.

               (a) The Company is a limited liability company duly formed and validly existing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted and on or prior to the Effective Time will be duly qualified or licensed to do business and will be in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or use of its properties makes such qualification or licensing necessary, other than in jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not prevent the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents to which the Company is a party. The Company has delivered to Sellers complete and correct copies of the Original LLC Agreement, as amended or supplemented to the date of this Agreement. The Company was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than as expressly provided for in this Agreement. Other than the Transitory Partnerships and the Company LLCs upon their formation, the Company has never owned any capital stock or other equity interests in any other person.

               (b) Prior to the contributions described in Section 2.3(a) hereof and in Section 6.1 of the LLC Agreement, the Company will have no assets or liabilities or obligations whatsoever (other than the rights and obligations set forth in this Agreement, the LLC Agreement, the Commitment Letter and any debt commitment letter the Company may obtain) (the parties hereto acknowledge and agree that nothing in this Section 5.1(b) shall affect or be deemed to amend or modify any provision of this Agreement, including Sections 8.1, 8.2 and 8.3 hereof).

               (c) From the time of their formation through to the Effective Time, each Company LLC and each Transitory Partnership will be an entity duly formed and validly existing under the laws of the state of its formation and shall have the requisite power and authority to carry on its business and will be duly qualified or licensed to do business and will be in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or use of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not prevent the consummation of the transactions contemplated by this Agreement. The Company will deliver to Sellers complete and correct copies of the formation documents of each Company LLC and each Transitory Partnership. Each Company LLC and each Transitory Partnership will be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and will not engage in any business activities or conduct any operations other than as expressly provided for in this Agreement. Other than as expressly contemplated by this Agreement, from the date of their formation through to the Effective Time, each of the Company LLCs and each of the Transitory Partnerships will not own any capital stock or other equity interests in any other person (other than the Transitory Partnerships and the Company
LLCs), will conduct no business and will have no assets or liabilities or obligations whatsoever.

               (d) The Company has delivered to Sellers complete and correct copies of the certificate of formation, limited liability company operating agreement and other organizational documents of the Company, each as amended and supplemented to the date of this Agreement. The Company will deliver to Sellers upon formation complete and correct copies of the certificate of limited partnership, limited partnership agreement, certificate of formation, limited liability company operating agreement and other organizational documents of each of the Company LLCs and each of the Transitory Partnerships, each as amended and supplemented to the date of this Agreement.

               Section 5.2   Capital Structure.

               (a) As of the date of this Agreement and as of the time immediately prior to the contributions described in Section 2.3(a) hereof, WXI/MCN Real Estate, L.L.C., a Delaware limited liability company (the "Managing Member"), owns all of the outstanding interests in and is the sole member of the Company. As of the date of this Agreement and as of the Closing Date, Whitehall Street Real Estate Limited Partnership XI, a Delaware limited partnership ("Whitehall"), is the managing member of the

Managing Member. At any and all times prior to the Effective Time, Whitehall shall continue to be the managing member of the Managing Member, and the Managing Member shall continue to own all of the outstanding interests in the Company and shall be the sole member of the Company. All outstanding interests in the Company (i) have been duly authorized and are validly issued, fully paid and nonassessable and (ii) are subject to no restriction, except as provided in the Original LLC Agreement. Except as set forth in this Section 5.2, no interests in the Company are issued, reserved for issuance or outstanding, and none of the Managing Member, the Company or any affiliate or subsidiary of the Company has outstanding any obligations the holders of which have the right to vote (or which are convertible, exchangeable or exercisable for interests having the right to vote) with members of the Company on any matter. Except as set forth above, there are no outstanding securities, interests, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind obligating the Managing Member, the Company or any affiliate or subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional interests in the Company or securities or interests convertible, exchangeable or exercisable into interests in the Company. There are no agreements, arrangements or understandings of any kind with respect to the voting of interests in the Company or which restrict the transfer of any such interests, except as provided in the Original LLC Agreement.

               (b) Upon the formation of each Company LLC and each Transitory Partnership, all outstanding interests in each Company LLC and each Transitory Partnership (i) will have been duly authorized and validly issued, fully paid and nonassessable and (ii) will be subject to no restriction, except as provided in the organizational documents of such entities. As of its formation and through to the Effective Time, the Company will own all of the outstanding interests in the Sub LLC (if the Sub LLC is formed), and the Company or the Sub LLC will own all of the outstanding interests in the other Company LLCs. As of their formation and through to the Effective Time, the Company or the Sub LLC will own all of the outstanding LP Interests in, and the applicable New GP LLC will own all of the outstanding GP Interests in, each Transitory Partnership. Except as expressly provided for in this Agreement, from their formation through to the Effective Time, no interests in the Company LLCs or the Transitory Partnerships will be issued, reserved for issuance or outstanding, and there will be no outstanding securities, interests, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind obligating any such entity to issue, deliver or sell, or cause to be issued, delivered or sold, additional interests in such entity or securities or interests convertible, exchangeable or exercisable into interests in such entity.

               Section 5.3   Authority; Noncontravention;
Consents.

               (a) The Company has the requisite power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party. The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and each of the other Transaction Documents to which the Company is a party has been duly executed and delivered by the Company, and, assuming the due execution and delivery of this Agreement and such other Transaction Documents by every other party hereto and thereto, respectively, this Agreement and such other Transaction Documents each constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with and subject to its terms, subject, as to enforcement, to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting creditors' rights generally and (ii) general principles of equity. The governing body of the Company has duly and validly approved, and taken all action required to be taken by them for the consummation of the Mergers, the MPLP

Contributions, the appointments of the applicable New GP LLCs as the successor general partners of the McNeil Partnerships and the other transactions contemplated by this Agreement and the other Transaction Documents.

               (b) Prior to the Effective Time, the Company shall have taken all necessary action to permit the issuance of the Company Interests required to be issued to the Contributing Partners pursuant to Sections 1.1 and 1.4 hereof. The issuance and delivery by the Company of such Company Interests shall be, prior to any of the contributions described in Section 2.3(a) hereof, duly and validly authorized by all necessary action on the part of the Company. Such Company Interests, when issued to the Contributing Partners in accordance with the terms of this Agreement and the LLC Agreement, shall have been duly authorized and shall be validly issued, fully paid and nonassessable and not subject to any Liens or any rights or restrictions other than such rights and restrictions with respect to such Company Interests as set forth in the LLC Agreement, the Indemnification Agreement or the DLLCA.

               (c) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party do not, and the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and compliance by the Company with the provisions of this Agreement and the other Transaction Documents to which it is a party shall not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or any other change in rights or obligations of any party under (including the right to amend or modify or refuse to perform or comply with), or result in the creation of any Lien upon any of the properties or assets of the Managing Member, the Company or any of its subsidiaries under (i) the certificate of formation, operating agreement or other organizational documents of the Company or the Managing Member, the charter, bylaws or other organizational documents of any such subsidiary which is a corporation or the partnership agreement, certificate of partnership, or limited partnership agreement, certificate of limited partnership or other organizational documents or operating or similar agreements (as the case may be) of any such subsidiary which is an entity other than a corporation, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement or other obligation, applicable to the Managing Member, the Company or to any of its subsidiaries or to their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in Section 5.3(d) hereof, any Laws applicable to the Managing Member, the Company or to any of its subsidiaries or to their respective properties or assets, other than, in the case of clause (ii) or (iii) above, any such conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, would not prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Company, any Company LLC or any Transitory Partnership is a party.

               (d) No consent, approval, order or authorization of, or filing with any Governmental Entity or third party is required by or with respect to the Managing Member, the Company or any of the Company's affiliates or subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Documents or the consummation by the Company of the transactions contemplated by this Agreement and the other Transaction Documents, except for (i) the acceptance for record of the Merger Certificate and any other documents required by the Governing Law applicable to each Participating McNeil Partnership and its respective Transitory Partnership, by the Secretary of State of the state of formation of such Participating McNeil Partnership and such Transitory Partnership or (ii) such other consents, approvals, orders or authorizations of, or filings with, any Governmental Entity or third party which, if not obtained or made, would not prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Company, any Company LLC or any Transitory Partnership is a party.

               (e) For purposes of determining compliance with the HSR Act only, the Company confirms that the conduct of its business and the business of its subsidiaries consists solely of investing in, owning, developing, managing and operating real estate, directly or through one or more subsidiaries, for the benefit of its stockholders or members, as the case may be.

               Section 5.4 Compliance with Laws. None of the Managing Member, the Company nor any of the Company's subsidiaries is violating or failing to comply with, or has violated or failed to comply with, any Law of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure to comply, individually or in the aggregate, would not prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Company, any Company LLC or any Transitory Partnership is a party. No investigation or review by any Governmental Entity with respect to the Managing Member, the Company or any subsidiary of the Company is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which would not, individually or in the aggregate, prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Company, any Company LLC or any Transitory Partnership is a party. To the Knowledge of the Company, no material change is required in the processes, properties or procedures of the Managing Member, the Company or any subsidiary of the Company in connection with any such Laws, and neither the Managing Member, the Company nor any subsidiary of the Company has received any written notice or communication of any material noncompliance with any such Laws that has not been cured. Each of the Managing Member, the Company and each of the subsidiaries of the Company has all permits, licenses, trademarks, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other authorizations, consents and approvals from Governmental Entities necessary to conduct its business as presently conducted except those the absence of which would not, individually or in the aggregate, prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Company, any Company LLC or any Transitory Partnership is a party.

               Section 5.5 Litigation. (i) There is no suit, action or proceeding pending in which service of process has been received by or, to the Knowledge of the Company, threatened against or affecting, the Managing Member, the Company or any subsidiary of the Company that, individually or in the aggregate, would prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Company, any Company LLC or any Transitory Partnership is a party, and (ii) there is no judgment, decree, rule or order of any Governmental Entity or arbitrator outstanding against the Managing Member, the Company or any subsidiary of the Company as of the date of this Agreement which would prevent the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Company, any Company LLC or any Transitory Partnership is a party.

               Section 5.6 Brokers. Neither the Managing Member, the Company nor any affiliate or subsidiary of the Company has entered into any agreement with any broker, investment banker, financial advisor or other person which would require the Company or Sellers, individually or in the aggregate, to pay any broker's, finder's, financial advisor's, valuation or other similar fee or commission in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

               Section 5.7 Investment Company Act of 1940. Neither the Managing Member, the Company nor any subsidiary of the Company is, or at the Effective Time will be, required to be registered under the 1940 Act.

               Section 5.8 Financing. The Company has entered into a written commitment letter for financing from Whitehall (the "Commitment Letter"), and Sellers have received a written guarantee of the Company's obligations under this Agreement from Whitehall (the "Guarantee"). Regardless of whether or not the transactions contemplated by the Commitment Letter are consummated or the obligations under the Guarantee are performed, immediately prior to the Effective Time, the Company will have sufficient funds to consummate the transactions contemplated to occur at or after the Effective Time by this Agreement and the other Transaction Documents. A true, correct and complete copy of the Commitment Letter and the Guarantee have been delivered to Sellers prior to the date hereof. The Commitment Letter and the Guarantee are, and have been at all times since entered into, in full force and effect and have not been withdrawn or amended or breached by any party thereto. Notwithstanding anything to the contrary in this Agreement or the other Transaction Documents or the Commitment Letter or the Guarantee (in each case, whether express or implied), the Company acknowledges and agrees that its obligation to effect the transactions contemplated by this Agreement and the other Transaction Documents is not subject to the availability to Whitehall, the Managing Member, the Company or any of their respective affiliates or subsidiaries (including affiliates and subsidiaries both prior to and following the Effective Time) of any debt or equity or other financing in any amount whatsoever. The parties hereto acknowledge and agree that nothing in this
Section 5.8 shall affect the condition to Closing set forth in Section 8.2(d)(i) hereof.


                                   ARTICLE VI

                       CONDUCT OF BUSINESS PENDING MERGER

               Section 6.1 Conduct of Business of Sellers Prior to the Effective Time. Prior to the Effective Time, except as consented to in writing by the Company (which consent shall not be unreasonably withheld or delayed), except as expressly provided for in this Agreement or the other Transaction Documents, and except as set forth in Schedule 6.1 of the Seller Disclosure Letter, each Seller covenants that it shall, and shall cause each of its respective Seller Subsidiaries to:

               (a) conduct its business only in the ordinary course and in substantially the same manner as conducted prior to the date of this Agreement (including diligent performance of their landlord obligations);

               (b) preserve intact its business organizations and goodwill and use its reasonable efforts to keep available the services of its officers and employees;

               (c) confer on a regular basis with one or more representatives of the Company to report on material operational matters (it being understood that all such conversations and exchange of documents (if any) shall be subject to the Confidentiality Agreement);

               (d) promptly notify the Company of any material emergency or other material change in the condition (financial or otherwise), of its business, properties, assets, liabilities or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (including any fire or casualty losses or receipt of any written violation notices);

               (e) maintain its books and records in accordance with GAAP applied consistently with past practice and not change in any material manner any of its methods, principles or practices of accounting in effect at the Audit Date, except as may be (or may have been) required by applicable law or GAAP;

               (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, under the Code and maintain existing insurance coverage;

               (g) not make or rescind any express or deemed election relating to Taxes;

               (h) not amend its certificate of incorporation, bylaws, certificate of limited partnership, limited partnership agreement, certificate of partnership, partnership agreement or similar organizational documents, as the case may be, except to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or with law, or as may otherwise be required in connection with the filing of the Proxy Statements and the review of the Proxy Statements by the SEC;

               (i) not make any change in the number of its shares of capital stock or units of partnership interest issued and outstanding, other than with respect to units of partnership interest abandoned by a limited partner and cancelled by the partnership; provided, however, that nothing contained in this paragraph (i) shall prevent MREF XXVII from repurchasing units of its LP Interests in accordance with its limited partnership agreement in effect on the date hereof;

               (j) not grant any options or other right or commitment relating to the issuance of its shares of capital stock or units of partnership interest or any security convertible into its shares of capital stock or units of partnership interest, or any security the value of which is measured by its shares of capital stock or units of partnership interest or any security subordinated to the claim of its general creditors;

               (k) not (i) authorize, declare, set aside or pay any non-cash dividend or make any other non-cash distribution or payment with respect to any of its shares of capital stock or units of partnership interest, (ii) directly or indirectly redeem, purchase or otherwise acquire any of its shares of capital stock or units of partnership interest or any option, warrant or right to acquire, or security convertible into, its shares of capital stock or units of partnership interest, other than units of partnership interest abandoned by a limited partner and cancelled by the partnership or (iii) make any payment to McREMI or MPLP in respect of any Pre-Allocation Upstream Payable; provided, however, that nothing contained in this paragraph (k): (1) shall prevent any Seller or any Seller Subsidiary from making or receiving cash distributions, cash dividends or cash payments (including, without limitation, Post-Allocation Upstream Payables); or (2) shall prevent MREF XXVII from repurchasing units of its LP Interests in accordance with its limited partnership agreement in effect on the date hereof;

               (l) not sell, lease, or amend any existing lease (other than Residential Leases on lease forms previously approved by the Company and in conformance with rental guidelines previously approved by the Company), or grant any easement, right of way, declaration, restriction, mortgage, encumber, subject to any Lien or otherwise dispose of any of its real properties; provided, however, that following a request by Sellers to enter into a new Commercial Lease or to renew an existing Commercial Lease, the Company shall be required to notify Sellers in writing as to whether or not the Company consents to such new Commercial Lease or such renewal within five (5) business days after Sellers' request therefor; provided further, however, that nothing contained in this paragraph (l) shall prevent any Seller or any Seller Subsidiary from replacing existing mortgage debt on any of its properties (whether real, personal or intangible) prior to the Stanger Determination Date, without the consent of the Company, so long as such replacement debt is prepayable at any time without penalty, premium, exit fees or similar charges and has terms substantially similar to those of mortgage debt incurred by any Seller or any Seller Subsidiary in the ordinary course of business and does not contain any participating or contingent interest features;

               (m) not sell, lease, mortgage, subject to any Lien or otherwise dispose of any of its personal property or intangible property, except in the ordinary course of business or unless such property is replaced with equal quality items;

               (n) not make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business and other than with respect to Post-Allocation Upstream Payables; provided, however, that nothing contained in this paragraph (n) shall prevent any Seller or any Seller Subsidiary from replacing existing mortgage debt on any of its properties (whether real, personal or intangible) prior to the Stanger Determination Date, without the consent of the Company, so long as such replacement debt is prepayable any time without penalty, premium, exit fees or similar charges and has terms substantially similar to those of mortgage debt incurred by any Seller or any Seller Subsidiary in the ordinary course of business and does not contain any participating or contingent interest features;

               (o) not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (i) of all transaction costs in connection with the transactions contemplated by this Agreement and the other Transaction Documents, (ii) of claims, liabilities and obligations in the ordinary course of business consistent with past practice,
(iii) in accordance with their terms, of claims, liabilities and obligations reflected or reserved against in, or contemplated by, the Seller Statements (or the notes thereto) included in the Seller SEC Documents filed prior to the date hereof or in the Seller Statements (or the notes thereto) made available to the Company prior to the date hereof or in the Subsidiary Financial Statements (or the notes thereto); (iv) of suits, actions or proceedings not subject to Section 6.1(v) hereof in the ordinary course of business; and (v) of Post-Allocation Upstream Payables;

               (p) not guarantee the indebtedness of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

               (q) except for regular year-end bonuses consistent with past practice, except for budgeted salary increases and except for increases in salary in the ordinary course consistent with past practice, not increase any compensation or enter into or amend any employment agreement with any of its officers, directors or employees earning more than seventy thousand dollars ($70,000) per annum, other than waivers by employees of benefits under such agreements and other than any such increase in compensation, agreement or amendment that would not result in any increased liability or obligation upon the Company or any of the Participating McNeil Partnerships or their subsidiaries after the Closing Date;

               (r) not adopt any new employee benefit plan or amend any existing plans or rights, except for changes which are required by law, except for changes which are not in the aggregate more favorable to participants than provisions presently in effect, and except for changes



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

which would not result in any increased liability or obligation upon the Company or any of the Participating McNeil Partnerships or their subsidiaries after the Closing Date;

               (s)  not merge or consolidate with any person;

               (t) in any transaction or series of related transactions involving capital, securities, other assets (including cash) or indebtedness of such Seller or its respective Seller Subsidiaries, not acquire or agree to acquire by merging or consolidating with, or by purchasing all or any portion of the equity securities or all or any assets of, or by any other manner, any business or any person;

               (u) not enter into any new or amend any existing leasing commission agreements, service contracts or management agreements, and not enter into any new or amend any existing agreement with any Governmental Entity regarding any McNeil Partnership Property, other than, in either case, (1) agreements entered into in the ordinary course of business which are cancellable upon no greater than sixty (60) days' notice and (2) agreements which are terminable upon the Closing without causing the Company or its subsidiaries to incur fees and costs or creating any liabilities for the Company or the Participating McNeil Partnerships or their subsidiaries after the Closing Date;

               (v) not settle or compromise any claim relating to the transactions contemplated by this Agreement that is brought against any Seller by any current, former or purported holder of any securities of any McNeil Partnership without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, other than settlements or compromises of such claim (i) which involve the making of a lump sum cash payment as the only obligation of the applicable Sellers or Seller Subsidiaries as a result of such settlements or compromises, (ii) which irrevocably and unconditionally release the applicable Sellers, Seller Subsidiaries, the Company and their affiliates in form consented to by the Company (which consent shall not be unreasonably withheld or delayed) from all claims brought, (iii) where any payment under clause (i) above is made prior to the date



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

of the Pre-Closing Balance Sheets or no payment is required to be paid by any Participating McNeil Partnership or its Seller Subsidiaries, and (iv) which do not involve any admission of wrongdoing on the part of the applicable Participating McNeil Partnerships, their respective Seller Subsidiaries or the Company;

               (w) not take any action which, at the time of the taking of such action, such party knew or reasonably should have known would cause any representation or warranty of Sellers set forth in Article IV hereof to become untrue in any material respect;

               (x) not increase the number of Property Employees or Corporate Employees, in each case by more than 1% over the aggregate number of employees projected in the most recent budget of McREMI; and

               (y) not agree in writing or otherwise to not take any of the actions described in paragraphs (a) through (f) of this Section 6.1 or not agree in writing or otherwise to take any of the actions described in paragraphs (g) through (x) of this Section 6.1.

               Section 6.2 Conduct of Business of the Company, the Transitory Partnerships and the Company LLCs Prior to the Effective Time. Prior to the Effective Time, except as consented to in writing by MPLP on behalf of Sellers (which consent shall not be unreasonably withheld or delayed) or except as expressly provided for in this Agreement or the other Transaction Documents, the Company covenants that it shall and, as applicable, shall cause the Managing Member and each of the Company's subsidiaries to:

               (a) not conduct any business whatsoever directly or indirectly through the Company, the Transitory Partnerships or the Company LLCs;

               (b) promptly notify Sellers of any material emergency or other material change in the condition (financial or otherwise) of its assets or the incurrence of any liabilities or any material emergency or other material change (financial or otherwise) in Whitehall;



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

               (c) duly and timely file all reports, tax returns and other documents required to be filed with federal state, local and other authorities;

               (d) not amend the limited partnership agreement, certificate of limited partnership, operating agreement or other organizational documents of the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs;

               (e) not make any change (including without limitation in the number thereof) in any membership or other equity interests in the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs, in each case, issued or outstanding;

               (f) not grant any options or other right or commitment relating to any membership or other equity interests in the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs or any security convertible into any membership or other equity interests in the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs, or any security the value of which is measured by any membership or other equity interests in the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs or any security subordinated to the claim of its general creditors; provided, however, that nothing contained in this paragraph (f) shall prevent the formation of the Sub LLC and the issuance of the Preferred Equity Financing (the parties hereto acknowledge and agree that nothing in this Section 6.2(f) shall affect or be deemed to amend or modify any provision of this Agreement, including Sections 5.8, 8.1, 8.2 and 8.3 hereof);

               (g) (i) not authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any membership or other equity interests in the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs and (ii) not directly or indirectly redeem, purchase or otherwise acquire any membership or other equity interests in the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs or any option, warrant or right to acquire, or security convertible into,



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membership or other equity interests in the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs;

               (h) not permit the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs to make any loans, advances or capital contributions to, or investments in, any other person; provided, however, that nothing contained in this paragraph (h) shall prevent the formation of the Sub LLC and the issuance of the Preferred Equity Financing (the parties hereto acknowledge and agree that nothing in this Section 6.2(h) shall affect or be deemed to amend or modify any provision of this Agreement, including Sections 5.8, 8.1, 8.2 and 8.3 hereof);

               (i) not permit the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs to incur any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) of any kind or nature whatsoever (other than claims, liabilities and obligations against any such person for breaches of this Agreement or any other agreements to which any such person is a party and other than the Preferred Equity Financing and other financing that the Company or its subsidiaries may enter into to effect the transactions contemplated by this Agreement) (the parties hereto acknowledge and agree that nothing in this
Section 6.2(i) shall affect or be deemed to amend or modify any provision of this Agreement, including Sections 5.8, 8.1, 8.2 and 8.3 hereof);

               (j) not permit the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs to issue or sell any equity interests, or grant, confer or award any options, warrants or rights of any kind to acquire any equity interests, including securities convertible or exchangeable for equity interests in one or more of the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs; provided, however, that nothing contained in this paragraph (j) shall prevent the formation of the Sub LLC and the issuance of the Preferred Equity Financing (the parties hereto acknowledge and agree that nothing in this Section 6.2(j) shall affect or be deemed to amend or



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

modify any provision of this Agreement, including Sections 5.8, 8.1, 8.2 and 8.3 hereof);

               (k) not permit the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs to incur, guarantee the indebtedness of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

               (l) not permit the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs to merge or consolidate with any person;

               (m) not permit the Company, the Managing Member, any of the Transitory Partnerships or any of the Company LLCs to sell, assign, convey, lease, mortgage, pledge, transfer or otherwise dispose of any of its assets or properties or adopt any plan of liquidation, dissolution or winding-up;

               (n) not take any action which, at the time of the taking of such action, such party knew or reasonably should have known would cause any representation or warranty of the Company set forth in Article V hereof to become untrue in any material respect; and

               (o) not agree in writing or otherwise to not take any of the actions described in paragraphs (b) and (c) of this Section 6.2 or not agree in writing or otherwise to take any of the actions described in paragraph (a) and paragraphs (d) through (n) of this Section 6.2.

               Section 6.3   Reimbursable Proposals.

               (a) During the period from the date hereof through to the Closing Date, Sellers shall have the option of presenting to the Company one or more proposals for capital expenditures, tenant inducements (e.g., free rent, other cash-equivalent inducements, and out-of-pocket inducements) or commissions, specifying the budgeted amounts therefor, that one or more McNeil Partnerships are contemplating in connection with one or more new



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Commercial Leases or the lease of additional space to an existing Commercial
Tenant (each such capital expenditure, tenant inducement or commission proposal, a "Reimbursable Proposal"). In addition, the parties hereto acknowledge that on or prior to the date of this Agreement, Sellers have presented to the Company, and the Company has approved, the Reimbursable Proposals and the budgeted amounts therefor listed on Schedule 6.3 of the Seller Disclosure Letter.

               (b) To the extent any one or more Reimbursable Proposals with respect to any Participating McNeil Partnership have been approved by the Company on or prior to the date hereof or are approved by the Company (which approval shall not be unreasonably withheld or delayed) subsequent to the date hereof, the Company shall make a cash contribution to such Participating McNeil Partnership, prior to the distributions contemplated by Section 2.4(c) hereof, in an amount equal to the Capital Expenditure Reimbursement for such Participating McNeil Partnership which shall be taken into consideration in the determination of the Excess Cash Balance of such Participating McNeil Partnership in accordance with the Excess Cash Balance Schedule for such Participating McNeil Partnership.

               (c) For purposes of this Agreement, the following terms shall have the following meanings:

                      (i) "Capital Expenditure Reimbursement" means, for any McNeil Partnership, the sum of the Capital Expenditure Reimbursement Amounts for each Reimbursable Proposal for such McNeil Partnership.

                      (ii) "Capital Expenditure Reimbursement Amount" means, for each Reimbursable Proposal, an amount equal to the product determined by multiplying (A) the Reimbursable Proposal Amount for such Reimbursable Proposal by (B) a fraction (in no event shall such fraction be greater than one (1)), the numerator of which is the number of months (including any fraction thereof) in the period beginning on the estimated Closing Date and ending on the last day of the initial term of the applicable Commercial Lease and the denominator of which is the aggregate number



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

        of months in the initial term of the applicable Commercial Lease.

                      (iii) "Completed Amount" means, for any Reimbursable Proposal, an amount equal to the aggregate amount expended or incurred through to the estimated Closing Date in connection with such Reimbursable Proposal.

                      (iv) "Reimbursable Proposal Amount" means, for any Reimbursable Proposal, an amount equal to the lesser of (1) the Completed Amount and (2) the total budgeted amounts for such Reimbursable Proposal; provided, however, that for any Reimbursable Proposal which will be uncompleted as of the estimated Closing Date, the "Reimbursable Proposal Amount" for such Reimbursable Proposal shall be an amount equal to the difference determined by subtracting (x) the Underbudgeted Amount (if any) for such Reimbursable Proposal from (y) the Completed Amount for such Reimbursable Proposal.

                      (v) "Underbudgeted Amount" means, for any Reimbursable Proposal, the excess (if any) of (1) the sum of (A) the Completed Amount and (B) the estimated additional amount (which is reasonably and in good faith jointly determined by the Company and MPLP) required to be expended or incurred following the estimated Closing Date to complete such Reimbursable Proposal over (2) the total budgeted amounts for such Reimbursable Proposal.


                                   ARTICLE VII

                              ADDITIONAL COVENANTS

               Section 7.1 Preparation of the Proxy Statement; Recommendation of Mergers.

               (a) With respect to each Merging Partnership, Sellers shall prepare (and, in the case of each of the Public McNeil Partnerships, file with the SEC) as soon as practicable after the date of this Agreement, but in any event not later than August 31, 1999, which date may be



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extended by Sellers (subject to approval of the Company, which shall not be unreasonably withheld or delayed) or by the Company, a proxy statement with respect to the McNeil Limited Partner Meeting of such Merging Partnership to approve the Merger in respect of such Merging Partnership, the MPLP Contributions with respect to such Merging Partnership, the appointment of the applicable New GP LLC as the successor general partner of such Merging Partnership and the other transactions contemplated by this Agreement (each, a "Proxy Statement"). If required by law, Sellers and any person that may be deemed to be an affiliate of any Public McNeil Partnership shall prepare and file concurrently with the filing of the Proxy Statement for such Public McNeil Partnership a Statement on Schedule 13E-3 (each, a "Schedule 13E-3") with the SEC with respect to such Public McNeil Partnership. The Company shall, upon request by Sellers, furnish Sellers with such information concerning itself, the Managing Member and Whitehall as may be required by law or by any Governmental Entity in connection with any Proxy Statement, any Schedule 13E-3 or any other statement, filing, notice or application made by or on behalf of the Company to any third party or any Governmental Entity or both in connection with the Mergers, the MPLP Contributions, the appointments of the applicable New GP LLCs as the successor general partners of the McNeil Partnerships and the other transactions contemplated by this Agreement. Sellers shall use their reasonable best efforts to (i) promptly respond to any comments of the SEC and (ii) cause the respective Proxy Statements to be mailed to the limited partners of the respective Merging Partnerships as promptly as practicable after the date of this Agreement. Sellers shall notify the Company promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to any Proxy Statement or any Schedule 13E-3 or for additional information and shall supply the Company with copies of all correspondence between Sellers or any of their representatives, on the one hand, and the SEC, on the other hand, with respect to any Proxy Statement or any Schedule 13E-3. The Proxy Statements for the Public McNeil Partnerships and the Schedule 13E-3s shall comply in all material respects with all applicable requirements of law and the rules and regulations of the SEC. Whenever any event occurs which is required to be set forth in an



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

amendment or supplement to any Proxy Statement, Sellers and the Company each shall promptly inform the other of such occurrences and Sellers shall prepare (and, in the case of the Public McNeil Partnerships, file with the SEC) and mail to the limited partners of the applicable Merging Partnership such amendment or supplement to such Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to any Schedule 13E-3, Sellers shall promptly inform the Company of such occurrence, and Sellers and the affiliates of the applicable Public McNeil Partnership shall file such amendment or supplement. The Proxy Statements (at the respective dates thereof and at the dates of the respective McNeil Limited Partner Meetings) and Schedule 13E-3s (at the respective dates thereof) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by Sellers in reliance upon and in conformity with information concerning the Company or any affiliates of the Company or concerning the Transitory Partnerships or the Company LLCs furnished to Sellers in writing by the Company specifically for use in any such Proxy Statements or
Schedule 13E-3s.

               (b) Each Merging Partnership shall, as soon as practicable following the date of this Agreement, subject to the time periods set forth in its organizational documents and in applicable laws, duly call, give notice of, convene and hold a meeting of its limited partners (a "McNeil Limited Partner Meeting") to be held at the earliest practicable date following the date the applicable Proxy Statement is mailed to its limited partners for the purpose of obtaining requisite approval by its limited partners of the Merger in respect of such Merging Partnership, the MPLP Contributions with respect to such Merging Partnership, the appointment of the applicable New GP LLC as the general partner of such Merging Partnership and the other transactions contemplated by this Agreement. Unless otherwise prohibited by law, each Merging Partnership and its




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

general partner shall be required to hold the McNeil Limited Partner Meeting with respect to such Merging Partnership, regardless of whether the general partner of such Merging Partnership has withdrawn, amended or modified its recommendation that the limited partners of such Merging Partnership approve the Merger in respect of such Merging Partnership, the MPLP Contributions with respect to such Merging Partnership, the appointment of the applicable New GP LLC as the general partner of such Merging Partnership and the other transactions contemplated by this Agreement, unless this Agreement has been terminated in respect of such Merging Partnership pursuant to the provisions of
Section 9.3 hereof. The general partner of each of the Merging Partnerships shall recommend to the limited partners of such Merging Partnership approval of the Merger in respect of such Merging Partnership, the MPLP Contributions with respect to such Merging Partnership, the appointment of the applicable New GP LLC as the successor general partner of such Merging Partnership and the other transactions contemplated by this Agreement; provided, however, that prior to the McNeil Limited Partner Meeting for such Merging Partnership (or any adjournment thereof), the recommendation of the general partner of such Merging Partnership may be withdrawn, modified or amended as a result of the commencement or receipt of a proposal constituting a Superior Acquisition Proposal with respect to such Merging Partnership, but only to the extent expressly permitted under Section 7.2 hereof.

               (c) If on the date of the McNeil Limited Partner Meeting for a Merging Partnership, such Merging Partnership has not received duly executed proxies which, when added to the number of votes represented in person at the meeting by persons who intend to vote to adopt this Agreement, will constitute a sufficient number of votes to adopt this Agreement (and limited partners holding greater than a majority of the outstanding LP Interests in such Merging Partnership have not indicated their intention to vote against, and have not submitted duly executed proxies voting against, the adoption of this Agreement), then such Merging Partnership and its general partner shall recommend the adjournment of its McNeil Limited Partner Meeting until the date ten (10) days after the originally scheduled date of such McNeil Limited Partner Meeting.



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               Section 7.2 Acquisition Proposals. Prior to the Effective Time,
each Seller agrees that:

               (a) it shall not, directly or indirectly, through any of its officers, directors, employees or agents or representatives (including any investment banker, attorney or accountant) retained by it, and it shall not authorize or permit its officers, directors, employees or agents or representatives (including any investment banker, attorney or accountant) retained by it to, initiate, solicit or encourage any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any efforts to attempt to make or implement an Acquisition Proposal;

               (b) it shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and shall take the necessary steps to inform its officers, directors, employees or agents or representatives (including any investment banker, attorney or accountant) retained by it of the obligations undertaken in this Section 7.2; and

               (c) it shall notify the Company immediately if it receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Section 7.2: (i) shall prohibit the general partner of any McNeil Partnership from furnishing information to or entering into discussions or negotiations with, any person that makes an unsolicited Acquisition Proposal for such McNeil Partnership, if, and only to the extent that, (A) such general partner determines in good faith that such unsolicited Acquisition Proposal could result in a Superior Acquisition Proposal and that such action is required for such general partner to comply with its duties to its limited partners imposed by law, (B) prior



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

to furnishing such information to, or entering into discussions or negotiations with, such person, such general partner provides written notice to the Company to the effect that it is furnishing information to, or entering into discussions with, such person and (C) (1) subject to clause (2) below, such general partner keeps the Company informed of the status (not the terms) of any such discussions or negotiations and (2) such general partner complies with the last sentence of
Section 9.3(b) hereof; or (ii) to the extent applicable, shall prohibit the general partner of any McNeil Partnership from taking and disclosing to the limited partners of such McNeil Partnership a position, with respect to such McNeil Partnership, contemplated by Rules 14d-9 and 14e-2 under the Exchange Act with regard to an Acquisition Proposal for such McNeil Partnership; provided further, however, that the general partner of any McNeil Partnership may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement, the Merger in respect of such McNeil Partnership, the MPLP Contributions with respect to such McNeil Partnership, the appointment of the applicable New GP LLC as the successor general partner of such McNeil Partnership and the other transactions contemplated by this Agreement, prior to the approval by the holders of LP Interests of such McNeil Partnership of this Agreement, the Merger in respect of such McNeil Partnership, the MPLP Contributions with respect to such McNeil Partnership, the appointment of the applicable New GP LLC as the successor general partner of such McNeil Partnerships and the other transactions contemplated by this Agreement at the McNeil Limited Partner Meeting (or any adjournment thereof) of such McNeil Partnership. Any disclosure that the general partner of any McNeil Partnership may be compelled to make with respect to the receipt of an Acquisition Proposal for such McNeil Partnership in order to comply with its duties to its limited partners or that the general partner of any McNeil Partnership may be compelled to make in order to comply with Rule 14d-9 or 14e-2, shall not constitute a violation of this Section 7.2, provided that such disclosure states that no action shall be taken by such general partner with respect to the withdrawal of its recommendation of the transactions contemplated hereby or the approval or


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

recommendation of any Acquisition Proposal except in accordance with this
Section 7.2.

               Section 7.3 Access to Information; Confidentiality.

               (a) Subject to the requirements of confidentiality agreements entered into with third parties and subject to all other legal limitations (including attorney-client and work product privileges, confidentiality, antitrust and fair trade limitations), Sellers shall (and shall cause their respective Seller Subsidiaries to) afford to the Company and to the officers, employees, accountants, counsel, financial advisors and other representatives of the Company, reasonable access during normal business hours prior to the Effective Time to such Sellers' and such Seller Subsidiaries' respective properties, books, contracts, commitments, personnel and records, and Sellers shall (and shall cause their respective Seller Subsidiaries to) promptly make available to the Company or its representatives all information concerning such Sellers' and such Seller Subsidiaries' respective business, properties and personnel as the Company or its representatives may reasonably request; provided, however, that no investigation pursuant to this Section 7.3 shall affect or be deemed to modify any representation or warranty made by Sellers.

               (b) Following the date of this Agreement and until and including the Closing Date, Sellers will prepare in accordance with GAAP applied consistently with past practice and make available to the Company (i) within forty-five (45) days following the end of any fiscal quarter, a copy of the unaudited quarterly balance sheet and related unaudited statements of operations and cash flows for such quarter for each Private McNeil Partnership that is a Participating McNeil Partnership at such time and (ii) within fifteen (15) days following the end of each fiscal month, a copy of the unaudited monthly balance sheet and related unaudited statements of operations and cash flows for such month for each Participating McNeil Partnership and a Preliminary Excess Cash Balance Schedule for each such Participating McNeil Partnership. Sellers and the Company will use their best efforts to respond to any inquiries any such party may have concerning such quarterly and monthly financial statements and monthly Preliminary Excess Cash Balance Schedules. No such discussion or failure to raise issues shall become final and binding upon any party hereto except pursuant to Section 2.4(b) hereof.

               (c) The Company shall, and shall cause its subsidiaries and affiliates to, and shall cause each of their officers, employees, accountants, counsel, financial advisors and other representatives to, hold any nonpublic information relating to Sellers or the Seller Subsidiaries or any of their respective businesses or properties in confidence to the extent required by, and in accordance with, the provisions of the letter agreement dated as of March 25, 1999 among Whitehall, MPLP and McREMI (the "Confidentiality Agreement"), regardless of whether such information was disclosed pursuant to this Section
7.3 or any other provision of this Agreement.

               Section 7.4   Reasonable Best Efforts;
Notification.

               (a) Subject to the terms and conditions provided in this Agreement, Sellers, on the one hand, and the Company, on the other hand, shall use their respective reasonable best efforts: (i) to cooperate with one another in (A) determining which consents, approvals, orders or authorizations of, or filings with, any Governmental Entities are required to be obtained or made prior to the Effective Time in connection with the execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, and (B) timely making all such filings and timely seeking all such consents, approvals, orders or authorizations; (ii) subject to Section 7.8 hereof, without the payment of any consideration therefor (except as expressly contemplated by this Agreement) and without compromising their respective rights and without incurring additional liabilities or obligations, to obtain in writing any consents, approvals, orders or authorizations required from non-governmental third parties to effectuate the Mergers, the MPLP Contributions, the appointments of the applicable New GP LLCs as the successor general partners


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

of the McNeil Partnerships and the other transactions contemplated by this Agreement and the other Transaction Documents, such consents, approvals, orders or authorizations to be in form reasonably satisfactory to Sellers and the Company (it being acknowledged and agreed that nothing in this Section 7.4(a)(ii) shall affect or be deemed to amend or modify any provision of this Agreement, including Sections 5.8, 8.1, 8.2 and 8.3 hereof); and (iii) without the payment of any consideration therefor and without compromising their respective rights and without incurring additional liabilities or obligations, to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents (it being acknowledged and agreed that nothing in this Section 7.4(a)(iii) shall affect or be deemed to amend or modify any provision of this Agreement, including Sections 5.8, 8.1, 8.2 and 8.3 hereof).

               (b) If at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, without the payment of any consideration therefor and without compromising their respective rights and without incurring additional liabilities or obligations, each Seller and the Company shall, and each shall cause its respective affiliates and subsidiaries to, take all such necessary action. Without the payment of any consideration therefor and without compromising their respective rights and without incurring additional liabilities or obligations, Sellers shall use their reasonable efforts to cooperate with the Company in assisting the Company in its efforts to correct or satisfy the items set forth on Schedule A to the Seller's Task List. The Company shall indemnify and hold Sellers harmless for any and all losses or damages (including reasonable attorneys' fees) that Sellers may suffer in connection with such cooperative efforts.

               (c) Promptly following the Effective Time, McREMI or MPLP shall file Schedule K-1s with supporting documents (not including Form 15s) with respect to the Participating McNeil Partnerships to reflect the change of


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status of each Participating McNeil Partnership as a result of the transactions contemplated hereby.

               Section 7.5   Public Announcements.

               (a) Sellers, on the one hand, and the Company, on the other hand, shall consult with each other before the issuance by any of them or by any of their affiliates, and shall provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement and the other Transaction Documents, and shall not, and shall cause their affiliates not to, issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the other Transaction Documents shall be in the form mutually agreed to by the parties to this Agreement prior to the execution of this Agreement.

               (b) Prior to the Closing, the Company shall not, and shall cause its subsidiaries and affiliates not to, and shall cause each of their respective partners, equity holders, members, officers, directors, managers, employees, agents, accountants, counsel, financial advisors and other representatives not to, publicly announce or disclose to any person (other than to senior management of Sellers and, after notifying such lenders and prospective third party property managers verbally of the confidential nature of such proposal or intention, any existing or prospective lenders of the Company and any prospective third party property managers for the Commercial Properties), whether verbally or in writing, any proposal or intention to sell, transfer or otherwise dispose of, in any manner (including by way of merger, consolidation, exchange, business combination or any other transaction), directly or indirectly, any of the McNeil Partnerships, Seller Subsidiaries, McNeil Partnership Properties or assets of McREMI.



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               Section 7.6   Benefit Plans and Other Employee
Arrangements.

                      (a)(i) Prior to the date of the mailing of the Proxy Statements for the Participating McNeil Partnerships (the "Proxy Mailing Date"), the Company shall provide a written list (the "Employment List") to Sellers of each employee of Sellers or any Seller Subsidiary to whom, as of the Effective Time, the Company shall cause Management LLC to offer employment (each such employee, a "Listed Employee") provided that such employee is still an employee of McREMI as of the Effective Time. The Listed Employees shall be comprised of two groups: one group shall be comprised of Property Employees for Multifamily Properties and shall be designated on the Employment List as the "Property Listed Employees" (the "Property Listed Employees") and the other group shall be comprised of Corporate Employees and shall be designated on the Employment List as the "Corporate Listed Employees" (the "Corporate Listed Employees"). The Property Listed Employees shall not constitute less than 75% of those employees of McREMI who, as of the Proxy Mailing Date, were Property Employees for Multifamily Properties with respect to the Participating McNeil Partnerships. The Corporate Listed Employees shall not constitute less than the Threshold Amount of those employees of McREMI, who, as of the Proxy Mailing Date, were Corporate Employees. For purposes of this Agreement, the "Threshold Amount" shall be an amount equal to the product determined by multiplying (A) the number of Corporate Employees as of the Proxy Mailing Date by (B) 0.5 by (C) a fraction, the numerator of which is the total number of McNeil Partnership Properties of the Participating McNeil Partnerships and their Seller Subsidiaries and the denominator of which is the total number of McNeil Partnership Properties of the McNeil Partnerships and their Seller Subsidiaries. The Company shall cause Management LLC to make such offers of employment on terms and conditions that are considered reasonable and customary in the real estate asset/property management industry as of the Closing Date, taking into account the geographic location of the employee



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

        to whom such offer of employment is being made. All such offers of employment may be made subject to drug testing, criminal background checks and credit checks.

                      (ii) The Company shall cause Management LLC to continue the employment of any Property Employee and any Corporate Employee who accepts such offer of employment for a period ending on December 31st of the calendar year following the calendar year in which the Closing occurs subject to termination for cause, resignation, retirement, performance reasons or business reasons. For purposes of this Agreement, any employee that accepts an offer of employment from the Company (or a subsidiary or affiliate of the Company) as of the Closing Date shall be referred to as an "Affected Employee."

                      (iii) In addition to continuing the workforce of McREMI in accordance with this Section 7.6, the Company shall cause Management LLC, for a period ending on December 31st of the calendar year following the calendar year in which the Closing occurs to continue utilizing the McREMI Assets listed on Annex H hereto to the extent those assets are transferred at Closing; provided, however, that, to the extent the Company reasonably determines that the continued utilization of a specific McREMI Asset is not supported by sound business practices, Management LLC may cease utilization of such asset and, if the Company reasonably determines that a substitution (which can be accomplished by way of purchasing, licensing, or leasing such substituted asset from a third party or an affiliate of the Company or developing such substituted asset in Management LLC) of such asset would be sound business practice, substitute a more appropriate asset in its stead; provided further, however, that if the Company determines not to substitute an asset for a discontinued asset it will not permit Management LLC to utilize an asset of Archon or its subsidiaries to provide the underlying function of the discontinued asset. In the event that Management LLC requires additional employees (because of any Affected Employee's termination, resignation, death, or



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

        retirement), such additional employees shall become employees of Management LLC.

                      (iv) Neither the Company (nor any subsidiary or affiliate of the Company) shall have any obligation to continue the employment of any Affected Employee that is not a Property Listed Employee or a Corporate Listed Employee for any specified period of time following the Closing.

               (b) At the Effective Time, McREMI shall terminate the employment of each Affected Employee and shall cause the termination of employment of each other employee of the Participating McNeil Partnerships and their respective Seller Subsidiaries, and the employment of each Affected Employee by the Company, Management LLC or their respective subsidiaries, as the case may be, shall commence. The Company shall, or shall cause the appropriate subsidiary or affiliate to, provide health, pension, retirement, disability and other employee benefits to each Affected Employee on the same terms as, or on terms not less favorable in the aggregate than, those provided to such Affected Employee immediately prior to the Effective Time (such benefits, the "Buyer Plans"). Prior to the Effective Time, McREMI and each applicable Seller Subsidiary shall cause the cancellation of all employment related agreements (including, without limitation, all of the agreements listed on Schedule 4.11 of the Seller Disclosure Letter) between it and any of its officers or directors and shall pay all fees and costs related to such cancellation. Subject to the provisions of this Section 7.6(b), the Company retains the right to amend or terminate any of the Buyer Plans at any time.

               (c) As of the Effective Time, Affected Employees shall cease to participate in the McREMI Plans and shall commence participation or shall become eligible to participate in all Buyer Plans maintained after the Effective Time in accordance with the second sentence of Section 7.6(b) hereof. McREMI shall retain responsibility for all McREMI Plan claims incurred by Affected Employees prior to the Effective Time regardless of when such claim is reported or made. For purposes of this Section 7.6(c), a claim shall be deemed to have been incurred when the medical or other service giving rise to the claim is




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performed, except that disability claims shall be deemed to have been incurred on the date the Affected Employee becomes disabled.

               (d) The Company shall, or shall cause its appropriate subsidiary or affiliate to, give each Affected Employee full credit for up to five accrued vacation days (in accordance with Item I of Note 18 to the applicable Participating McNeil Partnership's Excess Cash Balance Schedule) and full credit for purposes of eligibility, vesting, accruing subsequent vacation days and determination of the level of benefits under each Buyer Plan (other than incentive compensation plans) for such Affected Employee's service with McREMI to the same extent recognized by such Seller or Seller Subsidiary immediately prior to the Effective Time.

               (e) The Company shall, or shall cause its appropriate subsidiary or affiliate to, waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to each Affected Employee under any Buyer Plan (except for preexisting conditions with respect to life insurance coverage), other than limitations or waiting periods that are already in effect with respect to such Affected Employee and that have not been satisfied as of the Effective Time under any McREMI Plan maintained for the Affected Employee immediately prior to the Effective Time.

               (f) Prior to the Effective Time, McREMI shall terminate any 401(k) Savings Plan of McREMI (each, a "McREMI 401(k) Savings Plan"), and each employee who is a participant in any such terminated McREMI 401(k) Savings Plan shall have the right to elect to receive a distribution of all of such employee's account balance in such McREMI 401(k) Savings Plan (subject to, and in accordance with, the provisions of such McREMI 401(k) Savings Plan and applicable law). The Company shall, or shall cause its appropriate subsidiary or Archon to, take any and all necessary action (subject to, and in accordance with, the provisions of the Buyer Plan and applicable law) to cause the trustee of a defined contribution plan of the Company (or its subsidiaries or Archon), if requested to do so by a distributee who is an



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Affected Employee, to accept the direct "roll over" of all or a portion of any such distribution from any McREMI 401(k) Savings Plan.

               (g) Except as set forth in Section 7.6(h) hereof, McREMI shall be liable for and be responsible for the administration of all claims, losses, damages and expenses and other liabilities and obligations relating to or arising out of all workers' compensation claims of Affected Employees pending as of the Effective Time, or made after the Effective Time but relating to events occurring prior to the Effective Time. The Company and its subsidiaries that employ such Affected Employees shall be liable for and be responsible for the administration of all claims, losses, damages and expenses and other liabilities and obligations relating to or arising out of all workers' compensation claims of Affected Employees made after the Effective Time and relating to events occurring after the Effective Time.

               (h) McREMI shall give or arrange for written notice to be provided to those employees (and their spouses) of McREMI who are not deemed Affected Employees (the "Terminated Employees") of their right to elect to pay continuation coverage under Section 4980B of the Code ("COBRA") in accordance with applicable law. With respect to continuation coverage under COBRA required to be provided by McREMI, the Company shall, if requested by McREMI, be responsible following the Effective Time for administering on behalf of McREMI (without cost to McREMI) the provision of such coverage for (A) all former McREMI employees and their present or former dependents covered under COBRA at the Effective Time and (B) all Terminated Employees and their present or former dependents; provided, however, that the Company shall not be responsible for any liabilities associated with COBRA benefit claims (other than liabilities associated with the failure by the Company to pay-over to the appropriate insurers the insurance premiums collected from COBRA participants).

               (i) Sellers shall, or shall cause their respective Seller Subsidiaries to, take all necessary action to satisfy, or set aside sufficient funds to



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satisfy, all Severance Obligations for the Terminated Employees on or prior to the Closing Date.

               Section 7.7   Ancillary Agreements.

               (a) Immediately prior to the Effective Time, each party hereto shall, and shall cause its affiliates to, execute and deliver each Ancillary Agreement to which such party or such party's affiliate is a party.

               (b) At the Closing, the Company shall, and the Company shall cause Archon Group, L.P. ("Archon") to, execute and deliver the Portfolio Advisory Agreement.

               Section 7.8   Support Agreements; Financing.

               (a) The Company shall, and shall cause the Company's subsidiaries to, deliver at the Closing such agreements, instruments and other documents (collectively, the "Replacement Support Agreements") as may be necessary to assume all of Sellers' and their affiliates' (other than the Participating McNeil Partnerships' and their subsidiaries') obligations as an indemnitor under any and all Existing Support Agreements on terms no less favorable than those under the Existing Support Agreements on the date hereof. The Company shall use its reasonable efforts to ensure that the Replacement Support Agreements shall contain provisions releasing Sellers and their pre-Closing affiliates (other than the Participating McNeil Partnerships and their subsidiaries) from all obligations thereunder. Without limiting the foregoing, the Company hereby agrees to indemnify and hold harmless Sellers and their pre-Closing affiliates (other than the Participating McNeil Partnerships and their subsidiaries) from and against all obligations incurred under the Existing Support Agreements from and after the Closing Date. MPLP, to the extent that the obligations of MPLP or MII as an indemnitor under any Existing Support Agreement are not discharged thereunder, agrees to indemnify and hold harmless the Company from and against all obligations incurred by MPLP or MII as an indemnitor under any such Existing Support Agreement prior to the Closing Date.

               (b) Without the payment of any consideration therefor (other than as expressly contemplated by this



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Agreement), without compromising any rights and without incurring additional liabilities or obligations, Sellers shall take all necessary action (including using their reasonable best efforts to obtain any third party consents) and the Company shall, and shall cause its subsidiaries and affiliates to, take all necessary action (including cooperating with Sellers to obtain any third party consents), (i) to enable the Company to repay all Terminated Loans at the Effective Time and (ii) to permit the Non-Terminated Loans to continue to remain outstanding without penalty at and after the Effective Time until their expiration or prepayment as indebtedness of the persons which incurred the Non-Terminated Loans prior to the Effective Time (it being acknowledged and agreed that nothing in this Section 7.8(b) shall affect or shall be deemed to amend or modify any provision of this Agreement, including Sections 1.5, 8.1,
8.2 and 8.3 hereof).

               (c) Without limiting, amending or modifying any other provision of this Agreement (including Sections 5.8, 8.1, 8.2 and 8.3 hereof), without the payment of any consideration therefor, without compromising any rights and without incurring additional liabilities or obligations, Sellers shall cooperate with the Company to assist the Company in obtaining new financing in connection with the Mergers and the other transactions contemplated by this Agreement and the other Transaction Documents.

               Section 7.9   Fees and Expenses.

               (a) Except as expressly provided to the contrary in this Agreement, whether or not the transactions contemplated by this Agreement or the other Transaction Documents are consummated, all costs and expenses incurred in connection with this Agreement and the other Transaction Documents including, without limitation, the fees, expenses and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses. Without limiting the generality of the foregoing, whether or not the transactions contemplated by this Agreement or the other Transaction Documents are consummated, McREMI agrees that it shall



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be liable for the McREMI Transaction Expenses and each McNeil Partnership agrees that it shall be liable for its Per Partnership Transaction Expenses; provided, however, that a McNeil Partnership which becomes an Excluded McNeil Partnership pursuant to Section 9.3(a) hereof shall not be liable for its Per Partnership Transaction Expenses incurred following the date on which such McNeil
Partnership became an Excluded McNeil Partnership pursuant to Section 9.3(a) hereof, and the Participating McNeil Partnerships shall share such expenses ratably, based on their relative Partnership Percentages.

               (b) Any Assumption Fees, Prepayment Fees and Transaction Expenses (including without limitation the McREMI Transaction Expenses) paid by the Contributing Partners or any Seller (other than a McNeil Partnership) and any fees, expenses and disbursements incurred and paid by the Contributing Partners or any Seller (other than a McNeil Partnership) in connection with this Agreement and the other Transaction Documents, subject to documentation and approval (which shall not be unreasonably withheld or delayed) by the Board of Managers of the Company (the "Board of Managers"), in an aggregate amount not to exceed one-half of the aggregate amount of fees, expenses and disbursements charged to the Company, its subsidiaries and affiliates by Sullivan & Cromwell with respect to negotiating and documenting the transactions contemplated by this Agreement and the other Transaction Documents, shall be treated as a contribution in-kind to the Company (the "Capitalized McNeil Expenses") by MPLP (or another designee of the Contributing Partners) in exchange for Company Interests in accordance with Section 1.4 hereof.

               Section 7.10 Allocations. The Company and Sellers each covenant (which covenant shall survive the Closing and the Effective Time), and the LLC Agreement shall provide (until thereafter changed in accordance with the terms of the LLC Agreement or applicable law), that the Allocations shall be binding on Sellers and on the Company, its subsidiaries and affiliates and shall be adhered to by Sellers and by the Company, its subsidiaries and affiliates for the purposes of reporting the book and tax basis of the Company's assets.



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               Section 7.11  Related Party Transactions.

               (a) Prior to the Effective Time, except as consented to in writing by the Company (which consent shall not be unreasonably withheld or delayed), or except as expressly provided for in this Agreement or the other Transaction Documents, Sellers shall, and shall cause the Seller Subsidiaries to, settle all Related Party Transactions with respect to the Participating McNeil Partnerships in the ordinary course of business prior to the Effective Time. In the event that any Related Party Transaction is not settled prior to the Effective Time, such Related Party Transaction shall be cancelled as of the Effective Time, and all fees and costs related to such cancellation shall be taken into consideration in calculating the Excess Cash Balance of the applicable Participating McNeil Partnerships in accordance with the Excess Cash Balance Schedule.

               (b) Notwithstanding anything to the contrary in this Agreement, if Summerhill is a Participating McNeil Partnership, the Company shall contribute adequate cash to Summerhill to, and shall cause Summerhill to, repay at the Effective Time (including all accrued but unpaid interest thereon through to the Effective Time) the demand note, dated November 17, 1997, payable by Summerhill to Robert A. McNeil and Carole J. McNeil (the "Summerhill Note"). The parties hereto acknowledge and agree that in determining the Excess Cash Balance of Summerhill, the Summerhill Note shall be deemed to be a current liability and no adjustment shall be made to the cash line item to reflect any payment of the Summerhill Note or any contribution of cash to effect such payment.

               Section 7.12 Stanger Reports. Sellers shall use their reasonable best efforts to obtain from Stanger the Stanger Opinions, the Allocation Analysis and, if requested, the Appraisals, and to obtain from Eastdil the Eastdil Opinions, in each case on or prior to the date on which the Proxy Statements are mailed to the limited partners of the McNeil Partnerships in accordance with Section 7.1 hereof.



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               Section 7.13  Estoppels.

               (a) Without the payment of any consideration therefor (other than as expressly contemplated by this Agreement), without compromising any rights and without incurring additional liabilities or obligations, Sellers shall use their reasonable best efforts to obtain (i) the consent and estoppel certificates and the consents (in each case, in the forms attached as exhibits to this Agreement) specified in Section 8.2(d) hereof, (ii) the Estoppels (in each case, in the forms attached as exhibits to this Agreement) from all Commercial Tenants and from all lessors under each Ground Lease and (iii) subject to Section 7.13(b) hereof, subordination, non-disturbance and attornment agreements (the "SNDA Agreements") in the event that the Company requests in writing that Sellers assist in obtaining SNDA Agreements.

               (b) In the event that the Company requests in writing that Sellers assist in obtaining (i) any consents or estoppels specified in Section 8.2(d) hereof in a form other than the forms attached as Exhibits to this Agreement ("Other Consents"), (ii) any Estoppels in a form other than the forms attached as Exhibits to this Agreement ("Other Estoppels") or (iii) any SNDA Agreements, the parties hereto acknowledge and agree that Sellers shall have no obligation to comply with such requests of the Company until Sellers and the Company reach a mutually acceptable agreement as to the timing of the solicitation of the Other Consents, Other Estoppels and SNDA Agreements in relation to the requisite dating of the consents, the consent and estoppel certificates and the Estoppels attached to this Agreement and as to the content of the Other Consents, Other Estoppels and SNDA Agreements. Nothing in this
Section 7.13(b) shall limit, amend or modify any other provision of this Agreement (including Sections 5.8, 8.1, 8.2 and 8.3 hereof), or shall require the payment of any consideration therefor by any Seller, or shall require compromising any rights of any Seller or shall require any Seller to incur additional liabilities or obligations.



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               Section 7.14  Harbour Club.

               (a) If (i) either MREF XXII or MREF XXIII or both are Participating McNeil Partnerships and (ii) MREF XXV is an Excluded McNeil Partnership, then MREF XXV hereby grants to the Company the right (which right shall vest as of the Effective Time) to purchase the property known as Harbour Club I Apartments, located at 49000 Denton Road, Belleville, Michigan, together with the property known as the Harbour Club Golf Course (together, "Harbour Club I"), at a price equal to eleven million nine hundred sixty thousand dollars ($11,960,000) (the "Option Price"). In the event that the Company desires to exercise such right, the Company shall deliver a written notice to MREF XXV of its election to do so promptly following the Effective Time, but in no event later than the fifteenth business day following the Closing Date. In the event that such notice has not been provided to MREF XXV by the Company by such fifteenth business day, then, to the extent such right has vested in accordance with this Section 7.14(a), such right shall irrevocably lapse and MREF XXV's obligations in respect thereof shall be irrevocably discharged. The parties hereto acknowledge and agree that the closing of the Company's purchase of Harbour Club I must be completed within twenty (20) business days following the Closing Date.

               (b) Notwithstanding anything to the contrary in this Agreement, in the event that the Company exercises its right to purchase Harbour Club I in accordance with Section 7.14(a) hereof, the Company shall pay at the closing of such transaction any indebtedness outstanding which is secured by Harbour Club I (including all accrued but unpaid interest thereon through to the date of such closing) and all prepayment fees relating to such indebtedness on Harbour Club I and the Option Price shall be reduced by the amount of such indebtedness (and not the prepayment fees).

               (c) The obligations of the Company to effect the closing of the Company's purchase of Harbour Club I pursuant to Section 7.14(a) hereof is subject to the fulfillment (or waiver by the Company) on the date of such closing of the following conditions: (i) title to Harbour Club I shall be free and clear of all Property



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Restrictions and Encumbrances other than the Permitted Restrictions and
Encumbrances and any matters arising after the Expiration Time (or, in the case of the Survey Materials, after the Survey Materials Expiration Time) which (A) would not preclude the continued use of Harbour Club I as it is being used as of the date of this Agreement or (B) would not materially and adversely affect the value of Harbour Club I as it is being used as of the date of this Agreement and
(ii) Lawyer's Title Insurance Company (or such other nationally recognized title insurance company reasonably acceptable to Sellers and the Company) shall be unconditionally obligated and prepared, subject to the payment of the applicable title insurance premium and related charges at the Company's sole cost and expense, to issue to or for the benefit of the Company and one or more of its subsidiaries, a Title Policy (or the equivalent in the applicable jurisdiction) for Harbour Club I in an amount requested by the Company, which shall be a commercially reasonable amount, or, at the option of the Company, a "date-down" to an existing policy of owner's title insurance. Such Title Policy shall be issued in accordance with the Title Commitment for Harbour Club I. In the event that one or both of the conditions set forth in the immediately preceding clauses (i) and (ii) are not satisfied at the time of the closing of the Company's purchase of Harbour Club I and the Company has not waived any such unsatisfied condition prior to such time, MPLP and the Company agree to negotiate in good faith a fair reduction in the Option Price to take into account the matters with respect to which such conditions are not satisfied.

               (d) At and after the Effective Time, the owner of Harbour Club I agrees, for so long as such owner shall continue to own Harbour Club I, to manage, or cause to be managed, either or both of the Other Harbour Club Properties, if so requested by the respective owners thereof, at market terms and at market rates, pursuant to a property management agreement in a form substantially comparable to that used for comparable properties, subject to such owner obtaining the consent or approval of each person whose consent or approval shall be required to a change in the management of such property. For purposes of this Agreement, "Other Harbour Club Properties" means the property known as the Harbour Club II Apartments and



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the property known as the Harbour Club III Apartments, each located at 49000
Denton Road, Belleville, Michigan.

               Section 7.15  Material Encumbrances.

               (a) In the event that Other Items, or surveys that were received by the Company after June 1, 1999, with respect to McNeil Partnership Properties, in each case received prior to the Expiration Time (the Other Items and such surveys, collectively, the "Survey Materials"), disclose any Property Restrictions, Encumbrances or other matters affecting title to such McNeil Partnership Property (other than Permitted Restrictions and Encumbrances) which reasonably could preclude the continued use of such McNeil Partnership Property as it is being used as of the date of this Agreement or reasonably could materially and adversely affect the value of such McNeil Partnership Property as it is being used as of the date of this Agreement (each, a "Material Encumbrance") (it being understood and agreed that the absence of legal access to a public right of way or utilities shall be a Material Encumbrance), the Company shall promptly, and in no event later than 5:00 p.m., New York City time, on July 16, 1999 (the "Expiration Time"), deliver a written notice (the "Encumbrance Notice") to Sellers of such Material Encumbrance, which notice shall describe in reasonable detail such Material Encumbrance and the manner in which such Material Encumbrance reasonably could preclude the continued use of such McNeil Partnership Property as it was being used as of the date of this Agreement or reasonably could materially and adversely affect the value of such McNeil Partnership Property as it was being used as of the date of this Agreement, and the Company shall include a copy of the Survey Materials disclosing such Material Encumbrance; provided, however, that the failure to provide such information and description shall not vitiate the legal effect of having sent such Encumbrance Notice if such Encumbrance Notice was otherwise sent in good faith.

               (b) If the Company shall fail to deliver an Encumbrance Notice prior to the Expiration Time with respect to one or more Material Encumbrances on one or more McNeil Partnership Properties, then from and after the Expiration Time (regardless of whether or not the



                                      106
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Company was aware of any such Material Encumbrance as of the Expiration Time, and regardless of whether or not the Company has obtained all of the Other Items), (i) each such Material Encumbrance shall automatically be deemed to be a Permitted Restriction and Encumbrance for all purposes under this Agreement,
(ii) each such Material Encumbrance shall not be considered in determining whether or not a Seller Material Adverse Effect has occurred for any and all purposes under this Agreement (including Article VIII hereof) and (iii) the Company shall be deemed to have waived all conditions to the Closing set forth in Article VIII hereof relating to such Survey Materials (including, without limitation, whether or not the representations and warranties contained in
Section 4.8 hereof were true and correct and whether or not the condition set forth in Section 8.2(e) hereof has been fulfilled).

               Section 7.16 Additional Seller Tax Covenant. From the date of this Agreement until the Closing Date, the McNeil Partnerships shall at all times qualify, and Sellers shall cause any of the Seller Subsidiaries that have been partnerships, joint ventures or disregarded entities or limited liability companies since formation to continue to qualify, as partnerships or disregarded entities for federal income tax purposes. From the date of this Agreement until the Closing Date, the McNeil Partnerships shall not at any time become, and Sellers shall not permit any Seller Subsidiaries that have been partnerships, joint ventures or disregarded entities or limited liability companies since formation to become, publicly traded partnerships within the meaning of Section 7704 of the Code or otherwise taxable as an association for federal income tax purposes.

               Section 7.17 Title Deliveries. The Sellers shall arrange for the delivery of the documents, certificates, affidavits and undertakings reasonably required by the title insurer for the issuance of the title insurance coverage contemplated by Section 8.2(e) hereof (provided that the Company, the Participating McNeil Partnerships and their respective subsidiaries shall not be liable directly or indirectly for such certificates, affidavits or undertakings).




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                                  ARTICLE VIII

                                   CONDITIONS

               Section 8.1 Conditions to Each Party's Obligation to Effect the Mergers. Subject to Section 8.4 hereof, the obligations of each party to effect the Mergers of the Participating McNeil Partnerships and the other transactions relating to the Participating McNeil Partnerships which are contemplated by this Agreement to be performed at or after the Effective Time shall be subject to the fulfillment (or waiver by each party hereto) at or prior to the Effective Time of the following conditions:

               (a) Limited Partner Approvals. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite approval of the limited partners of each Participating McNeil Partnership (other than Summerhill, whose approval has been obtained prior to the date hereof).

               (b) No Injunctions or Restraints. No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) (i) that is in effect and prohibits consummation of the Mergers of the Participating McNeil Partnerships, the MPLP Contributions relating to the Participating McNeil Partnerships, the appointment of each of the applicable New GP LLCs as the general partner of its corresponding Participating McNeil Partnership or any other transactions with respect to the Participating McNeil Partnerships expressly contemplated by this Agreement or (ii) that is enacted, issued, promulgated, enforced or entered after the date of this Agreement and, in any such case, is in effect and imposes restrictions on the Company or the Participating McNeil Partnerships with respect to the business operations of the Participating McNeil Partnerships which would result in a Seller Material Adverse Effect (clauses (i) and (ii), collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order, and no other person shall have


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instituted any proceeding seeking any such Order which is reasonably likely to succeed.

               (c) Certain Actions and Consents. All material actions by, and all consents, approvals, orders or authorizations from, or filings with, Governmental Entities of competent authority necessary for the consummation of the Mergers of the Participating McNeil Partnerships, the MPLP Contributions relating to the Participating McNeil Partnerships, the appointment of each of the applicable New GP LLCs as the general partner of its corresponding Participating McNeil Partnership or any other transactions with respect to the Participating McNeil Partnerships expressly contemplated by this Agreement shall have been obtained or made, as the case may be.

               (d) Settlement of Class Action Litigation. All claims with respect to the Participating McNeil Partnerships, the general partners of the Participating McNeil Partnerships and the McREMI Assets asserted in connection with the action of James F. Schofield, Gerald C. Gillett, Donna S. Gillett, Jeffrey Homburger, Louise C. Homburger, Elizabeth Jung, Robert Lewis, Morton Farber and Warren Heller v. McNeil Partners, L.P., McNeil Investors, Inc., McNeil Real Estate Management, Inc., Robert A. McNeil, Carole J. McNeil, Donald
K. Reed and McNeil Pacific Investors Fund 1972, Ltd., McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XII, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXI, L.P., McNeil Real Estate Fund XII, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P. McNeil Real Estate Fund XXVI, L.P., and McNeil Real Estate Fund XXVII, L.P. (Case No. BC133799), Superior Court of the State of California, County of Los Angeles, shall have been settled on terms satisfactory to MPLP and such settlement shall be substantially in the form of the settlement agreement delivered by Sellers to the Company prior to the date hereof.

               (e) Determination of Excess Cash Balances. The Excess Cash Balance shall have been determined for each



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Participating McNeil Partnership in accordance with Section 2.4 hereof.

               Section 8.2 Conditions to Obligations of the Company. Subject to
Section 8.4 hereof, the obligations of the Company to effect the Mergers of the Participating McNeil Partnerships and the other transactions relating to the Participating McNeil Partnerships which are contemplated by this Agreement to be performed at or after the Effective Time are further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:

               (a)  Representations and Warranties.

                      (i) The representations and warranties of Sellers set forth in Article IV of this Agreement (other than the representations and warranties that are the subject of Section 8.2(a)(ii) below) shall be true and correct at and as of the Closing Date (each such representation and warranty shall be deemed to be amended as of the Closing Date (i) in accordance with Section 8.4 hereof and (ii) so as not to give effect to any materiality or Seller Material Adverse Effect qualifiers contained therein), as though made on and as of the Closing Date but immediately prior to the transfers of assets, rights and interests and the other transactions contemplated by Articles II and III of this Agreement, except to the extent any representation or warranty is expressly limited by its terms to a specific date, in which case such representation or warranty shall be true and correct at and as of such date; provided, however, that the condition set forth in this Section 8.2(a) shall be deemed satisfied if the respects in which such representations and warranties (as each has been deemed amended as of the Closing Date) are not true and correct at and as of the Closing Date but immediately prior to the transfers of assets, rights and interests and the other transactions contemplated by Articles II and III of this Agreement, or at and as of such other date, would not constitute, individually or in the aggregate, a Seller Material Adverse Effect.



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                      (ii) The representations and warranties of Sellers set
        forth in Sections 4.1(a), 4.1(d), 4.2(b), 4.3(a) and 4.3(c) hereof (each such representation and warranty shall be deemed to be amended as of the Closing Date in accordance with Section 8.4 hereof) shall be true and correct in all material respects (other than the representations and warranties having a materiality or Seller Material Adverse Effect qualifier, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date, as though made on and as of the Closing Date but immediately prior to the transfers of assets, rights and interests and the other transactions contemplated by Articles II and III of this Agreement, except to the extent any representation or warranty is expressly limited by its terms to a specific date, in which case such representation or warranty shall be true and correct at and as of such date.

               (b) Performance of Obligations of Sellers. Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time (other than obligations with respect to Excluded McNeil Partnerships), including the execution and delivery of the Ancillary Agreements to which any Seller is a party.

               (c) Officer's Certificate. The Company shall have received a certificate signed on behalf of Sellers by an executive officer thereof certifying the accuracy of the statements set forth in Sections 8.2(a) and 8.2(b) hereof.

               (d)  Consents.

                      (i) Sellers shall have obtained the consent and estoppel certificate of each lender of the Non-Terminated Loans listed on
        Schedule 8.2(d)(i) of the Seller Disclosure Letter, in the form of the consent and estoppel certificate attached as Exhibit A hereto or in the form(s) of a consent or estoppel certificate or both returned by the person from whom such consent and estoppel certificate is being sought pursuant to this Section 8.2(d)(i) provided such



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        form(s) of consent or estoppel certificate is substantially comparable to the form of the consent and estoppel certificate attached as Exhibit A hereto.

                      (ii) Sellers shall have obtained any consents or approvals which if not obtained would have, individually or in the aggregate, a Seller Material Adverse Effect, in the form of the consent attached as Exhibit B hereto or in the form of the consent returned by the person whose consent is being sought pursuant to this Section 8.2(d)(ii) provided such form of consent is substantially comparable to the form of the consent attached as Exhibit B hereto.

               (e) Title. On the Closing Date, (i) title to each McNeil Partnership Property owned by a Participating McNeil Partnership shall be free and clear of all Encumbrances and Property Restrictions other than Permitted Restrictions and Encumbrances and other than any matters disclosed after the Expiration Time (other than the Survey Materials) which (A) would not reasonably preclude the continued use of such McNeil Partnership Property as it is being used as of the date of this Agreement or (B) would not reasonably materially and adversely affect the value of such McNeil Partnership Property as it is being used as of the date of this Agreement and (ii) Lawyer's Title Insurance Corporation (or such other nationally recognized title insurance company reasonably acceptable to Sellers and the Company) shall be unconditionally obligated and prepared, subject to the payment of the applicable title insurance premium and related charges at the Company's sole cost and expense, to issue to or for the benefit of the Company and one or more of its subsidiaries, an extended coverage ATLA owner's policy of title insurance effective as of the Closing Date (the "Title Policies") (or the equivalent in the applicable jurisdiction) for each McNeil Partnership Property owned by a Participating McNeil Partnership in an amount requested by the Company, which amount shall be commercially reasonable, or, at the option of the Company, a "date-down" to an existing policy of owner's title insurance. Such Title Policies shall be issued in accordance with the Title Commitments; provided, however, that, notwithstanding anything to the contrary set forth



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in this Agreement or in the Title Commitments, the title exceptions listed on
Schedule A to the Task List need not be omitted from the Title Policies and the title company requirements listed on Schedule A to the Task List need not be satisfied in determining whether or not this Section 8.2(e) has been satisfied.

               (f)  Estoppels.

                      (i) Sellers shall have received from tenants (which tenants shall include the tenants leasing space pursuant to the Commercial Leases listed on Schedule 8.2(f)(i) of the Seller Disclosure Letter) leasing at least seventy-five percent (75%) of the aggregate square footage leased pursuant to all Commercial Leases, a certificate (an "Estoppel"), addressed to the Company and its lender (as defined in the Estoppel attached as Exhibit D hereto), dated not more than sixty
        (60) days prior to the Closing Date, in either (A) the form of Estoppel attached as Exhibit D hereto or (B) the form of Estoppel returned by the tenant whose Estoppel is being sought pursuant to this Section 8.2(f)(i) provided such form of Estoppel is substantially comparable to the form of Estoppel attached as Exhibit D hereto. The Company hereby acknowledges and agrees that, in lieu of any one or more of such Estoppels, MPLP may deliver a landlord Estoppel provided that (A) such form of landlord Estoppel is in the form of Estoppel attached as Exhibit D hereto, (B) the landlord Estoppels delivered by MPLP pursuant to this
        Section 8.2(f)(i) shall not be given in respect of more than ten percent (10%) of the aggregate square footage leased pursuant to all Commercial Leases and (C) such landlord Estoppels delivered by MPLP shall not be delivered in respect of the Commercial Leases listed on Schedule 8.2(f)(i) of the Seller Disclosure Letter.

                      (ii) Sellers shall have received an Estoppel from each lessor under a Ground Lease, addressed to the Company and its lender (as defined in the Estoppel attached as Exhibit E hereto), dated not more than sixty (60) days prior to the Closing Date in either (A) the form of Estoppel attached as



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        Exhibit E hereto or (B) the form of Estoppel returned by the lessor whose Estoppel is being sought pursuant to this Section 8.2(f)(ii) provided such form of Estoppel is substantially comparable to the form of Estoppel attached as Exhibit E hereto.

               (g) Opinion Relating to the Pledge. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP or other counsel to Sellers reasonably acceptable to the Company, dated as of the Closing Date, substantially in the form attached as Exhibit C hereto.

               (h) Percentage Reduction in NOI. The sum of the Net Operating Incomes for each Participating McNeil Partnership for the twelve months ended on the NOI Determination Date shall be greater than or equal to the product determined by multiplying (i) 0.8723 by (ii) an amount equal to the sum of the NOI Amounts for each Participating McNeil Partnership. For purposes of this Agreement, the term "NOI Determination Date" means the last day of the most recently completed fiscal month prior to the Closing Date.

               (i) Consummation of the Contributions. The transactions contemplated by Sections 2.2 and 2.3(a) hereof shall have been consummated.

               Section 8.3 Conditions to Obligations of Sellers. Subject to
Section 8.4 hereof, the obligations of Sellers to effect the Mergers of the Participating McNeil Partnerships and the other transactions contemplated by this Agreement relating to the Participating McNeil Partnerships which are to be performed at or after the Effective Time are further subject to the fulfillment (or waiver by each Seller) at or prior to the Effective Time of the following conditions:

               (a) Representations and Warranties. The representations and warranties of the Company set forth in Article V of this Agreement shall be true and correct at and as of the Closing Date (each such representation and warranty shall be deemed to be amended as of the Closing Date so as not to give effect to any materiality



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qualifiers contained therein), as though made on and as of the Closing Date but immediately prior to the transfers of assets, rights and interests and the other transactions contemplated by Articles II and III of this Agreement, except to the extent any representation or warranty is expressly limited by its terms to a specific date, in which case such representation or warranty shall be true and correct at and as of such date; provided, however, that the condition set forth in this Section 8.3(a) shall be deemed satisfied if the respects in which such representations and warranties (as each has been deemed amended as of the Closing Date) are not true and correct at and as of the Closing Date but immediately prior to the transfers of assets, rights and interests and the other transactions contemplated by Articles II and III of this Agreement, or at and as of such other date, would not prevent the Company, any Company LLC or any Transitory Partnership from consummating the transactions contemplated by this Agreement and the other Transaction Documents.

               (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time (other than obligations with respect to Excluded McNeil Partnerships), including the execution and delivery of the Ancillary Agreements to which either the Company or any of its affiliates is a party.

               (c) Officers' Certificate. Each Seller shall have received a certificate signed on behalf of the Company by a senior officer of the Company certifying the accuracy of the statements set forth in Sections 8.3(a) and 8.3(b) hereof.

               (d)  Fairness Opinions.

                      (i) Stanger shall have delivered to Sellers (A) the Allocation Analysis, (B) the Appraisals (if they had been requested by Sellers prior to the date of the mailing of the Proxy Statements) and
        (C) the Stanger Opinions, in each case, prior to the date of the mailing of the Proxy Statements for the Participating McNeil Partnerships.



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        The Sellers shall have received the Stanger Opinions to the effect that each of the matters opined upon therein and each of the Allocations is fair from a financial point of view to the holders of each class of LP Interests in each McNeil Partnership.

                      (ii) Eastdil shall have delivered to the Special Committee the Eastdil Opinions prior to the date of the mailing of the Proxy Statements for the Participating McNeil Partnerships. The Special Committee shall have received the Eastdil Opinions to the effect that each of the matters opined upon therein is fair from a financial point of view to the holders of each class of LP Interests in each McNeil Partnership.

               Section 8.4   Certain Exclusions from
Conditions to Closing.

               (a) Notwithstanding anything to the contrary in this Agreement (including Sections 8.1, 8.2 and 8.3 hereof), the parties hereto acknowledge and agree that, in accordance with Section 9.4 hereof, none of the conditions to Closing set forth in Sections 8.1, 8.2 and 8.3 hereof shall be deemed to be unsatisfied because such condition was not satisfied with respect to an Excluded McNeil Partnership (or such Excluded McNeil Partnerships' subsidiaries, properties, etc.) (i.e., since no Excluded McNeil Partnership is subject to the Closing, the conditions to the Closing need not be satisfied with respect to any Excluded McNeil Partnership, such Excluded McNeil Partnerships' subsidiaries, properties, etc.).

               (b) Notwithstanding anything to the contrary in this Agreement (including Sections 8.1 and 8.2 hereof), the following shall not be considered in determining whether or not any or all of the conditions set forth in Sections
8.1 and 8.2 hereof have been fulfilled: (i) any effect on any of the Participating McNeil Partnerships' business, properties, financial condition or results of operations resulting, directly or indirectly, from the Company's failure to consent to a Commercial Lease or any amendment to any Commercial Lease as requested by Sellers in good faith pursuant to Section 6.1(l) hereof; and (ii) any effect on any of the Participating McNeil



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Partnerships' business, properties, financial condition or results of operations resulting, directly or indirectly, from the Company's failure to consent to a Reimbursable Proposal proposed by Sellers in good faith.

               (c) Notwithstanding anything to the contrary in this Agreement (including Sections 8.1, 8.2 and 8.3 hereof), the parties hereto acknowledge and agree that none of the Discretionary Closing Conditions shall be deemed to be unsatisfied because such condition was not satisfied with respect to any one or more Included McNeil Partnerships (or such Included McNeil Partnerships' subsidiaries, properties, etc.).

               (d) Notwithstanding anything to the contrary in this Agreement (including Sections 8.1, 8.2 and 8.3 hereof), the parties hereto acknowledge and agree that none of the Discretionary Closing Conditions shall be deemed to be unsatisfied because such condition was not satisfied with respect to any one or more Included Partnership Matters.

               (e) Notwithstanding anything to the contrary in this Agreement (including Sections 8.1, 8.2 and 8.3 hereof), the parties hereto acknowledge and agree that Section 7.15(b) hereof shall be given effect prior to determining whether or not any or all of the conditions set forth in Sections 8.1 and 8.2 hereof have been fulfilled.

               Section 8.5   Removal Notices.

               (a) In the case of any Participating McNeil Partnership, at any time after the date of this Agreement through to the date of the McNeil Limited Partner Meeting for such Participating McNeil Partnership, the Sellers may provide a written notice (the "Matter Removal Notice") to the Company identifying such Participating McNeil Partnership as a "Removable Partnership" and which shall describe in reasonable detail certain matters relating to such Participating McNeil Partnership as "Designated Partnership Matters" that Sellers believe in good faith may cause the Participating McNeil Partnership to become an Excluded McNeil Partnership.



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               (b) Upon the Company's receipt of the Matter Removal Notice (the earlier of (1) the tenth full business day following the date of the Company's receipt of the Matter Removal Notice and (2) the third full business day following the date of the Company's receipt of the Pre-Closing Removal Notice, the "Matter Removal Notice Date"), the Company shall have until 5:00 p.m., New York City time, on the Matter Removal Notice Date to provide written notice to Sellers, which notice shall identify which (if any) of the Designated Partnership Matters the Company designates as an "Included Partnership Matter."

               (c) In the case of any Participating McNeil Partnership, at any time following the date of the McNeil Limited Partner Meeting for a Participating McNeil Partnership, the Sellers may provide a written notice (the "Pre-Closing Removal Notice") to the Company identifying such Participating McNeil Partnership as a "Pre-Closing Removable Partnership" which may or may not (in the sole and absolute discretion of the Sellers) designate certain of the McNeil Partnership Properties of such Pre-Closing Removable Partnership as "Designated Partnership Properties."

               (d) Upon the Company's receipt of the Pre-Closing Removal Notice (the third full business day following the date of the Company's receipt of the Pre-Closing Removal Notice, the "Pre-Closing Removal Notice Date"), the Company shall have until 5:00 p.m., New York City time, on the Pre-Closing Removal Notice Date to provide written notice to Sellers, which notice shall identify which (if any) of the Pre-Closing Removable Partnerships the Company designates as an "Included McNeil Partnership."

               (e) The parties hereto acknowledge and agree that the exercise (or lack of exercise) by any Seller of its rights under Sections 8.5(a) and 8.5(c) hereof and the exercise (or lack of exercise) by the Company of its rights under Sections 8.5(b) and 8.5(d) hereof shall not be the basis of any suit, action or proceeding by any person against any party to this Agreement or their respective affiliates, and shall not constitute a presumption that any McNeil Partnership has, in fact, violated any representation, warranty, covenant or



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agreement in this Agreement or that the conditions to Closing with respect to any McNeil Partnership were not, in fact, satisfied.

               (f) If the Closing occurs and if one or more McNeil Partnerships became an Excluded McNeil Partnership by operation of Section 9.3(f), 9.3(g) or 9.3(h) hereof, each party to this Agreement hereby waives any rights it may have to file or commence any suit, action or proceeding against each other party to this Agreement or their respective affiliates with respect to any such Excluded McNeil Partnership and hereby irrevocably and unconditionally releases each such other party and its affiliates from any and all claims, known or unknown, it may have relating to the transactions contemplated by this Agreement and the other Transaction Documents with respect to any such Excluded McNeil Partnership.


                                   ARTICLE IX

                                   TERMINATION

               Section 9.1 Termination of this Agreement Prior to the Effective Time. This Agreement may be terminated at any time prior to the Effective Time (regardless of whether or not the requisite approvals of the respective limited partners of each of the McNeil Partnerships have been obtained) as follows:

               (a) by the mutual written consent of each Seller and the Company;

               (b) by the Company, on the one hand, or any Seller, on the other hand, upon written notice given to the other if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the transactions contemplated by this Agreement (other than transactions relating to the Excluded McNeil Partnerships) shall have become final and nonappealable;

               (c) by the Company, on the one hand, or any Seller, on the other hand, upon written notice given to the other if the Closing shall not have occurred on or



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before the twelve (12)-month anniversary of the date of this Agreement (the
"Termination Date");

               (d) by any Seller upon written notice given to the Company, upon a material breach on the part of the Company of any representation, warranty, covenant, obligation or agreement of the Company set forth herein that is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by any Seller to the party committing such breach, if the conditions set forth in Section 8.3(a) or 8.3(b) hereof would be incapable of being satisfied by the Termination Date ; or

               (e) by the Company upon written notice given to Sellers, upon a material breach on the part of Sellers of any representation, warranty, covenant, obligation or agreement of Sellers set forth herein that is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by the Company to the party committing such breach, if the conditions set forth in Section 8.2(a) or 8.2(b) hereof would be incapable of being satisfied by the Termination Date.

               Section 9.2 Effect of Termination Pursuant to Section 9.1. In the event of the termination of this Agreement by any Seller or the Company as provided in Section 9.1 hereof, this Agreement shall become null and void and of no further force or effect, and there shall be no liability or obligation hereunder on the part of Sellers or the Company, or any of their respective subsidiaries, or any of their respective general partners, limited partners, partners, stockholders, members, equity holders, directors, officers, employees, affiliates, agents, representatives, successors or assigns, except (i) any obligations of the parties to this Agreement under Sections 7.3(c), 7.9(a), 9.2, 9.4, 9.5 and 9.6 hereof and Article XI hereof shall survive such termination and
(ii) one or more of Sellers or the Company, as the case may be, may have liability to one or more of Sellers or the Company, as the case may be, if the basis of the termination is a willful, material breach by one or more of Sellers or the Company, as the case may be, of one or more of the provisions of this Agreement. Furthermore, if this Agreement is terminated pursuant to Section 9.1




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hereof, the Company shall not, and shall cause its affiliates not to, oppose or seek to prevent or frustrate any transaction or agreement that Sellers or any of their subsidiaries may propose or enter into relating to any business combination between Sellers and any third party; provided, however, that if (1) Goldman, Sachs & Co. and its affiliates (including, without limitation, Whitehall and the Managing Member) are not using all or any portion of the Evaluation Material (as defined in the Confidentiality Agreement) in violation of the Confidentiality Agreement, and (2) Goldman, Sachs & Co. and its affiliates (including, without limitation, Whitehall and the Managing Member) are not using all or any portion of the Evaluation Material (as defined in the Confidentiality Agreement) in any of the activities specified below and (3) Goldman, Sachs & Co. and its affiliates (including, without limitation, Whitehall and the Managing Member) are not in violation of Section 7.3(c) hereof, then nothing in this Agreement shall in any manner apply to or restrict the activities of Goldman, Sachs & Co. and its affiliates from engaging in asset management, brokerage, investment advisory, investment banking, financial advisory, anti-raid advisory, financing, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates' business.

               Section 9.3 Termination of Certain Rights and Obligations Prior to the Effective Time. Certain rights and obligations under this Agreement of one or more McNeil Partnerships (each, an "Excluded McNeil Partnership") and of all of the parties hereto in respect of each such Excluded McNeil Partnership may be terminated at any time prior to the Effective Time (regardless of whether or not the requisite approvals of the respective limited partners of the McNeil Partnerships have been obtained (except as indicated to the contrary below)) as follows:

               (a) by the Company, on the one hand, or any Seller, on the other hand, upon written notice given to the other if, upon a vote at a duly held McNeil Limited Partner Meeting (or any adjournment thereof) for such McNeil Partnership, the requisite approval of the limited partners of such McNeil Partnership of the Merger in respect of such McNeil Partnership, the MPLP Contributions



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with respect to such McNeil Partnership, the appointment of the applicable New
GP LLC as the general partner of such McNeil Partnership and the other transactions contemplated by this Agreement with respect to such McNeil Partnership, shall not have been obtained as contemplated by Section 7.1 hereof;

               (b) by any Seller upon written notice given to the Company, if, prior to the approval by the holders of LP Interests of such McNeil Partnership of this Agreement, the Merger in respect of such McNeil Partnership, the MPLP Contributions with respect to such McNeil Partnership, the appointment of the applicable New GP LLC as the successor general partner of such McNeil Partnerships and the other transactions contemplated by this Agreement at the McNeil Limited Partner Meeting (or any adjournment thereof) of such McNeil Partnership, in the exercise of good faith judgment of the general partner of such McNeil Partnership as to its fiduciary duties to the limited partners of such McNeil Partnership as imposed by law, such general partner, as advised by counsel, determines that such termination is required by reason of a Superior Acquisition Proposal being made with respect to such McNeil Partnership. Each McNeil Partnership agrees that it shall not enter into a binding written agreement with respect to an Acquisition Proposal without providing the Company with at least four business days prior notice of its intent to do so (which notice shall disclose the material terms of such Acquisition Proposal).

               (c) by the Company upon written notice given to the applicable McNeil Partnership, if the general partner of such McNeil Partnership (A) has failed to recommend to the limited partners of such McNeil Partnership the approval of the Merger in respect of such McNeil Partnership, the MPLP Contributions with respect to such McNeil Partnership, the appointment of the applicable New GP LLC as the successor general partner of such McNeil Partnership and the other transactions contemplated by this Agreement with respect to such McNeil Partnership, in connection with an Acquisition Proposal by a third party in respect of such McNeil Partnership, (B) has withdrawn or modified in a manner adverse to the Company its approval or recommendation that the limited partners of such McNeil Partnership approve the Merger in respect of such McNeil Partnership, the MPLP Contributions with



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respect to such McNeil Partnership, the appointment of the applicable New GP LLC as the successor general partner of such McNeil Partnership and the other transactions contemplated by this Agreement with respect to such McNeil Partnership, in connection with an Acquisition Proposal for such McNeil Partnership, or (C) has approved or recommended an Acquisition Proposal for such McNeil Partnership;

               (d) by the Company, on the one hand, or any Seller, on the other hand, with respect to a McNeil Partnership, upon written notice given to the other if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the transactions contemplated by this Agreement with respect to such McNeil Partnership shall have become final and nonappealable;

               (e) by the mutual written consent of each Seller and the Company;

               (f) by any Seller upon written notice to the Company, in respect of any McNeil Partnership which owns any McNeil Partnership Property in respect of which an Encumbrance Notice has been delivered to Sellers pursuant to Section
7.15 hereof;

               (g) after 5:00 p.m., New York City time, on the Pre-Closing Removal Notice Date but at least two (2) business days prior to the estimated Closing Date (such time, the "Pre-Closing Removal Notice Time"), by any Seller upon written notice to the Company, in respect of any one or more of the Pre-Closing Removable Partnerships which the Company has not designated in writing as an Included McNeil Partnership by the Pre-Closing Removal Notice Time;

               (h) after 5:00 p.m., New York City time, on the Matter Removal Notice Date but no later than the earlier of (1) the tenth business day following the Matter Removal Notice Date and (2) the day which is at least two
(2) business days prior to the estimated Closing Date (such time, the "Matter Removal Notice Time"), by any Seller upon written notice to the Company, in respect of any one or more of the Removable Partnerships with respect to



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

which the Company has not designated in writing as Included Partnership Matters all of the Designated Partnership Matters by the Matter Removal Notice Time; or

               (i) in respect of Fairfax only, following the date which is the tenth business day after the date of the mailing of the Proxy Statements for the Participating McNeil Partnerships, by the Company, on the one hand, or any Seller, on the other hand, upon written notice given to the other if the requisite approval of the limited partners of Fairfax of the MPLP Contributions with respect to Fairfax, the appointment of the applicable New GP LLC as the general partner of Fairfax and the other transactions contemplated by this Agreement with respect to Fairfax shall not have been obtained.

               Section 9.4 Effect of Termination Pursuant to Section 9.3. In the event of the termination of certain rights and obligations under this Agreement of one or more Excluded McNeil Partnerships and of all of the parties hereto in respect of such Excluded McNeil Partnerships as provided in Section 9.3 hereof, all of the rights and obligations under this Agreement of each such Excluded McNeil Partnership and of all of the other parties hereto in respect of each such Excluded McNeil Partnership shall become null and void and of no further force or effect, and there shall be no liability or obligation hereunder of such Excluded McNeil Partnership or of the other parties hereto in respect of any such Excluded McNeil Partnership on the part of any other party hereto, or their respective subsidiaries, or any of their respective general partners, partners, stockholders, members, equity holders, directors, officers, employees, affiliates, agents, representatives, successors or assigns, except (i) any obligations of the parties to this Agreement under Sections 7.3(c), 7.4(b), 7.5, 7.9(a), 7.10, 7.14, 9.4, 9.5 and 9.6 hereof and Article XI hereof (other than
Section 11.3 hereof) shall survive such termination and (ii) one or more of Sellers or the Company, as the case may be, may have liability to one or more of Sellers or the Company, as the case may be, if the basis of the termination is a willful, material breach by one or more of Sellers or the Company, as the case may be, of one or more of the provisions of this Agreement; provided, however, that except as provided in this Section 9.4, nothing in this



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

Section 9.4 shall otherwise affect any of the rights or obligations under this Agreement of any party to this Agreement. Furthermore, if the obligations and liabilities under this Agreement in respect of an Excluded McNeil Partnership are terminated pursuant to Section 9.3 hereof, the Company shall not, and shall cause its affiliates not to, oppose or seek to prevent or frustrate any transaction or agreement that Sellers or any of their subsidiaries may propose or enter into relating to any business combination between Sellers and any third party in respect of such Excluded McNeil Partnership; provided, however, that if
(1) Goldman, Sachs & Co. and its affiliates (including, without limitation, Whitehall and the Managing Member) are not using all or any portion of the Evaluation Material (as defined in the Confidentiality Agreement) in violation of the Confidentiality Agreement, and (2) Goldman, Sachs & Co. and its affiliates (including, without limitation, Whitehall and the Managing Member) are not using all or any portion of the Evaluation Material (as defined in the Confidentiality Agreement) in any of the activities specified below and (3) Goldman, Sachs & Co. and its affiliates (including, without limitation, Whitehall and the Managing Member) are not in violation of Section 7.3(c) hereof, then nothing in this Agreement shall in any manner apply to or restrict the activities of Goldman, Sachs & Co. and its affiliates from engaging in asset management, brokerage, investment advisory, investment banking, financial advisory, anti-raid advisory, financing, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates' business.

               Section 9.5   Payment of Break-Up Fee.

               (a) If the rights and obligations under this Agreement in respect of one or more Excluded McNeil Partnerships have been terminated pursuant to
Section 9.3(b) or 9.3(c) hereof, each such Excluded McNeil Partnership shall be severally (and not jointly) liable for payment to the Company of a fee equal to the Partnership Break-Up Fee determined in respect of such Excluded McNeil Partnership. Each Excluded McNeil Partnership shall be severally liable for payment of the Partnership Break-Up Fee in respect of itself, and no other party to this Agreement shall have any liability to the Company or an Excluded McNeil Partnership for the Partnership Break-Up Fee of such Excluded McNeil Partnership. Any payment required to be made pursuant to this Section 9.5(a) as a result of termination of this Agreement pursuant to
Section 9.3(b) or 9.3(c) hereof shall be made not later than the earlier of (A) ninety (90) days after the date of the termination of this Agreement pursuant to
Section 9.3(b) or 9.3(c) hereof and (B) three (3) business days after the date on which a definitive agreement relating to an Acquisition Proposal is entered into. Any payment required to be made pursuant to this Section 9.5(a) with respect to an Excluded McNeil Partnership shall accrue interest at ten percent (10%) per annum, compounded annually, from the date of the termination under
Section 9.3(b) or 9.3(c) hereof and no distribution or other payment shall be made to the general partner or any limited partner of such Excluded McNeil Partnership until such payment pursuant to this Section 9.5(a) and such accrued interest is paid in full.

               (b) If (i) (A) either (1) a person who is not an affiliate of the Company, Whitehall or the Managing Member consummates an acquisition of more than 10% of the outstanding LP Interests of a McNeil Partnership following the date of this Agreement or (2) a person who is not an affiliate of the Company, Whitehall or the Managing Member makes an Acquisition Proposal for a McNeil Partnership, and (B) such McNeil Partnership becomes an Excluded McNeil Partnership through the operation of Section 9.3(a) hereof and (C) such McNeil Partnership enters into a definitive agreement relating to a Higher Acquisition Proposal within six months of such McNeil Partnership becoming an Excluded McNeil Partnership, or (ii) (A) the general partner of a McNeil Partnership as of the date of this Agreement is replaced and (B) such McNeil Partnership becomes an Excluded McNeil Partnership through the operation of Section 9.3(a) or 9.3(i) hereof, then, in the case of either clause (i) or (ii), each such Excluded McNeil Partnership shall be severally (and not jointly) liable for payment to the Company of a fee equal to the Partnership Break-Up Fee determined in respect of such Excluded McNeil Partnership. Any payment required to be made pursuant to clause (i) of the first sentence of this Section 9.5(b) shall be made not later than the earlier of (A) ninety (90) days after the date of the termination of this Agreement pursuant to Section 9.3(a) hereof and (B) three (3) business days after the date on which a definitive agreement relating to a Higher Acquisition Proposal is entered into. Any payment required to be made pursuant to clause
(ii) of the first sentence of this Section 9.5(b) shall be made not later than three (3) business days after the date of the termination of this Agreement in respect of such Excluded McNeil Partnership pursuant to Section 9.3 hereof. Any payment required to be made pursuant to this Section 9.5(b) with respect to an Excluded McNeil Partnership shall accrue interest at ten percent (10%) per annum, compounded annually, from the date such payment is due and no distribution or other payment shall be made to the general partner or any limited partner of such Excluded McNeil Partnership until such payment pursuant to this Section 9.5(b) and such accrued interest is paid in full.

               (c) The payment of the Partnership Break-Up Fee with respect to an Excluded McNeil Partnership shall be compensation and liquidated damages for any loss suffered by the Company or any one or more of its affiliates or subsidiaries as a result of the failure of the Merger of such Excluded McNeil Partnership and the other transactions contemplated by this Agreement with respect to such Excluded McNeil Partnership to be consummated and to avoid the difficulty of determining damages under the circumstances, and shall be the sole and exclusive remedy of the Company, its affiliates and subsidiaries against Sellers and the Seller Subsidiaries and their respective subsidiaries, general partners, limited partners, partners, stockholders, members, equity holders, directors, officers, employees, affiliates, agents, representatives, successors and assigns with respect to the occurrence giving rise to such payment.

               (d) If at the time any party hereto terminates the rights and obligations under this Agreement in respect of one or more Excluded McNeil Partnerships pursuant to Section 9.3 hereof, there had been a breach of any representation, warranty, covenant, obligation or agreement on the part of the Company, such that the conditions set forth in Section 8.3(a) or 8.3(b) hereof would be incapable of being satisfied by the Termination

Date, the Company shall not be entitled to any of the benefits of this Section
9.5 or Section 9.6 hereof.

        Initials:     ________
                      (Jonathan Langer on behalf of the Company)

                      ________
                      (Robert A. McNeil on behalf of himself and Sellers)

               Section 9.6 Reimbursement of Expenses.

               (a) If (i) (A) notwithstanding the satisfaction or waiver of all of the conditions set forth in Sections 8.1 and 8.3 hereof, Sellers (exclusive of any Excluded McNeil Partnership) fail to consummate prior to the Termination Date the Mergers of the Participating McNeil Partnerships and the other transactions contemplated by this Agreement to occur at the Effective Time or
(B) Sellers have failed to use their reasonable best efforts in accordance with
Section 7.4(a) hereof to satisfy the conditions set forth in Sections 8.1 and
8.3 hereof, and (ii) the Company terminates this Agreement pursuant to Section 9.1(c) or 9.1(e) hereof, then Sellers shall pay to the Company an amount equal to the Company Reimbursable Expenses for which Sellers shall be jointly and severally liable; provided, however, that no amount shall be payable by Sellers to the Company pursuant to this Section 9.6(a) if, at the time of such termination, Sellers would have been entitled to terminate this Agreement pursuant to Section 9.1(d) hereof. Any payment required to be made by Sellers pursuant to this Section 9.6(a) shall be made not later than ninety (90) days after Sellers have received reasonably detailed documents from the Company evidencing such costs and expenses.

               (b) If (i) (A) notwithstanding the satisfaction or waiver of all of the conditions set forth in Sections 8.1 and 8.2 hereof, the Company fails to consummate prior to the Termination Date the Mergers and the other transactions contemplated by this Agreement to occur at the Effective Time or (B) the Company has failed to use its reasonable best efforts in accordance with Section 7.4(a) hereof to satisfy the conditions set forth in Sections 8.1 and 8.2 hereof, and
(ii) Sellers terminate
this Agreement pursuant to Section 9.1(c) or 9.1(d) hereof, then the Company shall pay to Sellers an amount equal to the Seller Reimbursable Expenses; provided, however, that no amount shall be payable by the Company to Sellers pursuant to this Section 9.6(b) if, at the time of such termination, the Company would have been entitled to terminate this Agreement pursuant to Section 9.1(e) hereof. Any payment required to be made by the Company pursuant to this Section 9.6(b) shall be made not later than ninety (90) days after the Company has received reasonably detailed documents from Sellers evidencing such costs and expenses.

               (c) The parties hereto agree that any receipt by the Company of any one or more Partnership Break-Up Fees shall offset any obligation of Sellers to pay the Company Reimbursable Expenses.


                                    ARTICLE X

                       CERTAIN DEFINITIONS; OTHER MATTERS

               Section 10.1 Definitions. For purposes of this Agreement and the Seller Disclosure Letter, the following terms shall have the following meanings:

               "Acquisition Proposal" means any proposal or offer with respect to a merger, acquisition, purchase, tender offer, exchange offer, consolidation or similar transaction involving all or any significant portion of the assets (whether owned directly or indirectly) or equity securities of, one or more of Sellers, other than the transactions with the Company contemplated by this Agreement and the other Transaction Documents.

               "affiliate" of any person means another person that directly or indirectly controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

               "Aggregate Consideration" means six hundred forty-four million four hundred thirty-nine thousand eight hundred three dollars ($644,439,803).

               "Allocated McNeil Value" means the sum of (i) the Net McREMI Allocated Value, (ii) the sum of the GP Allocation Amounts for each Participating McNeil Partnership, (iii) the Participating Partnership Consideration Amount for Fairfax if Fairfax is a Participating McNeil Partnership, and (iv) the Participating Partnership Consideration Amount for Summerhill if Summerhill is a Participating McNeil Partnership.

               "Allocation Analysis" shall have the meaning ascribed to such term in the Stanger Engagement Letter.

               "Allocations" means any and all of the allocations described in Sections 1.3(a), 1.3(b), 1.3(c) and 1.3(d) hereof.

               "Ancillary Agreements" means the LLC Agreement, the Portfolio Advisory Agreement, the Indemnification Agreement, the Replacement Support Agreements, the Shortfall Agreement and the Waiver Letter.

               "Appraisals" shall have the meaning ascribed to such term in the Stanger Engagement Letter.

               "Assignment Agreement" means the Instrument of Assignment attached hereto as Exhibit H.

               "business day" means any day excluding: Saturday, Sunday and any day which is in the City of New York a legal holiday or a day upon which banking institutions in the City of New York are required or authorized by law or other governmental action to close.

               "California Partnerships" means the following McNeil Partnerships, each of which is a California limited partnership: MREF IX, MREF X, MREF XI, MREF XII, MREF XIV, MREF XV, MREF XX, MREF XXI, MREF XXII, MREF XXIII, MREF XXIV, MREF XXV and MREF XXVI.

               "Company Person" means (i) Whitehall, (ii) the Managing Member,
(iii) any and all affiliates and subsidiaries of the Company, Whitehall and the Managing Member and any and all indirect and direct holders of beneficial interests in the Company, Whitehall or the Managing Member and (iv) in respect of each person specified in clauses (i), (ii) and (iii), each such person's respective directors, officers, partners, members, employees, controlling persons, agents and representatives; provided, however, that in no event shall the Company be a Company Person.

               "Company Reimbursable Expenses" means an amount equal to the lesser of (i) one million five hundred thousand dollars ($1,500,000) and (ii) the Company's and its affiliates' actual, reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses).

               "Contributing Partners" means Robert A. McNeil, Carole J. McNeil, MPLP and MII.

               "Corporate Employees" means any and all employees of McREMI who are not Property Employees; provided that this definition shall not include any persons hired by Sellers to conduct the proxy solicitation process.

               "CRLPA" means the California Revised Limited Partnership Act.

               "Discretionary Closing Conditions" means those closing conditions set forth in Sections 8.2(a), 8.2(b), 8.2(d), 8.2(e), 8.2(f) and 8.2(h) hereof, after having taken into account the effects of Section 8.4 hereof.

               "DLLCA" means the Delaware Limited Liability Company Act.

               "DRULPA" means the Delaware Revised Uniform Limited Partnership Act.

               "Eastdil" means Eastdil Realty Company.

               "Eastdil Engagement Letter" means the letter agreement between the McNeil Partnerships and Eastdil, dated as of May 7, 1999, as the same may be amended from time to time.

               "Eastdil Opinions" shall mean the opinions of Eastdil described in the Eastdil Engagement Letter.

               "Excluded McREMI Assets" means assets relating to persons which are not Participating McNeil Partnerships or to the properties of any such person (e.g., Management Agreements for any McNeil Partnership Properties owned by any Excluded McNeil Partnership), leased assets, all leases for space, any McREMI Assets that were not transferrable, and any and all rights under the Transaction Documents.

               "Excluded MPLP Assets" means all of the GP Interests in McNeil Pacific Investors Fund 1972, all of the GP Interests in McNeil Pension Investment Fund, Ltd., all of the GP Interests in each Excluded McNeil Partnership and all rights related thereto, all of the GP Interests and shares of capital stock owned by MPLP in any Seller Subsidiary of an Excluded McNeil Partnership, all assets relating to persons which are not Participating McNeil Partnerships, leased assets, and any and all rights under the Transaction Documents.

               "Existing Support Agreements" means all Support Agreements listed on Schedule 10.1(c) of the Seller Disclosure Letter.

               "Financial Advisor" shall mean, (i) in the case of a Higher Acquisition Proposal in which the consideration offered to the limited partners is solely cash consideration, Stanger (provided that Stanger shall make such determination within ten (10) business days) and (ii) in the case of a Higher Acquisition Proposal in which the consideration offered to the limited partners involves non-cash consideration, an investment bank which has been selected by the mutual agreement of the parties, or failing that, an investment bank which has been selected jointly by an investment bank selected by MPLP and an investment bank selected by the Company.

               "First McNeil Threshold" means an amount equal to the product determined by multiplying (i) sixty million dollars ($60,000,000) by (ii) the sum of the Partnership Percentages for each Participating McNeil Partnership.

               "FRULPA" means the Florida Revised Uniform Limited Partnership
Act.

               "Governing Laws" means the CRLPA, DRULPA, MULPL, KRULPA, TRLPA and FRULPA, as applicable.

               "GP Interest" means: (i) with respect to any limited partnership, a unit of general partnership interest in such partnership; and (ii) with respect to a McNeil Partnership, the units of general partnership interest held by the general partner of such McNeil Partnership and all of the rights in respect thereof, including not only the general partner's proportionate interest of the profits and losses of that McNeil Partnership based on the general partner's capital contribution but also the rights and other assets (if any) corresponding to such McNeil Partnership which are being contributed to the applicable New GP LLC at the direction of the Company in accordance with Article II hereof.

               "Higher Acquisition Proposal" means an Acquisition Proposal made by one or more persons which are not affiliates of the Company, Whitehall or the Managing Member with respect to a McNeil Partnership, which the Company and the general partner of such McNeil Partnership jointly determine to be more favorable to the limited partners of such McNeil Partnership from a financial point of view than the Merger and the other transactions contemplated by this Agreement with respect to such McNeil Partnership; provided, however, that the payment of the Partnership Break-Up Fee by such person(s) shall not be taken into consideration in determining whether or not such Acquisition Proposal is more favorable to the limited partners of such McNeil Partnership from a financial point of view than the Merger and the other transactions contemplated by this Agreement with respect to such McNeil Partnership; provided further, however, that if the Company and the general partner of the applicable McNeil Partnership are unable to reach agreement as to whether or not such Acquisition Proposal is more favorable to the limited partners of such McNeil Partnership from a financial point of view than the Merger and the other transactions contemplated by this Agreement with respect to such McNeil Partnership within three (3) business days of such McNeil Partnership's execution of definitive documents relating to such Acquisition Proposal, then the Company and such McNeil Partnership agree to submit such dispute to the Financial Advisor whose determination shall be final and binding upon all of the parties hereto.

               "Indemnification Agreement" means the Indemnification and Pledge Agreement, in the form attached as Exhibit F hereto, by and between MPLP (or another designee of the Contributing Partners) and the Managing Member.

               "Knowledge of Sellers" (or words of similar import) means the actual knowledge, after due inquiry, of those individuals identified on Schedule 10.1(a) of the Seller Disclosure Letter.

               "Knowledge of the Company" (or words of similar import) means the actual knowledge, after due inquiry, of the officers of Whitehall, the Managing Member, the Company and the Company's subsidiaries.

               "Known Defects" means any and all reports, and any and all facts and conclusions set forth therein, which were commissioned or requested and received by the Company or any of its affiliates in connection with the transactions contemplated by this Agreement or the other Transaction Documents and which relate to, or were prepared in connection with, environmental or structural matters with respect to any one or more properties currently or formerly owned, operated or leased by any Seller or any of its subsidiaries.

               "KRULPA" means the Kansas Revised Uniform Limited Partnership
Act.

               "Liens" means any and all options, claims, security interests, pledges, liens, charges, encumbrances or restrictions (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law or otherwise, other than, in the case of any of the McNeil Partnerships, Liens created pursuant to the terms of the limited partnership agreement for such McNeil Partnership, and other than Liens relating to Non-Terminated Loans.

               "LLC Agreement" means the First Amended and Restated Limited Liability Company Agreement of the Company, in the form attached as Exhibit G to this Agreement.

               "LP Interest" means a unit of limited partnership interest in a limited partnership.

               "McNeil Person" means (i) Robert A. McNeil and Carole J. McNeil,
(ii) any and all affiliates and subsidiaries of each Seller, (iii) any and all indirect and direct holders of beneficial interests in each Seller and (iv) in respect of each Seller and each person specified in clauses (i), (ii) and (iii), each of their respective directors, officers, partners, members, employees, controlling persons, agents and representatives; provided, however, that in no event shall the definition of McNeil Person include any party to this Agreement (other than Robert A. McNeil); provided further, however, that the definition of McNeil Person shall include Robert A. McNeil.

               "McREMI Assets" means all of McREMI's right, title and interest in and to all of the assets of McREMI and all rights of McREMI relating thereto, other than the Excluded McREMI Assets.

               "McREMI Reduction Amount" means an amount equal to the sum of (i) the product determined by multiplying (A) the Partial McREMI Allocated Value by
(B) the sum of the Partnership Percentages for each Excluded McNeil Partnership (if any) and (ii) the sum of the Second McREMI Allocated Values for each Excluded McNeil Partnership.

               "McREMI Transaction Expenses" means the Transaction Expenses incurred by McREMI on behalf of itself and not on behalf of the McNeil Partnerships or their Seller Subsidiaries.

               "Merging Partnership" means each McNeil Partnership other than Fairfax and Summerhill.

               "Merging Private Partnerships" means Hearth Hollow, Midwest Properties and Regency North.

               "MPLP GP Subsidiaries" means the Subsidiary Partnerships designated as "MPLP GP Subsidiaries" on Annex G hereto.

               "MPLP Subsidiary Corporation" means the Subsidiary Corporation designated as a "MPLP Subsidiary Corporation" on Annex F hereto.

               "MULPL" means the Missouri Uniform Limited Partnership Law.

               "Net McREMI Allocated Value" means an amount equal to the difference determined by subtracting (i) the McREMI Reduction Amount (if any) from (ii) the Total McREMI Allocated Value.

               "Net Operating Income" means, for any McNeil Partnership, the adjusted net operating income of such McNeil Partnership calculated in accordance with GAAP applied consistently with past practice and in accordance with the methodology set forth in Schedule 10.1(b) of the Seller Disclosure Letter.

               "NOI Amount" means, with respect to a McNeil Partnership, the amount set forth on Schedule 8.2(h) of the Seller Disclosure Letter in the column entitled "Adjusted NOI" opposite the name of such McNeil Partnership.

               "Original LLC Agreement" means the limited liability company agreement of the Company dated June 17, 1999, by the Managing Member as the sole member thereof, a true and correct copy of which has been delivered by the Company to Sellers prior to the date hereof.

               "Participating McNeil Partnership" means, from time to time, a McNeil Partnership which is not an Excluded McNeil Partnership at such time.

               "Participating Merging Partnership" means each
Participating McNeil Partnership other than Fairfax and Summerhill.

               "Participating Partnership Consideration Amount" means, with respect to each Participating McNeil Partnership, an amount equal to the difference determined by subtracting (i) an amount equal to the absolute value of the Negative Excess Cash Balance (if any) for such Participating McNeil Partnership from (ii) the sum of the LP Allocation Amounts for each class of LP Interests in such Participating McNeil Partnership.

               "Partnership Break-Up Fee" means, with respect to an Excluded McNeil Partnership, an amount equal to the product determined by multiplying (i) eighteen million dollars ($18,000,000) by (ii) the Partnership Percentage for such McNeil Partnership.

               "Partnership Percentage" means, with respect to a McNeil Partnership, the percentage set forth below opposite the name of such McNeil Partnership.


               Hearth Hollow                     0.6056%
               Midwest Properties                1.9645%
               Regency North                     0.8364%
               Fairfax                           0.6451%
               Summerhill                        1.0657%
               MREF IX                           15.4200%
               MREF X                            11.4113%
               MREF XI                           11.8272%
               MREF XII                          9.3507%
               MREF XIV                          6.8073%
               MREF XV                           6.6786%
               MREF XX                           0.9957%
               MREF XXI                          3.1957%
               MREF XXII                         2.1607%
               MREF XXIII                        1.0690%
               MREF XXIV                         2.5304%
               MREF XXV                          7.7808%

               MREF XXVI                         6.9517%
               MREF XXVII                        8.7036%

               "Per Partnership Transaction Expenses" means, with respect to a McNeil Partnership, the sum of (i) the amount of Transaction Expenses actually incurred by such McNeil Partnership on behalf of itself and its Seller Subsidiaries and (ii) in the case of Transaction Expenses incurred by Sellers that are not specifically identifiable to individual McNeil Partnerships, an amount equal to such McNeil Partnership's ratable share of such Transaction Expenses based on its relative Partnership Percentage.

               "Per Unit Consideration Amount" means, with respect to an LP Interest in a McNeil Partnership, an amount equal to the difference determined by subtracting (i) an amount equal to the absolute value of the applicable portion of the Negative Excess Cash Balance (if any) for such Participating McNeil Partnership attributable to such LP Interest from (ii) the Per Unit Allocation Amount for such LP Interest.

               "person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association, unincorporated organization, governmental entity, political subdivision, or an agency or instrumentality of a governmental entity.

               "Portfolio Advisory Agreement" shall have the meaning ascribed to such term in the LLC Agreement.

               "Post-Allocation Upstream Amounts" means any and all Upstream Payables accruing in respect of the period commencing on the Stanger Determination Date through to and ending on the Closing Date.

               "Post-Allocation Upstream Payables" means the excess (if any) of any and all Post-Allocation Upstream Amounts over an amount equal to the product determined by multiplying the number of fiscal months between the Stanger Determination Date (including any fraction thereof) and the Closing Date by one hundred ninety thousand dollars ($190,000).

               "Pre-Allocation Upstream Payable" means any Upstream Payable accruing in respect of any period prior to the Stanger Determination Date.

               "Preferred Equity Financing" shall have the meaning ascribed to such term in the LLC Agreement.

               "Preliminary Excess Cash Balance" shall have the meaning, for a particular McNeil Partnership, ascribed to the term "Excess Cash Balance" on the Excess Cash Balance Schedule for such McNeil Partnership.

               "Private McNeil Partnership" means each Merging
Private Partnership and Summerhill and Fairfax.

               "Property Employees" means any and all employees of McREMI whose salaries are reimbursed to McREMI in whole or in part by the McNeil Partnership Properties or the owners of the McNeil Partnership Properties.

               "Related Party Transaction" means any agreement or intercompany account between any Participating McNeil Partnership or its subsidiaries, on the one hand, and any Seller or any of its affiliates or any of their respective officers or directors, or any relative of any of the foregoing, on the other hand; provided, however, that the definition of Related Party Transactions shall not include (i) any Pre-Allocation Upstream Payables, (ii) the Summerhill Note or (iii) any agreement or intercompany account among any Participating McNeil Partnership and any of its subsidiaries, on the one hand, and any one or more Participating McNeil Partnerships and their subsidiaries, on the other hand.

               "Seller Material Adverse Effect" means a material adverse effect on the business, properties, financial condition or results of operations of the Participating McNeil Partnerships, taken as a whole; provided, however, that the following shall be excluded from the definition of "Seller Material Adverse Effect" and from any determination as to whether such Seller Material Adverse Effect has occurred or may occur: (i) the effects of changes that are generally applicable to (A) the residential real estate industry or the commercial real estate industry or both or (B) any material change in the financial, banking, currency or capital markets in general (either in the United States or any international market); and (ii) any facts or circumstances relating to the Company or its affiliates; provided further, however, that any such adverse effect from and after the date hereof shall also be excluded from such determination if such effect is clearly related to or caused by, the execution of this Agreement, the transactions contemplated hereby or by the other Transaction Documents or the announcement of this Agreement (including the identity of the Company or any of its affiliates or subsidiaries) or the transactions contemplated hereby or thereby.

               "Seller Reimbursable Expenses" means an amount equal to the lesser of (i) one million five hundred thousand dollars ($1,500,000) and (ii) Sellers' actual, reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses and all Transaction Expenses).

               "Seller Subsidiaries" means the subsidiary partnerships of the McNeil Partnerships listed on Annex G to this Agreement (the "Subsidiary Partnerships") and the subsidiary corporations listed on Annex F to this Agreement (the "Subsidiary Corporations") which hold GP Interests in certain of the Subsidiary Partnerships.

               "Shortfall Agreement" shall have the meaning ascribed to such term in the LLC Agreement.

               "Stanger Determination Date" means the final date prior to which Stanger has taken Upstream Payables into account in determining the Total McREMI Allocated Value or any Allocation. The parties hereto acknowledge and agree that any dispute as to the Stanger Determination Date or whether or not any Upstream Payable has been included in determining the Total McREMI Allocated Value or any Allocation shall be submitted to and decided by Stanger.

               "Stanger Engagement Letter" means the Amended and Restated Agreement, dated as of May 7, 1999, by and among Stanger and the McNeil Partnerships, as the same may be amended from time to time.

               "Stanger Opinions" shall have the meaning ascribed to the term "Opinions" in the Stanger Engagement Letter.

               "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

               "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party for one or more of the McNeil Partnerships which the general partner of each such McNeil Partnership determines in good faith to be more favorable to the limited partners of such McNeil Partnership from a financial point of view than the Mergers and the other transactions contemplated by this Agreement with respect to such McNeil Partnership, and which such general partner determines in good faith is reasonably likely to be consummated.

               "Support Agreements" means any indemnification obligation or agreement relating to one or more Non-Terminated Loans and any other agreement with a lender of a Non-Terminated Loan (or an affiliate of such lender) whereby liability has been assumed on behalf of a Participating McNeil Partnership or its subsidiaries for exceptions to nonrecourse provisions contained in the Non-Terminated Loans.

               "Transaction Documents" means this Agreement, Ancillary Agreements, the Commitment Letter, the Guarantee and the other documents, instruments and agreements entered into in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, including certain letter agreements dated as of the date hereof between one or more of the parties hereto and all assignment agreements executed in connection with the transactions contemplated by Sections 2.2 and 2.3(a)(i), 2.3(a)(ii) and 2.3(a)(iii) hereof.

               "Transaction Expenses" means, with respect to any person, the aggregate amount of all costs, fees and expenses incurred by such person with respect to the transactions contemplated by the Transaction Documents.

               "TRLPA" means the Texas Revised Limited
Partnership Act.

               "Upstream Payables" means any accrued and unpaid asset management amounts, management incentive distributions, deferred distributions, advances, overhead reimbursements or other amounts owed or payable by McREMI, MII, MPLP or any of the McNeil Partnerships to any one or more of McREMI, MII, MPLP or to any of their respective stockholders or general partners (as the case may be), or to any general partner of any McNeil Partnership.

               "Waiver Letter" means the letter agreement, to be dated the Closing Date, by and among MPLP, Summerhill and Robert A. McNeil, and acknowledged by the Company.

               Section 10.2 Seller Disclosure Letter. The parties hereto agree that any information provided in any Schedule of the Seller Disclosure Letter is considered disclosed in each and every other Schedule of the Seller Disclosure Letter, and shall qualify the corresponding section of this Agreement, to the extent it is clear from a reading of such information that such information is applicable to such other section. Any disclosure in any Schedule of the Seller Disclosure Letter of any contract, document, liability, default, breach, violation, limitation, impediment or other matter, although the provision for such disclosure may require such disclosure only if such contract, document, liability, default, breach, violation, limitation, impediment or other matter be "material," shall not be construed against any party to this Agreement, as an assertion by such party, that any such contract, document, liability, default, breach, violation, limitation, impediment or other matter is, in fact, material.

               Section 10.3 Interpretation. When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise



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

clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words "transactions contemplated by this Agreement or the other Transaction Documents" (or words of similar import) are used in this Agreement, they shall be deemed not to include the Preferred Equity Financing or any other financing contemplated by the Company or its affiliates either before, concurrently with or following the Closing (it being understood that nothing in this sentence shall affect or be deemed to amend or modify Section 8.2(d)(i) hereof). Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement and each of the other Transaction Documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or of any of the other Transaction Documents.


                                   ARTICLE XI

                               GENERAL PROVISIONS

               Section 11.1 Nonsurvival of Representations, Warranties and Covenants. Other than the covenants and agreements set forth in Sections 3.3, 3.5, 7.3(c) (except for rights and obligations thereunder with respect to

Participating McNeil Partnerships which shall not survive the Effective Time), 7.4(b), 7.6, 7.8(a), 7.9, 7.10, 7.11, 7.14, 9.4, 9.5 and 9.6 hereof and in this
Article XI, all of the representations, warranties, covenants, agreements and undertakings set forth in this Agreement or in any instrument delivered pursuant to this Agreement confirming the representations, warranties, covenants, agreements and undertakings set forth in this Agreement shall terminate as of the Effective Time and shall have no further force or effect. The parties hereto hereby agree that, other than the representations and warranties contained in Articles IV and V hereof, no representations or warranties are being made in this Agreement by any party hereto.

               Section 11.2 Non-Recourse. The Company (on behalf of itself and each Company Person) acknowledges and agrees that notwithstanding anything to the contrary in this Agreement or under applicable law: (i) this Agreement shall not create or be deemed to create or permit any liability or obligation on part of any McNeil Person and no McNeil Person shall be bound or have any liability hereunder (other than Robert A. McNeil solely in respect of Sections 2.2(a), 2.2(b) and 2.2(c)(ii) hereof); and (ii) the Company and each Company Person shall look solely to the assets of Sellers for satisfaction of any liability of Sellers under this Agreement, and neither the Company nor any Company Person shall seek recourse or commence any action against any McNeil Person or any McNeil Person's assets, for the performance or payment of any obligation of Sellers (other than against Robert A. McNeil solely in respect of his obligations under Sections 2.2(a), 2.2(b) and 2.2(c)(ii) hereof) under this Agreement. This Agreement (except with respect to Sections 2.2(a), 2.2(b) and 2.2(c)(ii) hereof), is executed on behalf of certain Sellers by Robert A. McNeil in his capacity, as the case may be, as a general partner, stockholder, officer or director of such Seller, or as a general partner, stockholder, officer or director of a Seller which is a stockholder or general partner of another Seller, and not individually or personally. The Company (on behalf of itself and each Company Person) has conducted its own independent review and analysis of the business, operations, technology, assets, liabilities, results of operations, financial condition and prospects of the business of Sellers and acknowledges that Sellers have provided the Company and the Company Persons with access to certain personnel, properties, premises and books and records of such business for this purpose. In entering into this Agreement, the Company has relied solely upon the investigation and analysis of itself and the Company Persons and the specific representations and warranties of Sellers set forth in Article IV of this Agreement, and the Company (on behalf of itself and each Company Person) acknowledges and agrees (i) that, except for the specific representations and warranties of Sellers contained in Article IV hereof, no Seller or McNeil Person makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including any projections, estimates or other forward-looking information) provided (including in any management presentations, information memorandum, supplemental information or other materials or information with respect to any of the above) or otherwise made available to the Company or any Company Person, and (ii) that, to the fullest extent permitted by law, none of the McNeil Persons shall have any liability or responsibility whatsoever to the Company or any Company Person on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (or any omissions therefrom), to the Company or any Company Person, including in respect of the specific representations and warranties set forth in Article IV of this Agreement. Notwithstanding anything to the contrary in this Section 11.2, nothing in this Section 11.2 shall be deemed to affect or modify in any way the rights and obligations under the LLC Agreement or the Indemnification Agreement of the parties thereto.

               Section 11.3 Amendment. This Agreement may be amended in writing by the parties hereto at any time (i) before or after any requisite approvals of the respective partners, limited partners or stockholders, as the case may be, of each of the parties are obtained and (ii) prior to the filing of any of the Merger Certificates with the Secretary of State of any of the states of formation of the McNeil Partnerships set forth on Schedule 4.1(c) of the Seller Disclosure Letter; provided, however, that, after the requisite approvals of the limited partners of any McNeil Partnership are obtained, no such amendment, modification or supplement shall be made which by law requires the further approval of such limited partners without obtaining such further approval.

               Section 11.4 Extension; Waiver. At any time prior to the Effective Time, the parties may in writing (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party, or (iii) waive compliance with any of the agreements or conditions of any other party, in each case, contained in this Agreement, the other Transaction Documents or in any document delivered pursuant to this Agreement or the other Transaction Documents. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

               Section 11.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery or refusal of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

               (a)  if to any McNeil Entity, to:

                    Robert and Carole McNeil
                    229 Polhemus Avenue
                    Atherton, California 94027
                    Telecopier No.:  (650) 323-0720

                    with copies to:

                    Robert and Carole McNeil
                    1001 California Street, #600
                    San Francisco, California 94018
                    Telecopier No.:  (415) 441-2380
                    and:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    919 Third Avenue
                    New York, New York  10022
                    Attention:  Martha E. McGarry, Esq.
                    Telecopier No.:  (212) 735-2000

               (b)  if to the Company, to:

                    WXI/McN Realty L.L.C.
                    85 Broad Street
                    New York, New York  10004
                    Attention: Ralph Rosenberg
                    Telecopier No.:  (212) 357-5505

                    with copies to:

                    Sullivan & Cromwell
                    125 Broad Street
                    New York, New York  10004
                    Attention: Gary Israel, Esq.
                    Telecopier No.:  (212) 558-3588

All notices shall be deemed given only when actually received. In no event shall the provision of notice pursuant to this Section 11.5 constitute notice for service of any writ, process or summons in any suit, action or other proceeding.

               Section 11.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               Section 11.7 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Seller Disclosure Letter), the other Transaction Documents, the Confidentiality Agreement and the other agreements entered into in connection with the Mergers and the other transactions contemplated by this Agreement (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and verbal, between the parties with respect to the subject matter thereof and (ii) are not intended to confer upon any person (other than the parties to this Agreement and the Contributing Partners) any rights or remedies whatsoever. Immediately following the Closing, the rights and obligations under the Confidentiality Agreement of the parties thereto shall terminate with respect to any Participating McNeil Partnership and the Seller Subsidiaries of such Participating McNeil Partnership.

               SECTION 11.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

               Section 11.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

               Section 11.10 Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court will not accept jurisdiction, the Supreme Court of the State of New York or any court of competent civil jurisdiction sitting in New York County, New York. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent



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

jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

               Section 11.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               Section 11.12 Arbitration. With respect to a determination of the CPA Firm pursuant to Section 2.4(b) hereof and the determination of the Financial Advisor with respect to a Higher Acquisition Proposal, each party hereto agrees that such determination shall be final and binding upon such party. Judgment on the determination may be entered in any court of competent jurisdiction (within and outside the United States). In the event that any party to this Agreement fails to comply, in the case of the determination of the CPA Firm, with the procedures set forth in Section 2.4(b) hereof or the orders of the CPA Firm or the determination of the CPA Firm, or, in the case of the determination of the Financial Advisor, with the orders of the Financial Advisor or the determination of the Financial Advisor and in either case, with this
Section 11.2, then such noncomplying party shall be liable for all costs and expenses, including attorneys' fees, incurred by a party in its effort to obtain either an order to compel compliance with such procedures or such orders, or an enforcement of the determination, from a court of competent jurisdiction.



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

               IN WITNESS WHEREOF, each of the parties has executed this Master Agreement, or has caused this Master Agreement to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.


                                    WXI/McN Realty L.L.C.

                                    By: WXI/MCN Real Estate, L.L.C.,
                                            its Managing Member

                                        By: Whitehall Street Real Estate
                                             Limited Partnership XI,
                                             its Managing Member

                                             By: WH Advisors, L.L.C. XI,
                                                 its General Partner


                                                 By:
                                                    ----------------------------
                                                    Name: Jonathan Langer
                                                    Title: Vice President


                                    McNEIL INVESTORS, INC.


                                    By:
                                       -----------------------------
                                          Name: Robert A. McNeil
                                          Title: Chairman of the Board


                                    McNEIL REAL ESTATE MANAGEMENT, INC.


                                    By:
                                       -----------------------------
                                           Name: Robert A. McNeil
                                           Title: Co-Chairman of the Board

                                    McNEIL PARTNERS, L.P.

                                    By: McNeil Investors, Inc.,
                                          its General Partner


                                          By:
                                             -----------------------------------
                                             Name: Robert A. McNeil
                                             Title: Chairman of the Board

                                    on behalf of itself and each of the
                                    McNeil Partnerships (other than Regency
                                    North, Fairfax and Summerhill)


                                    REGENCY NORTH ASSOCIATES, L.P.


                                    By:
                                       ---------------------------------
                                       Name: Robert A. McNeil
                                       Title:  General Partner


                                    FAIRFAX ASSOCIATES II, LTD.


                                    By:
                                       ---------------------------------
                                       Name: Robert A. McNeil
                                       Title:  General Partner


                                    McNEIL SUMMERHILL I, L.P.

                                    By: McNeil Summerhill, Inc.
                                          its General Partner


                                          By:
                                             ---------------------------
                                             Name: Robert A. McNeil
                                             Title: Co-Chairman of the
                                                      Board

                                    McNEIL SUMMERHILL, INC.


                                    By:
                                       ---------------------------------
                                          Name:  Robert A. McNeil
                                          Title: Co-Chairman of the
                                                 Board



                                    ------------------------------------
                                    Robert A. McNeil